     As filed with the Securities and Exchange Commission on October 20, 2000
                                                     Registration No.  333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________
                             McLeodUSA Incorporated
             (Exact name of registrant as specified in its charter)

                 Delaware                           4813                       42-1407240
     (State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
     incorporation or organization)      Classification Code Number)       Identification Number)

                                _______________
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 790-7800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________
                                Clark E. McLeod
                      Chairman and Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 790-7800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                _______________
                                   Copies to:

     Joseph G. Connolly, Jr., Esq.     Robert I. Townsend, III, Esq.         A. Michael Hainsfurther, Esq.
      James G. McMillan, Esq.              Cravath, Swaine & Moore            Munsch Hardt Kopf & Harr, P.C.
      Hogan & Hartson L.L.P.                 825 Eighth Avenue                    4000 Fountain Place
      555 13th Street, N.W.              New York, New York 10019                   1445 Ross Avenue
      Washington, D.C. 20004                  (212) 474-1000                      Dallas, Texas 75202
          (202) 637-5600                                                             (214) 855-7500

                                _______________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and certain other conditions under the merger agreement are met or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_] ___________

                                _______________
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
     Title of each class of        Amount to be        Proposed maximum          Proposed maximum aggregate        Amount of
   securities to be registered     registered(1)    offering price per share        offering price(2)           registration fee
===================================================================================================================================
 Class A Common Stock, $.01 par
 value per share                   17,664,282           Not Applicable                Not Applicable                  $63,045
===================================================================================================================================

(1) Represents the maximum number of shares of Class A common stock, par value $.01 per share, of McLeodUSA Incorporated that may be issued pursuant to the transactions described herein, based on (a) 45,573,482 shares of common stock, par value $.01 per share, of CapRock Communications Corp., which is the maximum number of shares of CapRock common stock that may be outstanding immediately prior to the completion of the transactions described herein, assuming exercise of all outstanding options to purchase shares of CapRock common stock (whether or not currently exercisable), and (b) the exchange ratio of 0.3876 of a share of McLeodUSA Class A common stock for each share of CapRock common stock.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee has been calculated based on a price of $5.24 per share of CapRock common stock (the average of the high and low price per share of CapRock common stock as reported on the Nasdaq National Market on October 18, 2000).

                                _______________
          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.


                SUBJECT TO COMPLETION - DATED OCTOBER 20, 2000

                  [Insert CapRock Communications Corp. Logo]
                         CAPROCK COMMUNICATIONS CORP.
                        15601 Dallas Parkway, Suite 700
                              Dallas, Texas 75001

                  MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

                                                             [________], 2000
Dear fellow stockholder,

     You are cordially invited to attend our special meeting of stockholders on [__________], 2000 at 9:00 a.m. local time, at our offices located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001.

     At the special meeting, we will ask you to approve the acquisition of our company by McLeodUSA Incorporated. In the merger, you will receive 0.3876 of a share of McLeodUSA Class A common stock for each share of CapRock common stock you own. As you know, CapRock common stock is quoted on the Nasdaq National Market under the symbol "CPRK." The closing price for CapRock common stock on [_________], 2000 was $[____] per share. McLeodUSA Class A common stock is quoted on the Nasdaq National Market under the symbol "MCLD." The closing price for McLeodUSA Class A common stock on [__________], 2000, was $[____] per share. You will receive cash for any fractional share of McLeodUSA Class A common stock that you would otherwise receive in the merger.

     Completion of the merger requires the approval of the merger agreement by the holders of a majority of the outstanding shares of CapRock common stock. Only stockholders who hold shares of CapRock common stock at the close of business on [___________], 2000 will be entitled to vote at the special meeting. CapRock stockholders holding approximately 52% of the aggregate voting power of the CapRock common stock have agreed to vote all of their shares in favor of the approval of the merger agreement. Consequently, the approval of the merger agreement is assured.

     After careful consideration, the CapRock board of directors has unanimously recommended the approval of the merger agreement and determined that its terms are fair to and in the best interests of CapRock and its stockholders. The CapRock board of directors recommends that you vote "FOR" the approval of the merger agreement.

     This document provides you with detailed information about the meeting and the proposed merger. You can also get information from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page [__].

                                                 Sincerely,


                                                 Jere W. Thompson, Jr.
                                                 Chairman of the Board
                                                 and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

--------------------------------------------------------------------------------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus and proxy statement. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
      This proxy statement / prospectus is dated [________________], 2000 and is first being mailed to stockholders on or about [______________], 2000.

                     REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your oral or written request. With respect to McLeodUSA's documents, your requests should be directed to McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, Post Office Box 3177, Cedar Rapids, Iowa 52406-3177, Attention: General Counsel (telephone (319) 790-7775). With respect to CapRock's documents, your requests should be directed to CapRock Communications Corp., 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, Attention: Chief Financial Officer (telephone (972) 982-9550). In order to ensure delivery of the documents in advance of the special meeting, any request should be made at least five business days prior to the date of the special meeting.

                  [Insert CapRock Communications Corp. Logo]
                         CAPROCK COMMUNICATIONS CORP.
                             15601 Dallas Parkway
                                   Suite 700
                              Dallas, Texas 75001

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                TO BE HELD AT 9:00 A.M. ON [___________], 2000

     We will hold a special meeting of stockholders of CapRock Communications Corp., a Texas corporation, at 9:00 a.m., local time on [__________], 2000 at our offices located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, for the following purposes:

     1. to consider and vote upon a proposal to approve the Agreement and Plan of Merger, by and among McLeodUSA Incorporated, Cactus Acquisition Corp., a wholly-owned subsidiary of McLeodUSA Incorporated, and CapRock Communications Corp., dated as of October 2, 2000, as more fully described in this proxy statement/prospectus and

     2. to transact other business as may properly come before the special meeting.

     Only holders of record of CapRock common stock at the close of business on [__________], 2000, which has been fixed as the record date for notice of the special meeting, are entitled to notice of, and will be entitled to vote at, the special meeting and any adjournments or postponements of the meeting.

     Completion of the merger requires the approval of the merger agreement by the holders of a majority of the outstanding shares of CapRock common stock. Stockholders of CapRock holding approximately 52% of the aggregate voting power of the CapRock common stock have agreed to vote all of their shares in favor of the approval of the merger agreement. Consequently, the approval of the merger agreement is assured. Holders of CapRock common stock have no dissenters' rights of appraisal under Texas law in connection with the merger.

     For more information about the merger, please read this proxy statement/prospectus and the various documents attached as appendices, including the merger agreement and the fairness opinion of Salomon Smith Barney Inc.

     A complete list of stockholders entitled to vote at the meeting will be available at the offices of CapRock during ordinary business hours for the 10-day period before the special meeting for examination by any stockholder. This list will also be available at the meeting.

     Whether or not you expect to be present at the meeting, please submit your proxy by completing, dating, signing and returning the enclosed proxy card, which is solicited by the CapRock board of directors. The shares represented by the proxy will be voted according to your specified response. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

                                          By Order of the Board of Directors


                                          Jere W. Thompson, Jr.
                                          Chairman of the Board
                                          and Chief Executive Officer

Dallas, Texas
[________], 2000

                               TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
SUMMARY

     The Companies..................................................................................
     The Special Meeting............................................................................
     The Merger ....................................................................................
     Recommendation of CapRock Board of Directors...................................................
     Opinion of CapRock Financial Advisor...........................................................
     Differences in the Rights of Stockholders .....................................................
     Selected Consolidated Financial Data of McLeodUSA..............................................
     Selected Consolidated Financial Data of CapRock................................................
     Comparative Per Share Data.....................................................................
     Comparative Market Data........................................................................
RISK FACTORS........................................................................................
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS................................................
THE SPECIAL MEETING.................................................................................
THE MERGER..........................................................................................
     Background of the Merger.......................................................................
     Recommendation of the CapRock Board of Directors and Reasons for the Merger....................
     McLeodUSA's Reasons for the Merger.............................................................
     Opinion of the CapRock Financial Advisor.......................................................
     Independent Auditors...........................................................................
     Interests of the CapRock Directors and Executive Officers in the Merger........................
     Accounting Treatment...........................................................................
     Listing of McLeodUSA Class A Common Stock......................................................
     Delisting and Deregistration of CapRock Common Stock...........................................
     Governmental and Regulatory Approvals..........................................................
     Federal Income Tax Consequences................................................................
     Restrictions on Resales by Affiliates..........................................................
     No Appraisal Rights............................................................................
     CapRock Debt Securities........................................................................
TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS..............................................
     Structure of the Merger........................................................................
     Conversion of CapRock Common Stock; Treatment of Options.......................................
     Exchange of Certificates.......................................................................
     Continuation of Employee Benefits..............................................................
     Effective Time.................................................................................
     Representations and Warranties.................................................................
     Business of CapRock and Its Subsidiaries Pending the Merger....................................
     No Solicitation by CapRock.....................................................................
     Directors' and Officers' Insurance and Indemnification.........................................
     Conditions to Completion of the Merger.........................................................
     Termination of the Merger Agreement............................................................
     Expenses; Termination Fee......................................................................
     Waiver and Amendment of the Merger Agreement...................................................
     Voting Agreements..............................................................................
     Grant of Option................................................................................
     Credit Agreement...............................................................................
     Other Agreements...............................................................................
INFORMATION ABOUT McLEODUSA AND CACTUS ACQUISITION CORP.............................................
SELECTED CONSOLIDATED FINANCIAL DATA OF McLEODUSA...................................................
PRO FORMA FINANCIAL DATA............................................................................
INFORMATION ABOUT CAPROCK...........................................................................
SELECTED FINANCIAL DATA OF CAPROCK..................................................................
McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS........................................
LEGAL MATTERS.......................................................................................
EXPERTS.............................................................................................
OTHER MATTERS.......................................................................................
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS..........................................................
WHERE YOU CAN FIND MORE INFORMATION.................................................................

                                   APPENDICES

Appendix A-- Agreement and Plan of Merger among McLeodUSA, Cactus Acquisition Corp. and CapRock.....  A-1
Appendix B-- Voting and Option Agreement between McLeodUSA and various stockholders of CapRock......  B-1
Appendix C-- Voting Agreement between McLeodUSA and a stockholder of CapRock........................  C-1
Appendix D-- Opinion of Salomon Smith Barney Inc., dated as of October 2, 2000......................  D-1

                     QUESTIONS & ANSWERS ABOUT THE MERGER


Q.   What will I receive for my CapRock shares?

A. You will receive 0.3876 of a share of McLeodUSA Class A common stock for each share of CapRock common stock that you own at the effective time of the merger. You will receive cash for any fractional share that you would otherwise receive in the merger. Based on the closing price per share of McLeodUSA Class A common stock on the Nasdaq National Market on [_________], 2000, the value of 0.3876 of a share of McLeodUSA Class A common stock was $[___]. The market value of the shares of McLeodUSA Class A common stock that you will receive in the merger will fluctuate both before and after the merger. After the merger, CapRock stockholders will own approximately 2% of the outstanding shares of McLeodUSA Class A common stock on a fully diluted basis.

     For example: A CapRock stockholder who owns 1,000 shares of CapRock common stock will be entitled to receive after the merger 387 shares of McLeodUSA Class A common stock, plus a check for the market value of six-tenths of a share.

Q.   What are the federal income tax consequences of the merger?

A. In general, it is expected that CapRock stockholders will not be required to pay federal income tax as a result of exchanging CapRock shares for McLeodUSA shares, except for taxes on any cash that is received in lieu of fractional shares.

Q.   When and where will the special meeting take place?

A. The special meeting will be held on [___], 2000 at 9:00 a.m., local time, at the offices of CapRock located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001.

Q.   What should I do now?

A. You should carefully read and consider the information contained in this proxy statement/prospectus. You should then complete and sign your proxy
                                                 ----------------------------
     card and return it in the enclosed return envelope as soon as possible so
     ------------------
     that your shares will be represented at the special meeting. You may also vote in person at the special meeting. If you do not return your proxy card or otherwise vote at the special meeting, it will have the same effect as if you voted against the approval of the merger agreement.

Q.   Can I change my mind and revoke my proxy?

A. Yes. You may take back your proxy up to and including the day of the special meeting by following the directions on page [__]. Then you can either grant a new proxy or attend the special meeting and vote in person.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct him or her to vote. Your broker cannot vote your shares without instructions from you.

Q.   Should I send in my CapRock stock certificate now?

A. No, you should not send in your stock certificate with your proxy. Promptly after the merger is completed, McLeodUSA will send written instructions to former CapRock stockholders describing the process for exchanging their CapRock stock certificates for McLeodUSA stock certificates.

Q.   Are CapRock stockholders entitled to dissenters' rights?

A. No. Under Texas law, CapRock stockholders are not entitled to dissenters' rights of appraisal.

Q.   When do the companies expect the merger to be completed?

A. We are working to complete the merger as quickly as possible. We plan to complete the merger promptly after the special meeting.

Q.   Whom should I call if I have questions?

A. Stockholders who have questions about the merger may call the Chief Financial Officer of CapRock, at (972) 982-9550.

                                   *   *   *

                                    SUMMARY

         This document is a prospectus of McLeodUSA and a proxy statement of CapRock. This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this document refers you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors." See "Where You Can Find More Information."

                                 The Companies

McLeodUSA Incorporated

McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

McLeodUSA provides selected telecommunications services to customers nationwide. McLeodUSA provides integrated communications services, including local services, in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. McLeodUSA expanded its marketplace for advanced data and Internet services to all 50 states through its March 30, 2000 acquisition of Splitrock Services, Inc. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 30 million telephone directories in 26 states, serving a population of 52 million. McLeodUSA is a Nasdaq-100 company traded under the symbol "MCLD."

McLeodUSA offers local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. McLeodUSA believes it is the first company in many of its markets to offer one-stop shopping for communications services tailored to customers' specific needs.

McLeodUSA's core business is providing communications services in competition with existing local telephone companies, including:

 .   local and long distance services

 .   dial and dedicated Internet access

 .   higher bandwidth Internet access services, such as digital subscriber line
    (DSL) and cable modem

 .   value-added services such as virtual private networks and web hosting

 .   bandwidth leasing and colocation services

 .   facilities and services dedicated for a particular customer's use

 .   telephone and computer sales, leasing, networking, service and installation

 .   other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services

McLeodUSA also derives revenue from the following services related to its core business:

 .   sale of advertising in print and electronic telephone directories

 .   traditional local telephone company services in east central Illinois and southeast South Dakota

 .   telemarketing services

In most of its markets, McLeodUSA competes with the existing local phone company by leasing its lines and switches. McLeodUSA provides long distance services by using its own facilities and by leasing capacity from others. McLeodUSA is actively developing fiber optic communications networks in many of its target local markets to carry additional communications traffic on its own network. McLeodUSA is actively developing enhancements to its national network and associated next-generation services.

CapRock Communications Corp.
15601 Dallas Parkway, Suite 700
Dallas, Texas 75001
(972) 982-9550

CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, the CapRock network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

                              The Special Meeting
                                   (page __)

The special meeting of CapRock stockholders will be held on [___________], 2000 at 9:00 a.m., local time, at the offices of CapRock located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001. At the special meeting, you will be asked to vote to approve the merger agreement.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of CapRock common stock at the close of business on [__________], 2000. You can vote your shares by attending the meeting and voting in person or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy at any time before it is exercised.

Vote Required (page __)

The approval of at least a majority of all of the outstanding shares of CapRock common stock is required to approve the merger agreement. There were [38,729,536] shares of CapRock common stock outstanding as of [_______], 2000. Each holder of CapRock common stock is entitled to one vote per share with respect to all matters on which a vote is to be taken at the special meeting.

The directors and executive officers of CapRock and their affiliates hold 12,772,739 shares of CapRock common stock, or approximately 33% of the outstanding shares entitled to vote at the special meeting. Moreover, in connection with the merger agreement, McLeodUSA and several CapRock stockholders beneficially owning in the aggregate 19,979,230 shares of CapRock common stock, representing approximately 52% of the outstanding shares of CapRock common stock as of the record date, entered into agreements under which these CapRock stockholders have agreed to vote in favor of the approval of the merger agreement. These agreements are attached as Appendices B and C to this proxy statement/prospectus. These stockholders together own enough shares to cause the merger agreement to be approved at the special meeting.

                             The Merger (page __)

Under the merger agreement, Cactus Acquisition Corp. will be merged with and into CapRock, with CapRock surviving as a wholly-owned subsidiary of McLeodUSA. McLeodUSA and CapRock plan to complete the merger promptly after the special meeting.

The merger agreement is included as Appendix A to this proxy statement/prospectus. It is the legal document that governs the merger.

What You Will Receive in the Merger (page__)

If the merger is completed as proposed, each outstanding share of CapRock common stock that you own will be converted into the right to receive 0.3876 of a share of McLeodUSA Class A common stock. You will also receive a cash payment for any fraction of a share of McLeodUSA Class A common stock that you would otherwise be entitled to receive.

Exchange of CapRock Stock Certificates (page__)

After the merger occurs, Wells Fargo Bank Minnesota, N.A., the exchange agent designated by McLeodUSA, will send a letter of transmittal to you that will provide instructions on the procedure for exchanging your CapRock stock certificates for McLeodUSA stock certificates.

Please do not send any stock certificates at this time.

No Appraisal Rights (page__)

Under Texas law, CapRock stockholders are not entitled to dissenters' rights of appraisal in connection with the merger.

What is Needed to Complete the Merger (page__)

McLeodUSA and CapRock will complete the merger only if they satisfy or, if the law permits, waive, several conditions, including the following:

 .    holders of a majority of the outstanding shares of CapRock common stock must approve the merger agreement (holders of such a majority have agreed to approve the merger agreement)

 .    the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated

 .    CapRock must have obtained the written consent of a majority of the aggregate principal amount of each of the two series of its outstanding notes to amendments to the indentures which will eliminate most of the restrictive covenants contained in the indentures and which will provide that the merger will not violate the indentures or constitute a change of control under the indentures

 .    Munsch Hardt Kopf & Harr, P.C., counsel to CapRock, must deliver an opinion to CapRock stating that the merger will qualify for United States federal income tax purposes as a tax free reorganization within the meaning of the Internal Revenue Code

 .    other customary contractual conditions set forth in the merger agreement

Federal Income Tax Consequences (page__)

The merger is expected to be tax free to CapRock stockholders for United States federal income tax purposes, except with respect to cash received for fractional shares of McLeodUSA Class A common stock.

Determining the actual tax consequences of the merger to a CapRock stockholder can be complicated. Such consequences will depend on the stockholder's specific situation and on variables not within the control of CapRock or McLeodUSA. CapRock stockholders should consult with their own tax advisors for a full understanding of the tax consequences to them of the merger.

Accounting Treatment (page__)

McLeodUSA and CapRock will account for the merger using the purchase method of accounting.

Interests of the CapRock Directors and Executive Officers in the Merger (page__)

Some of the CapRock directors and executive officers have interests in the merger that are different from, or in addition to, their interests as CapRock stockholders. These interests exist because of indemnification agreements, employment agreements and other agreements that the directors and executive officers have with CapRock and rights that they have under benefit and compensation plans. Various CapRock directors or executive officers may enter into employment, advisory and other agreements or arrangements with McLeodUSA. The merger agreement requires McLeodUSA to indemnify directors and executive officers of CapRock for events occurring before the merger, including events that are related to the merger.

Governmental and Regulatory Approvals (page__)

United States antitrust laws prohibit McLeodUSA and CapRock from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has expired or been terminated. McLeodUSA and CapRock each filed the required notification and report forms with the Antitrust Division of the Department of Justice and the FTC on October 12, 2000 and October 13, 2000, respectively. McLeodUSA and CapRock have filed applications to complete the merger with the Federal Communications Commission and the state public utility commissions (PUCs) in Louisiana, Oklahoma, Texas, Florida and California. In other states, where CapRock has only minimal customers, CapRock and McLeodUSA intend to transfer those customers from CapRock to McLeodUSA. CapRock will soon file for approval to relinquish its intrastate interexchange
(IXC) certificates in those certain jurisdictions in which (a) McLeodUSA already holds the authority required to provide the IXC services and (b) regulatory approval of the merger would be required if CapRock's certificates were not relinquished.

While neither CapRock nor McLeodUSA knows of any reason why the requested approvals will not be obtained in a timely manner, CapRock and McLeodUSA cannot be certain when or if they will receive them.

Termination of the Merger Agreement; Termination Fee (page__)

The merger agreement contains provisions addressing the circumstances under which McLeodUSA or CapRock may terminate the merger agreement. In addition, the merger agreement provides that in several circumstances, CapRock may be required to pay McLeodUSA a termination fee of $7.85 million.

Grant of Option (page__)

CapRock stockholders owning 15,023,729 shares of CapRock common stock, representing approximately 39% of the outstanding shares of CapRock common stock as of the record date, have granted McLeodUSA an option to purchase their shares of CapRock common stock. The option is exercisable under several circumstances, including those under which CapRock is required to pay to McLeodUSA the termination fee of $7.85 million.

Exchange Offers (page __)

McLeodUSA has prepared and filed a registration statement on Form S-4 to effect exchange offers to acquire all of the outstanding CapRock 12% senior notes due 2008 and CapRock 11 1/2% senior notes due 2009 in exchange for notes of McLeodUSA having the same interest rate, payment, maturity and redemption terms as the applicable CapRock notes. These exchange offers are expected to be completed concurrently with the completion of the merger.

                    Recommendation of the CapRock Board of
                              Directors (page __)

The CapRock board of directors recommends that you vote "FOR" the approval of the merger agreement.

                     Opinion of CapRock Financial Advisor
                                   (page __)

Salomon Smith Barney, financial advisor to CapRock, delivered an opinion to the CapRock board of directors that, as of October 2, 2000, the exchange ratio of
0.3876 of a share of McLeodUSA Class A common stock was fair to the holders of CapRock common stock from a financial point of view. We have attached this opinion as Appendix D to this proxy statement/prospectus.

                   Differences in the Rights of Stockholders
                                   (page __)

When the merger is completed, CapRock stockholders will become stockholders of McLeodUSA. CapRock stockholders' rights will be governed by Delaware law and by the McLeodUSA certificate of incorporation and bylaws, rather than by Texas law and the CapRock articles of incorporation and bylaws.

               Selected Consolidated Financial Data of McLeodUSA

     The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:


        Acquired Company                                      Date Acquired
        ----------------                                      -------------
     MWR Telecom, Inc...................................      April 28, 1995
     Ruffalo, Cody & Associates, Inc....................       July 15, 1996
     Telecom*USA Publishing Group, Inc.................     September 20, 1996
     Consolidated Communications, Inc...................    September 24, 1997
     Ovation Communications, Inc........................      March 31, 1999
     Splitrock Services, Inc............................      March 30, 2000

     The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

     The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:

         Description of Securities                                       Principal Amount      Date Issued
         -------------------------                                       ----------------      -----------
10 1/2% senior discount notes due March 1, 2007.....................      $500 million        March 4, 1997
9 1/4%  senior notes due July 15, 2007..............................      $225 million        July 21, 1997
8 3/8% senior notes due March 15, 2008..............................      $300 million       March 10, 1998
9 1/2% senior notes due November 1, 2008............................      $300 million       October 30, 1998
8 1/8% senior notes due February 15, 2009...........................      $500 million      February 22, 1999
Series A preferred stock............................................      $287 million       August 23, 1999
Series B preferred stock............................................      $687 million     September 15, 1999
Series C preferred stock............................................      $313 million     September 15, 1999
Senior Secured Credit Facilities....................................      $575 million        May 30, 2000

     The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

     On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999.

Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.


                                              (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                                  Year Ended December 31,
                                                        ----------------------------------------------------
                                                                                                             Pro Forma
                                                                                                             ---------
                                                 1995        1996        1997         1998         1999        1999
                                             ----------- ----------- ----------- --------------------------- --------
                                                                                                            (unaudited)
Operations Statement Data:
   Revenue.................................   $   28,998  $   81,323   $  267,886  $   604,146  $  908,792   $1,210,667
                                              ----------  ----------   ----------  -----------  ----------   ----------
   Operating expenses:
     Cost of service.......................       19,667      52,624      151,190      323,208     457,085      699,401
     Selling, general and administrative...       18,054      46,044      148,158      260,931     392,687      481,488
     Depreciation and amortization.........        1,835       8,485       33,275       89,107     190,695      346,131
     Other.................................           --       2,380        4,632        5,575          --           --
                                              ----------  ----------   ----------  -----------  ----------   ----------
     Total operating expenses .............       39,556     109,533      337,255      678,821   1,040,467    1,527,020
   Operating loss..........................      (10,558)    (28,210)     (69,369)     (74,675)   (131,675)    (316,353)
   Interest income (expense), net..........         (771)      5,369      (11,967)     (52,234)    (94,244)    (191,068)
   Other income............................           --         495        1,426        1,997       5,637        7,163
   Income taxes............................           --          --           --           --          --           --
                                              ----------  ----------   ----------  -----------  ----------   ----------
   Net loss................................      (11,329)    (22,346)     (79,910)    (124,912)   (220,282)    (500,528)
   Preferred stock dividends...............           --          --           --           --     (17,727)     (54,375)
                                              ----------  ----------   ----------  -----------  ----------   ----------
   Loss applicable to common stock.........   $  (11,329) $  (22,346)  $  (79,910) $  (124,912) $ (238,009)  $ (554,633)
                                              ==========  ==========   ==========  ===========  ==========   ==========
   Loss per common share...................   $     (.07) $     (.09)  $     (.24) $      (.33) $     (.54)  $     (.99)
                                              ==========  ==========   ==========  ===========  ==========   ==========
   Weighted average common shares
     outstanding...........................      168,024     243,036      329,844      376,842     443,130      559,751
                                              ==========  ==========   ==========  ===========  ==========   ==========

                                                                                      Six Months Ended June 30,
                                                                                      --------------------------
                                                                                                           Pro Forma
                                                                                                           ---------
                                                                                    1999         2000        2000
                                                                                ----------- -------------    ----
                                                                                (unaudited) (unaudited)  (unaudited)
Operations Statement Data:
   Revenue                                                                      $  403,771    $ 620,082    $  769,055
                                                                                ----------    ---------    ----------
   Operating expenses:
     Cost of service.........................................................      205,507      344,426       466,226
     Selling, general and administrative.....................................      178,339      256,563       309,973
     Depreciation and amortization...........................................       78,708      163,193       213,415
     Other...................................................................           --           --           872
                                                                                ----------    ---------    ----------
     Total operating expenses................................................      462,554      764,182       990,486
   Operating loss............................................................      (58,783)    (144,100)     (221,431)
   Interest income (expense), net............................................      (50,666)     (42,077)      (70,486)
   Other income..............................................................          562        1,971         1,996
   Income taxes..............................................................           --           --            --
                                                                                ----------    ---------    ----------
   Net loss..................................................................     (108,887)    (184,206)     (289,921)
   Preferred stock dividends.................................................           --      (27,204)      (27,204)
                                                                                ----------    ---------    ----------
   Loss applicable to common stock...........................................   $ (108,887)   $(211,410)   $ (317,125)
                                                                                ===========   =========    ==========
   Loss per common share.....................................................      $  (.26)   $    (.40)   $     (.54)
                                                                                ==========    =========    ==========
   Weighted average common shares outstanding................................      423,210      529,109       590,221
                                                                                ==========    =========    ==========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                         December 31,                              June 30, 2000
                                    ------------------------------------------------------         -------------
                                      1995       1996        1997        1998        1999       Actual     Pro Forma
                                    --------  ----------  ----------  ----------  ----------  -----------  ----------
                                                                                             (unaudited)  (unaudited)
Balance Sheet Data:
  Current assets...................   $ 8,507   $224,401  $  517,869  $  793,192  $1,569,473  $1,647,070  $1,879,002
  Working capital (deficit)........   $(1,208)  $185,968  $  378,617  $  613,236  $1,272,794  $  859,997  $  913,955
  Property and equipment, net......   $16,119   $ 92,123  $  373,804  $  629,746  $1,270,032  $1,897,962  $2,321,001
  Total assets.....................   $28,986   $452,994  $1,345,652  $1,925,197  $4,203,147  $7,069,543  $7,791,496
  Long-term debt...................   $ 3,600   $  2,573  $  613,384  $1,245,170  $1,763,725  $2,370,370  $2,718,588
  Redeemable convertible preferred
    stock..........................   $    --   $     --  $       --  $       --  $1,000,000  $1,000,000  $1,000,000
  Stockholders' equity.............   $14,958   $403,429  $  559,379  $  462,806  $1,108,542  $2,878,436  $3,074,207



                                                                 Year Ended December 31,
                                                   ---------------------------------------------------------
                                                                                                    Pro Forma
                                                                                                   -----------
                                                      1995     1996      1997      1998     1999       1999
                                                    -------- --------  --------  -------- --------     ----
                                                                                                   (unaudited)
Other Financial Data:
  Capital expenditures
     Property, plant and equipment...............   $ 6,364   $ 79,845  $179,255  $289,923 $580,003 $  820,756
     Business acquisitions.......................   $ 8,333   $ 93,937  $421,882  $ 49,737 $736,626 $3,376,180
  EBITDA(1)......................................   $(8,723)  $(17,345) $(31,462) $ 20,007 $ 59,020 $   29,778

                                                                                 Six Months Ended June 30,
                                                                                 -------------------------
                                                                                                     Pro Forma
                                                                                                     ----------
                                                                                1999        2000        2000
                                                                             ----------  ----------     ----
                                                                             (unaudited) (unaudited) (unaudited)
Other Financial Data:
  Capital expenditures
     Property, plant and equipment........................................     $220,390   $  559,834  $  804,163
     Business acquisitions................................................     $525,161   $2,052,925  $2,415,523
  EBITDA(1)...............................................................     $ 19,925   $   19,093  $   (7,144)

(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                 Selected Consolidated Financial Data of CapRock
                     (In thousands, except per share data)

         The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998 and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

         In May 1998, IWL Communications changed its fiscal year end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996 combines the operating activity of IWL Communications for the year ended June 30, 1996 with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.


                                                                       As of and for the Year Ended December 31,
                                                                 -----------------------------------------------
                                                          1995            1996        1997           1998           1999
                                                         -------        -------      -------       --------       --------
Statement of Operations Data:
Revenues............................................     $29,407         $50,970      $75,349       $121,774       $192,623
Costs of Services...................................      21,185          39,357       52,471         83,221        115,676
                                                         -------         -------      -------       --------       --------
      Gross profit..................................       8,222          11,613       22,878         38,553         76,947
Operating expenses:
    Selling, general and administrative.............       7,326           8,983       14,074         23,528         56,535
    Merger related expenses.........................           -               -            -          2,313              -
    Depreciation and amortization...................       1,186           1,536        3,346          4,887          9,698
                                                         -------         -------      -------       --------       --------
       Total operating expenses.....................       8,512          10,519       17,420         30,728         66,233
                                                         -------         -------      -------       --------       --------
Operating income (loss).............................        (290)          1,094        5,458          7,825         10,714
Interest expense, net...............................        (484)           (585)      (1,603)        (6,441)       (17,861)
Other income (expense)..............................         151              42          220            106          1,526
                                                         -------         -------      -------       --------       --------
Income (loss) before income taxes and
    extraordinary item..............................        (623)            551        4,075          1,490         (5,621)
Income tax expense (benefit)........................          48             227        1,513          1,267         (2,080)
                                                         -------         -------      -------       --------       --------
Income (loss) before extraordinary item.............        (671)            324        2,562            223         (3,541)
Extraordinary item - extinguishment of debt.........         645               -            -              -              -
                                                         -------         -------      -------       --------       --------
      Net income (loss).............................     $   (26)        $   324      $ 2,562       $    223       $ (3,541)
                                                         =======         =======      =======       ========       ========
Pro forma net income (loss):
    Income (loss) before income taxes and
      extraordinary item............................     $  (623)        $   551      $ 4,075       $  1,490       $ (5,621)
    Pro forma income taxes, as if CapRock
      Fiber were a C corporation....................        (211)            143        1,475          1,267         (2,080)
                                                         -------         -------      -------       --------       --------
    Income (loss) before extraordinary item.........        (412)            408        2,600            223         (3,541)
    Extraordinary item, net of taxes................         397               -            -              -              -
                                                         -------         -------      -------       --------       --------
      Pro forma net income (loss)...................     $   (15)        $   408      $ 2,600       $    223       $ (3,541)
                                                         =======         =======      =======       ========       ========

Historical and pro forma income (loss) per common share:

    Income (loss) before extraordinary item.........     $ (0.02)        $  0.01     $   0.09       $   0.01       $  (0.11)
    Extraordinary item, net of tax..................     $  0.02               -            -              -              -
                                                         -------         -------     --------       --------       --------
    Basic and diluted...............................     $     -         $  0.01     $   0.09       $   0.01       $  (0.11)
                                                         =======         =======     ========       ========       ========
Weighted average shares outstanding:

    Basic...........................................      25,926          27,146       27,984         28,899         31,727
    Diluted.........................................      25,936          27,156       28,481         30,028         31,727

                 Selected Consolidated Financial Data of CapRock
                     (In thousands, except per share data)

                                                                          Six Months Ended
                                                                              June 30,
                                                                            -----------
                                                                         1999           2000
                                                                       --------       ------
Statement of Operations Data:
Revenues...........................................................    $ 74,596      $ 113,936
Costs of Services..................................................      44,919         79,220
                                                                       --------      ---------
      Gross profit.................................................      29,677         34,716
Operating expenses:
    Selling, general and administrative............................      25,012         43,398
    Merger related expenses........................................           -              -
    Depreciation and amortization..................................       3,337          9,077
                                                                       --------      ---------
       Total operating expenses....................................      28,349         52,475
                                                                       --------      ---------
Operating income (loss)............................................       1,328        (17,759)
Interest expense, net..............................................      (7,134)        (7,021)
Other income (expense).............................................        (135)            25
                                                                       --------      ---------
Income (loss) before income taxes and
    extraordinary item.............................................      (5,941)       (24,755)
Income tax expense (benefit).......................................      (2,335)        (9,118)
                                                                       --------      ---------
Income (loss) before extraordinary item............................      (3,606)       (15,637)
Extraordinary item - extinguishment of debt........................           -              -
                                                                       --------      ---------
      Net income (loss)............................................    $  3,606      $ (15,637)
                                                                       ========      =========
Pro forma net income (loss):
    Income (loss) before income taxes and
      extraordinary item...........................................    $ (5,941)     $ (24,755)
    Pro forma income taxes, as if CapRock
      Fiber were a C corporation...................................      (2,335)        (9,118)
                                                                       --------      ---------
    Income (loss) before extraordinary item........................      (3,606)       (15,637)
    Extraordinary item, net of taxes...............................           -              -
                                                                       --------      ---------
      Pro forma net income (loss)..................................    $ (3,606)     $ (15,637)
                                                                       ========      =========

Historical and pro forma income (loss) per
    common share:
    Income (loss) before extraordinary item........................    $  (0.12)     $   (0.47)
    Extraordinary item, net of tax.................................           -              -
                                                                       --------      ---------
    Basic and diluted..............................................    $  (0.12)     $   (0.47)
                                                                       ========      =========
Weighted average shares outstanding:
    Basic..........................................................      30,321         33,406
    Diluted........................................................      30,321         33,406

                Selected Consolidated Financial Data of CapRock
                     (In thousands, except per share data)

                                                                        As of and for the Year Ended December 31,
                                                           -----------------------------------------------------------------
                                                             1995          1996          1997           1998            1999
                                                           --------      --------      --------       --------        ------
Balance Sheet Data:
Working capital (deficit)..............................   $   (797)      $ (2,153)    $   (305)      $ 102,489       $ 216,145
Property, plant and equipment, net.....................      6,705         15,901       27,341          59,607         228,601
Total assets...........................................     13,198         28,522       49,389         191,966         548,835
Long-term debt and capital lease obligations...........      2,443         13,254       21,062         145,187         347,502
Stockholders' equity...................................      3,552          3,886       14,086          16,062          96,030

Operating Data:
EBITDA(1)..............................................   $    896       $  2,630     $  8,804       $  15,025       $  20,412
Cash flows provided by (used in) operations............        827            781        4,112           7,125         (13,302)
Cash flows used in investing activities................     (1,919)        (9,350)     (12,987)       (134,350)       (264,623)
Cash flows provided by financing activities............        903          8,605       12,114         123,990         283,338
Capital expenditures...................................     (2,282)       (10,212)     (13,631)        (36,855)       (201,289)


                                                         Six Months Ended June 30,
                                                         -------------------------
                                                             1999         2000
                                                         ----------    -----------
Balance Sheet Data:
Working capital (deficit)..............................   $337,555      $ 104,312
Property, plant and equipment, net.....................     97,360        423,039
Total assets...........................................    479,533        676,174
Long-term debt and capital lease obligations...........    347,012        348,218
Stockholders' equity...................................     94,939        177,738

Operating Data:
EBITDA(1)..............................................  $  (4,665)     $  (8,682)
Cash flows provided by (used in) operations............    (14,897)        50,799
Cash flows used in investing activities................   (258,169)      (159,910)
Cash flows provided by financing activities............    283,872        107,113
Capital expenditures...................................    (45,717)      (216,263)

(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                           Comparative Per Share Data

         The following table summarizes per share information for McLeodUSA and CapRock on a historical, pro forma combined and equivalent pro forma basis. The earnings per share were calculated using income (loss) from continuing operations. The pro forma earnings per share amounts do not include any adjustments to reflect potential expense reductions or revenue enhancements that may result from the merger or the effect of repurchases of McLeodUSA Class A common stock or CapRock common stock after the stated periods. The pro forma data do not necessarily indicate the results of future operations or the actual results that would have occurred had the merger occurred at the beginning of the periods presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only. Options are not included in the computation of diluted earnings per share for each company because the effect is anti-dilutive.

         The McLeodUSA pro forma earnings per share data include the adjusted operations of CapRock for the year ended December 31, 1999 and the six months ended June 30, 2000 and adjustments attributable to the acquisitions of Ovation and Splitrock by McLeodUSA, the issuance by McLeodUSA of its 8 1/8% senior notes, the issuance by McLeodUSA of its Series A, B and C preferred stock and the completion by McLeodUSA of its Senior Secured Credit Facilities, as if such transactions had occurred on January 1, 1999. The McLeodUSA "book value per share at period end" data give effect to the acquisitions of Ovation and Splitrock and the merger of CapRock as if they had occurred at the end of the applicable periods.

         The CapRock "equivalent" pro forma amounts are calculated by multiplying the unaudited McLeodUSA pro forma per share amounts by 0.3876. This exchange ratio represents the number of shares of McLeodUSA Class A common stock that CapRock stockholders would have received in exchange for each share of CapRock common stock if the merger had been completed on October 2, 2000.


                                                                  As of or for the    As of or for the
                                                                     year ended       six months ended
                                                                  December 31, 1999    June 30, 2000
                                                                -------------------- ------------------
                                                                   (unaudited)           (unaudited)
McLeodUSA Class A Common Stock
Loss attributable to shares of common stock
     Basic earnings per share
          Historical.............................................   $ (0.54)                $   (0.40)
          Pro forma for the merger...............................     (0.99)                    (0.54)
     Diluted earnings per share
          Historical.............................................     (0.54)                    (0.40)
          Pro forma for the merger...............................     (0.99)                    (0.54)
     Book value per share at period end
          Historical.............................................      1.74                      4.48
          Pro forma for the merger...............................      4.85                      4.69
CapRock Common Stock
Loss attributable to shares of common stock
     Basic earnings per share
          Historical.............................................   $ (0.11)                $   (0.47)
          Equivalent pro forma...................................     (0.38)                    (0.21)
     Diluted earnings per share
          Historical.............................................     (0.11)                    (0.47)
          Equivalent pro forma...................................     (0.38)                    (0.21)
     Book value per share at period end
          Historical.............................................      2.89                      4.60
          Equivalent pro forma...................................      1.88                      1.82

                            Comparative Market Data

         McLeodUSA. McLeodUSA Class A common stock is, and the shares of McLeodUSA Class A common stock to be issued to CapRock stockholders are expected to be, quoted on the Nasdaq National Market and traded under the symbol "MCLD." The following table sets forth for the periods indicated the high and low sales price per share of McLeodUSA Class A common stock as reported by the Nasdaq National Market. Prices per share of McLeodUSA Class A common stock take into account the two-for-one stock split in the form of a stock dividend effective July 26, 1999 and the three-for-one stock split in the form of a stock dividend effective April 24, 2000.

         CapRock. CapRock common stock is quoted on the Nasdaq National Market and traded under the symbol "CPRK." CapRock common stock has been quoted on the Nasdaq National Market since August 27, 1998. Before August 27, 1998, no established public trading market for CapRock common stock existed. The following table sets forth for the periods indicated the high and low sales price per share of CapRock common stock as reported by the Nasdaq National Market.

                                                                McLeodUSA                  CapRock
                                                             -----------------        ----------------
                                                            High            Low      High          Low
                                                           ------          -----     ------        -----
1997
     First Quarter.................................       $  4.792       $  2.896       $   --     $   --
     Second Quarter................................          5.708          2.729           --         --
     Third Quarter.................................          6.667          4.771           --         --
     Fourth Quarter................................          6.958          5.333           --         --
1998
     First Quarter.................................       $  7.729       $  5.083       $   --     $   --
     Second Quarter................................          8.052          6.333           --         --
     Third Quarter.................................          6.688          3.563         10.000      6.375
     Fourth Quarter................................          6.417          2.542          8.750      4.750
1999
     First Quarter.................................       $  7.375       $  5.063       $ 20.125   $  7.250
     Second Quarter................................         10.313          7.063         41.625     18.250
     Third Quarter.................................         14.250          7.542         40.250     22.375
     Fourth Quarter................................         21.125         12.208         34.375     17.250
2000
     First Quarter.................................       $ 35.938       $ 16.500       $ 58.500   $ 29.750
     Second Quarter................................         29.500         13.688         49.000     18.250
     Third Quarter.................................         25.125         10.500         20.125      3.469
     Fourth Quarter (through Oct. [__], 2000)......         [____]        [_____]        [_____]     [____]

         On October 2, 2000, the last full trading day before the public announcement of the proposed merger, the closing price of McLeodUSA Class A common stock was $13.0635 per share and the closing price of CapRock common stock was $5.063 per share. On [_________], 2000, the last trading day for which information was available prior to the date of this proxy statement/prospectus, the closing price reported for McLeodUSA Class A common stock was $[___] per share and the closing price reported for CapRock common stock was $[___] per share.

         As of October [__], 2000, there were approximately [_____] holders of record of McLeodUSA Class A common stock and there were approximately [_____] holders of record of CapRock common stock.

         Dividends. McLeodUSA has never declared or paid a cash dividend with respect to McLeodUSA Class A common stock, and CapRock has never declared or paid a cash dividend with respect to its common stock. McLeodUSA does not anticipate paying cash dividends on McLeodUSA Class A common stock in the foreseeable future. The terms of some debt instruments of both McLeodUSA and CapRock limit each company's ability to pay cash dividends.

                                 RISK FACTORS

         You should carefully consider the following risk factors relating to the merger and to ownership of McLeodUSA Class A common stock. You should also consider the other information in this proxy statement/prospectus, including the SEC Reports on Forms 10-K, 10-Q and 8-K and in the other documents considered a part of this proxy statement/prospectus. See "Where You Can Find More Information."


The Value of the McLeodUSA Class A Common Stock CapRock Stockholders Will Receive in the Merger Will Depend on Its Market Price at the Time of the Merger.

     If the market price of McLeodUSA Class A common stock drops, the value of the McLeodUSA Class A common stock a CapRock stockholder will receive as a result of the merger will also drop, since the formula for converting CapRock common stock into McLeodUSA Class A common stock uses a fixed exchange ratio of
0.3876 of a share of McLeodUSA Class A common stock for each share of CapRock common stock. See "Terms of the Merger Agreement and Related Transactions-- Conversion of CapRock Common Stock; Treatment of Options."

CapRock Directors and Executive Officers May Have Conflicts of Interest that Influence Their Decision to Approve the Merger.

     You should be aware of potential conflicts of interest of, and the benefits available to, CapRock directors and executive officers when considering the recommendation of the CapRock board of directors of the merger agreement. As discussed below under "The Merger -- Interests of the CapRock Directors and Executive Officers in the Merger," the CapRock directors and executive officers have interests in the merger that are in addition to, or different from, their interests as CapRock stockholders. These interests include:

 .    Options. Under the terms of CapRock's stock option plans, upon the completion of the merger, outstanding, non-vested options to purchase CapRock common stock held by CapRock directors and employees, including executive officers, will vest and become immediately exercisable. McLeodUSA will assume these options or issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised CapRock stock options outstanding at the effective time of the merger as described under "Terms of the Merger Agreement and Related Transactions--Conversion of CapRock Common Stock; Treatment of Options."

 .    Current Employment Agreements. CapRock has entered into employment agreements with Jere W. Thompson, Jr., Leo J. Cyr, James E. Skinner and Timothy W. Rogers, each of whom is an executive officer of CapRock. Under these agreements, if the executive's employment with CapRock is terminated by CapRock without cause, as defined in the agreements, the executive is entitled to receive severance compensation and benefits as described under "The Merger--Interests of the CapRock Directors and Executive Officers in the Merger--Current Employment Agreements."

 .    Restricted Stock Agreements. CapRock has entered into restricted stock agreements with each of Messrs. Cyr and Skinner and Kenneth L. Monblatt, who is also an executive officer of CapRock. Under these agreements, upon the completion of the merger, restricted stock held by these officers is deemed to have become fully vested immediately prior to the merger. In addition, if the employment of Mr. Cyr or Mr. Skinner with CapRock is terminated by CapRock without cause, as defined in the agreements, the executive's restricted stock is deemed to have become fully vested immediately prior to such termination. See "The Merger--Interests of the CapRock Directors and Executive Officers in the Merger--Restricted Stock Agreements."

 .    Loan Agreement. CapRock has entered into a loan agreement with Mr. Cyr in connection with his employment agreement. Under this agreement, upon the completion of the merger, CapRock will fully forgive the principal amount and any unpaid accrued interest on this loan as described under "The Merger--Interests of the CapRock Directors and Executive Officers in the Merger--Loan Agreement."

 .    Grant of Option. Several CapRock directors, executive officers and other stockholders have entered into an agreement granting to McLeodUSA an option to purchase the shares of CapRock common stock owned by such stockholders under specified circumstances and terms as described under "The Merger-- Interests of the CapRock Directors and Executive Officers in the Merger-- Grant of Option" and "Terms of the Merger Agreement and Related Transactions--Grant of Option."

 .    Directors' and Officers' Insurance; Indemnification of CapRock Directors
     and Officers. Under the merger agreement, current and former CapRock directors and officers have significant rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as CapRock directors and officers. See "The Merger--Interests of the CapRock Directors and Executive Officers in the Merger--Directors' and Officers' Insurance and Indemnification" and "Terms of the Merger Agreement and Related Transactions--Directors' and Officers' Insurance and Indemnification."

The Termination Fee, the Voting and Option Agreement and the Voting Agreement May Discourage Other Companies from Trying to Acquire CapRock.

     In the merger agreement, CapRock agreed to pay a termination fee to McLeodUSA in specified circumstances, including where a third party acquires or seeks to acquire CapRock. Several CapRock stockholders beneficially owning an aggregate of approximately 39% of the CapRock common stock outstanding on the record date have entered into an agreement granting McLeodUSA an option to purchase their shares of CapRock common stock. These options are exercisable under similar circumstances as the payment of the termination fee. In addition, CapRock stockholders beneficially owning an aggregate of approximately 52% of the CapRock common stock outstanding on the record date have entered into agreements with McLeodUSA whereby they have agreed to vote their shares in favor of the approval of the merger agreement and against any competing transaction. These agreements could discourage other companies from trying to acquire CapRock even though those other companies might be willing to offer greater value to CapRock stockholders than McLeodUSA has offered in the merger agreement. In addition, payment of the termination fee could have an adverse effect on CapRock's financial condition.

McLeodUSA May Not Be Able to Successfully Integrate Acquired Companies, including CapRock, into Its Operations, Which Could Slow Its Growth.

     The integration of acquired companies, including the proposed acquisition of CapRock, into the operations of McLeodUSA involves a number of risks, including:

 .    difficulty integrating operations and personnel

 .    diversion of management attention

 .    potential disruption of ongoing business

 .    inability to retain key personnel

 .    inability to successfully incorporate acquired assets and rights into the service offerings of McLeodUSA

 .    inability to maintain uniform standards, controls, procedures and policies

 .    impairment of relationships with employees, customers or vendors

     Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could slow the growth of McLeodUSA or lower the quality of its services, which could reduce customer demand and have a negative impact upon the price of the McLeodUSA Class A common stock that CapRock stockholders receive in the merger.

Continued Rapid Growth of the McLeodUSA Network, Services and Subscribers Could Be Slowed if McLeodUSA Cannot Manage this Growth.

     McLeodUSA has rapidly expanded and developed its network, services and subscribers. This has placed and will continue to place, in part as a result of the merger, significant demands on its management, operational and financial systems and procedures and controls. McLeodUSA may not be able to manage its anticipated growth effectively, which would harm its business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

 .    cooperation of existing local telephone companies

 .    regulatory, legislative and other governmental developments

 .    changes in the competitive climate in which McLeodUSA operates

 .    development of customer billing, order processing and network management systems

 .    availability of financing

 .    technological developments

 .    availability of rights-of-way, franchises, building access and antenna sites

 .    existence of strategic alliances or relationships

 .    emergence of future opportunities

     McLeodUSA will need to continue to improve its operational and financial systems and its procedures and controls as it grows. McLeodUSA must also develop, train and manage its employees.

McLeodUSA Expects to Incur Significant Losses Over the Next Several Years.

     If McLeodUSA does not become profitable in the future, it could have difficulty obtaining funds to continue its operations. McLeodUSA has incurred net losses every year since it began operations. Since January 1, 1995, McLeodUSA net losses applicable to common stock have been as follows:

                  Period                           Amount
                  ------                           ------
                  1995.......................    $ 11.3 million
                  1996.......................    $ 22.3 million
                  1997.......................    $ 79.9 million
                  1998.......................    $124.9 million
                  1999.......................    $238.0 million
                  First 6 months of 2000.....    $211.4 million

     McLeodUSA expects to incur significant operating losses during the next several years while it develops its business and expands its fiber optic communications network.

Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop Its Network and Services and Engage in Strategic Acquisitions.

     McLeodUSA needs significant capital to continue to expand its operations, facilities, network and services including, following the merger, the expansion and operation of CapRock. McLeodUSA cannot assure you that its capital resources will permit it to fund its planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require McLeodUSA to delay or abandon some of its expansion plans or expenditures, which could harm its business and competitive position.

     As of June 30, 2000, based on the combined McLeodUSA and CapRock business plan, capital requirements and growth projections as of that date, McLeodUSA estimated that it would require approximately $1.5 billion through 2002 to fund its planned capital expenditures and operating expenses. McLeodUSA expects to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, the existing McLeodUSA lines of credit and income from future operations. The estimated aggregate capital requirements of McLeodUSA include the projected costs of:

 .    expanding its fiber optic communications network, including national and intra-city fiber optic networks

 .    adding voice and ATM switches

 .    expanding operations in existing and new markets

 .    developing wireless services in limited markets

 .    funding general corporate expenses

 .    completing recent acquisitions, including the merger

 .    constructing, acquiring, developing or improving telecommunications assets


     The McLeodUSA estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of the future capital requirements of McLeodUSA may differ substantially from its estimate due to factors such as:

 .    strategic acquisition costs and effects of acquisitions on its business plan, capital requirements and growth projections

 .    unforeseen delays

 .    cost overruns

 .    engineering design changes

 .    changes in demand for its services

 .    regulatory, technological or competitive developments

 .    new opportunities


     McLeodUSA also expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. McLeodUSA may require additional financing if it pursues any of these opportunities.

     The projected funding plan of McLeodUSA assumes that (a) the indentures governing the CapRock 12% senior notes due 2008 and 11 1/2% senior notes due 2009 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for a like principal amount of notes of McLeodUSA pursuant to the terms of the exchange offers. See "Terms of the Merger Agreement and Related Transactions--CapRock Debt Securities."

     McLeodUSA may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. McLeodUSA cannot assure you that it will have timely access to additional financing sources on acceptable terms. If it does not, McLeodUSA may not be able to expand its markets, operations, facilities, network and services as it intends. See "Information About McLeodUSA and Cactus Acquisition Corp."

The High Level of Debt of McLeodUSA Could Limit Its Flexibility in Responding to Business Developments and Put It at a Competitive Disadvantage.

     McLeodUSA has substantial debt, which could adversely affect it in a number of ways, including:

 .    limiting its ability to obtain necessary financing in the future

 .    limiting its flexibility to plan for, or react to, changes in its business

 .    requiring it to use a substantial portion of its cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

 .    making it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage

 .    making it more vulnerable to a downturn in its business


     As of June 30, 2000, McLeodUSA had $2.4 billion of long-term debt, including $1.7 billion of debt under its senior notes and $575 million under its credit facilities. It also had $1.0 billion of redeemable convertible preferred stock and $2.9 billion of stockholders' equity. In addition, upon completion of the merger and the exchange offers, McLeodUSA expects to have $360 million of long-term debt resulting from the exchange of McLeodUSA notes for outstanding CapRock notes. As a result, McLeodUSA expects its fixed charges to exceed its earnings for the foreseeable future.

Covenants in Debt Instruments Restrict the Capacity of McLeodUSA to Borrow and Invest, Which Could Impair Its Ability to Expand or Finance Its Operations.

     The indentures governing the terms of the long-term debt of McLeodUSA impose operating and financial restrictions. In addition, under the terms of its credit facilities, McLeodUSA has granted a security interest in substantially all the assets of McLeodUSA and its subsidiaries. These restrictions and encumbrances limit the discretion of McLeodUSA in some business matters, which could make it more difficult for McLeodUSA to expand, finance its operations or engage in other business activities that may be in its interest. These restrictions limit or prohibit the ability of McLeodUSA to:

 .    incur additional debt

 .    pay dividends or make other distributions

 .    make investments or other restricted payments

 .    enter into sale and leaseback transactions

 .    pledge, mortgage or permit liens upon assets

 .    enter into transactions with affiliates

 .    sell assets

 .    consolidate, merge or sell all or substantially all of its assets


If McLeodUSA fails to comply with these restrictions, all of its long-term debt could become immediately due and payable.

The Ability of McLeodUSA to Pay Cash Dividends Is Restricted.

     McLeodUSA has never paid any cash dividends on shares of its Class A common stock and it does not anticipate doing so for the foreseeable future. The indentures and credit facilities governing the debt of McLeodUSA restrict McLeodUSA from paying cash dividends. You should therefore not expect that cash dividends will be paid on the shares of McLeodUSA Class A common stock you will receive in the merger. In addition, you should be aware that the shares of Series A preferred stock and Series B preferred stock of McLeodUSA carry rights to receive a cumulative dividend before any cash dividend may be paid on the McLeodUSA Class A common stock.

The Dependence of McLeodUSA on the MegaBells to Provide Most of Its Communications Services Could Make it More Difficult for McLeodUSA to Offer Its Services at a Profit.

     The original seven regional Bell operating companies that resulted from the divestiture by AT&T in 1984 of its local telephone systems are now concentrated into four large incumbent "MegaBells." McLeodUSA depends on these MegaBells to provide most of its core local and some of its long distance services. Today, without using the communications facilities of these companies, McLeodUSA could not provide bundled local and long distance services to most of its customers. Because of this dependence, the McLeodUSA communications services are highly susceptible to changes in the conditions for access to these facilities and to inadequate service quality provided by the MegaBells, and therefore McLeodUSA may have difficulty offering its services on a profitable and competitive basis.

     Qwest Communications International, Inc. (successor to U S WEST Communications, Inc.) and SBC Communications Inc. (including its wholly-owned subsidiary Ameritech Corporation) are the primary suppliers to McLeodUSA of local lines to its customers and communications services that allow it to transfer and connect calls. Upon completion of the merger, BellSouth will also become a supplier to McLeodUSA. The communications facilities of the MegaBells allow McLeodUSA to provide local service, long distance service and private lines dedicated to its customers' use. If the MegaBells or other companies deny or limit access by McLeodUSA to their communications network elements or wholesale services, McLeodUSA may not be able to offer its communications services at profitable rates.

     The McLeodUSA plan to provide local service using its own communications network equipment also depends on the MegaBells. In order to interconnect its network equipment and other communications facilities to network elements controlled by the MegaBells, McLeodUSA must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the MegaBells by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, the outcome of which could affect the ability of McLeodUSA to obtain interconnection agreements on acceptable terms. McLeodUSA cannot assure CapRock stockholders that it will succeed in obtaining interconnection agreements on terms that would permit it to offer local services using its own communications network facilities at profitable and competitive rates.

Actions by the MegaBells May Make it More Difficult for McLeodUSA to Offer Its Communications Services.

     The MegaBells have pursued several measures that may make it more difficult for McLeodUSA to offer its communications services. For example, in February 1996, U S WEST, which has since been acquired by Qwest, filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows McLeodUSA to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. McLeodUSA uses Qwest's Centrex services to provide most of its local communications services in Qwest's service territories.

     In January 1997, U S WEST proposed interconnection surcharges in several of the states in its service region, which would increase the costs incurred by McLeodUSA in providing communications services in those states.

     In addition, during the past year Qwest filed proposals with the Iowa Utilities Board to reduce the retail prices charged by Qwest for various business services which, if approved, would have the effect of reducing the margins of McLeodUSA on competitive local business services in Iowa.

     McLeodUSA has challenged or is challenging these actions before the FCC or applicable state public utility commissions. McLeodUSA cannot assure you it will succeed in its challenges to these or other actions by Qwest that would prevent or deter McLeodUSA from using Qwest's Centrex service or communications network elements. If Qwest successfully withdraws or limits access by McLeodUSA to Centrex services in any jurisdiction, McLeodUSA may not be able to offer communications services in that jurisdiction, which could harm its business.

     McLeodUSA anticipates that Qwest will also pursue legislation in states within the McLeodUSA target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for McLeodUSA to challenge Qwest's actions in the future.

     SBC/Ameritech has also introduced measures that may make it more difficult for McLeodUSA to offer certain types of communications services. For example, in 1998 and 1999, Ameritech assessed extra special construction charges to install service for customers when McLeodUSA leased a line from them. Ameritech did not assess comparable charges to retail customers that ordered service directly from SBC/Ameritech, which puts McLeodUSA at a disadvantage. McLeodUSA has challenged or is challenging these actions by SBC/Ameritech before the applicable state public utility commissions. Though McLeodUSA has succeeded in three such challenges, it cannot assure CapRock stockholders that it will succeed in its challenges to these or other actions by SBC/Ameritech that would prevent or deter McLeodUSA from competing with them. If SBC/Ameritech can successfully charge McLeodUSA extraordinary costs to install service when its does not assess the same charges to retail customers, McLeodUSA may not be able to offer communications services in that location, which would harm McLeodUSA's business.

Competition in the Communications Services Industry Could Cause McLeodUSA to Lose Customers and Revenue and Could Make it More Difficult for McLeodUSA to Enter New Markets.

     McLeodUSA faces intense competition in all of its markets. This competition could result in loss of customers and lower revenue for McLeodUSA. It could also make it more difficult for McLeodUSA to enter new markets. Existing local telephone companies, including Qwest, SBC/Ameritech, BellSouth and Verizon, currently dominate their local telecommunications markets. Three major competitors, AT&T, WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, WorldCom and Sprint also offer local telecommunications services in many locations.

     The McLeodUSA local and long distance services also compete with the services of other communications services companies competing with the existing local telephone companies in some markets.

     Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

     These and other firms may enter the markets where McLeodUSA focuses its sales efforts, which may create downward pressure on the prices for its services and negatively affect its returns. Many of the existing and potential competitors of McLeodUSA have financial and other resources far greater than those of McLeodUSA. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of the competitors of McLeodUSA and could put McLeodUSA at a significant competitive disadvantage.

If the MegaBells Are Allowed to Offer Bundled Local and Long Distance Services in McLeodUSA Markets It Could Cause McLeodUSA to Lose Customers and Revenues and Could Make It More Difficult for McLeodUSA to Enter New Markets.

     Presently the MegaBells are prohibited from offering interLATA long distance services to customers in their regions until they have shown compliance with the Telecommunications Act of 1996. The MegaBells are attempting to show compliance and are seeking authority to offer in-region interLATA long distance service. Southwestern Bell has obtained such authority in Texas.

     If the MegaBells, which have resources far greater than those of McLeodUSA, are authorized to bundle interLATA long distance service and local service in McLeodUSA markets before the MegaBells' local markets are effectively open to competition, such an offering by the MegaBells could cause McLeodUSA to lose customers and revenues and make it more difficult for it to compete in those markets.

McLeodUSA May Not Succeed in Developing or Making a Profit from Wireless
Services.

     The McLeodUSA effort to offer wireless services involves a high degree of risk and will impose significant demands on the management and financial resources of McLeodUSA. Developing wireless services may require McLeodUSA to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. The McLeodUSA business plan does not currently include substantial funds for the development of wireless services. In order to offer wireless services on a widespread basis, McLeodUSA would need to obtain additional funding by issuing additional debt or equity securities or by borrowing funds from one or more lenders. McLeodUSA may not succeed in developing wireless services. Even if McLeodUSA spends substantial amounts to develop wireless services, McLeodUSA may not make a profit from wireless operations.

     The ability of McLeodUSA to successfully offer wireless services will also depend on a number of factors beyond its control, including:

 .    changes in communications service rates charged by other companies

 .    changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

 .    changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

 .    changes in wireless technologies that could render obsolete the technology and equipment McLeodUSA chooses for its wireless services

Competition in the Wireless Telecommunications Industry Could Make it More Difficult for McLeodUSA Successfully to Offer Wireless Services.

     The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it more difficult for McLeodUSA to gain a share of the wireless communications market. McLeodUSA expects up to eight wireless competitors in each of its potential target wireless markets. McLeodUSA could face additional competition from mobile satellite services.

     Many of the potential wireless competitors of McLeodUSA have financial and other resources far greater than those of McLeodUSA and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if McLeodUSA offers only regional wireless services.

The Success of the Communications Services of McLeodUSA Will Depend on the Ability of McLeodUSA to Keep Pace with Rapid Technological Changes in Its Industry.

     Communications technology is changing rapidly. These changes influence the demand for the services of McLeodUSA. McLeodUSA needs to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether McLeodUSA can continue to increase its revenue and number of subscribers and remain competitive.

The Loss of Key Personnel Could Weaken the Technical and Operational Expertise of McLeodUSA, Delay Its Introduction of New Services or Entry into New Markets and Lower the Quality of Its Services.

     McLeodUSA may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in the McLeodUSA lines of business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause McLeodUSA to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. McLeodUSA could also be less prepared for technological or marketing problems, which could reduce its ability to serve its customers and lower the quality of its services. As a result, the financial condition of McLeodUSA could be adversely affected.

     The future success of McLeodUSA depends on the continued employment of its senior management team, particularly Clark E. McLeod, the Chairman and Chief Executive Officer of McLeodUSA, Stephen C. Gray, the President and Chief Operating Officer of McLeodUSA and the President and Chief Executive Officer of the Local Services operations of McLeodUSA, and Roy A. Wilkens, the Chief Technology Officer of McLeodUSA and the President and Chief Executive Officer of the Network and Data Services operations of McLeodUSA.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of McLeodUSA Networks and Interfere with Its Operations.

     To obtain access to rights-of-way needed to install its fiber optic cable, McLeodUSA must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay planned McLeodUSA network expansion, interfere with its operations and harm its business. For example, if McLeodUSA loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.

Government Regulation May Increase the Cost to McLeodUSA of Providing Services, Slow Its Expansion into New Markets and Subject Its Services to Additional Competitive Pressures.

     McLeodUSA facilities and services are subject to federal, state and local regulations. The time and expense of complying with these regulations could slow down the expansion by McLeodUSA into new markets, increase its costs of providing services and subject it to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented McLeodUSA with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, McLeodUSA needs to obtain and maintain licenses, permits and other regulatory approvals in connection with some of its services. Any of the following could harm the business of McLeodUSA:

 .    failure to maintain proper federal and state tariffs

 .    failure to maintain proper state certifications

 .    failure to comply with federal, state or local laws and regulations

 .    failure to obtain and maintain required licenses and permits

 .    burdensome license or permit requirements to operate in public rights-of-way

 .    burdensome or adverse regulatory requirements

 .    delays in obtaining or maintaining required authorizations


Management and Principal Stockholders of McLeodUSA Have Significant Ownership of McLeodUSA and May Have Different Interests Than Those of Other Stockholders.

     As of the record date, Alliant Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA beneficially owned approximately [26]% of the outstanding McLeodUSA Class A common stock. These stockholders may have substantial influence over management policy and many corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and other stockholders of McLeodUSA. For example, the fact that these stockholders hold so much McLeodUSA Class A common stock could make it more difficult for a third party to acquire McLeodUSA. You should expect these stockholders to resolve any conflicts in their favor.

Preferred Stockholders May Have Competing Interests.

     Holders of McLeodUSA preferred stock have the ability to convert their shares into approximately 112 million shares of McLeodUSA Class A common stock. Potential conflicts of interest may arise between holders of McLeodUSA Class A common stock and holders of McLeodUSA preferred stock with respect to, among other things, the payment of dividends, conversion rights, asset dispositions or liquidation matters, and operation and financial decisions of the McLeodUSA board of directors. In addition, the holders of McLeodUSA preferred stock have class voting rights on specified actions requiring McLeodUSA stockholder approval.

Secondary Sales of McLeodUSA Class A Common Stock in the Public Market Could Adversely Affect Its Stock Price.

     The market price of McLeodUSA Class A common stock may fluctuate or decline significantly in the future as a consequence of sales by either existing holders of McLeodUSA Class A common stock or existing holders of McLeodUSA preferred stock who convert their shares into shares of McLeodUSA Class A common stock.

     As of [September 30], 2000, there were outstanding:

 .    [585,128,506] shares of McLeodUSA Class A common stock

 .    [1,149,580] shares of McLeodUSA Series A preferred stock convertible into
     [29,658,923] shares of McLeodUSA Class A common stock

 .    400,000 shares of McLeodUSA Series B and Series C preferred stock convertible into 82,191,777 shares of McLeodUSA Class A common stock, all of which shares of Series B and Series C Preferred Stock are held by three partnerships affiliated with Forstmann Little & Co.

 .    options to purchase [132,589,350] shares of McLeodUSA Class A common stock

 .    [153,946,555] shares of McLeodUSA Class A common stock beneficially owned by Alliant Energy, M/C Investors, Media/Communications Partners III, Richard Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA, all of which shares were eligible for sale in the public market either in accordance with Rule 144 under the Securities Act or otherwise

 .    options held by Alliant Energy to purchase 7,804,128 shares of McLeodUSA
     Class B common stock convertible into 7,804,128 shares of McLeodUSA Class A common stock


     After the merger, approximately 15.1 million additional shares of McLeodUSA Class A common stock issued to the former stockholders of CapRock will be outstanding, as well as options to purchase approximately 2.7 million shares of McLeodUSA Class A common stock. These options generally will be fully exercisable upon completion of the merger.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. McLeodUSA and CapRock intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, including the merger of CapRock with a subsidiary of McLeodUSA, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause events or our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause events or our actual results to be materially different from our expectations include those discussed in this proxy statement/prospectus under the caption "Risk Factors" and those discussed in documents incorporated by reference in this proxy statement/prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               THE SPECIAL MEETING

          This proxy statement/prospectus is first being mailed or delivered by CapRock to its stockholders on or about [_________], 2000 in connection with the solicitation of proxies by the CapRock board of directors for use at the special meeting and at any adjournments or postponements of the special meeting. This document is also a prospectus for the McLeodUSA Class A common stock to be issued in the merger. You should read this document carefully before voting your shares.

Date, Time and Place; Matters to be Considered

          The special meeting will be held on [_______], 2000 at 9:00 a.m., local time at the offices of CapRock located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001. At the special meeting, CapRock stockholders will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, by and among McLeodUSA Incorporated, Cactus Acquisition Corp., a wholly-owned subsidiary of McLeodUSA Incorporated, and CapRock Communications Corp., dated as of October 2, 2000.

          The approval of this proposal is required in order for CapRock to complete the merger.

Proxies

          The accompanying form of proxy is for the use of CapRock stockholders to allow them to vote at the special meeting if they cannot or do not wish to attend and vote in person. A CapRock stockholder may revoke a previously granted proxy at any time before it is exercised, by submitting to the Corporate Secretary of CapRock written notice of revocation or a properly executed proxy with a later date, or by attending the special meeting and voting in person.

          Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to CapRock Communications Corp., 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the proposal to approve the merger agreement.

          The CapRock board of directors is not currently aware of any other matters which will come before the special meeting. If any other matter is presented at the special meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

Solicitation of Proxies

          McLeodUSA and CapRock have agreed to share equally all expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus. Other than these expenses, CapRock will bear the entire cost of soliciting proxies from CapRock stockholders. In addition to soliciting proxies by mail, CapRock will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of CapRock common stock and to secure their voting instructions. CapRock will reimburse such record holders for their reasonable expenses in so doing. CapRock intends to use several of its officers and regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile or electronic or United States mail.

Record Date and Voting Rights

          The CapRock board of directors has selected the close of business on [_____________], 2000 as the record date for the special meeting. Under Texas law and the bylaws of CapRock, only holders of record of shares of CapRock common stock on the record date will be entitled to notice of and to vote at the special meeting. [____________] shares of CapRock common stock are entitled to vote at the special meeting. On the record date, there were approximately [__] record holders of CapRock common stock.

          Each share of CapRock common stock entitles its holder to one vote. The affirmative vote of at least a majority of the outstanding shares of CapRock common stock is required to approve the merger agreement. The approval of the merger agreement is required in order for CapRock to complete the merger.

          While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, CapRock believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, CapRock intends to treat abstentions in this manner. Brokers who hold shares of CapRock common stock in nominee or street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for these customers with respect to the matters to be voted upon at the special meeting without specific instructions from these customers. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Because the affirmative vote of at least a majority of the outstanding shares of CapRock common stock is required to approve the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

          Several directors, executive officers and stockholders of CapRock entered into agreements by which they have agreed to vote their shares in favor of the approval of the merger agreement. The 19,979,230 shares of CapRock common stock subject to these agreements represent approximately 52% of the outstanding shares entitled to vote at the special meeting.

          In accordance with the terms of the agreements referenced above, CapRock is assured of receiving the requisite votes in favor of the approval of the merger agreement.

Recommendation of the CapRock Board of Directors

          The CapRock board of directors has determined that the merger agreement and the merger are fair and in the best interests of CapRock and its stockholders. The CapRock board of directors recommends that the CapRock stockholders vote "FOR" the approval of the merger agreement. See "The Merger-- Recommendation of the CapRock Board of Directors and Reasons for the Merger."

                                   THE MERGER

Background of the Merger

          Both McLeodUSA and CapRock regularly evaluate different strategies to improve their competitive positions and enhance their respective stockholder values, including opportunities for acquisitions of other companies or their assets, possible partnerships or alliances and other significant transactions.

          CapRock became more focused on this process and accelerated its efforts after CapRock's announcement on July 6, 2000 that its revenues, gross margins, EBITDA and earnings per share for the quarter ended June 30, 2000 would be significantly below analysts' expectations.

          The board of directors of CapRock held a telephonic meeting on July 28, 2000 during which management made a presentation with respect to the financial position of CapRock and the availability of capital. The board authorized management to seek sources of financing including completion, if possible, of a secured credit facility from The Chase Manhattan Bank. From July 28, 2000 through September 22, 2000, the CapRock board of directors met seven times to discuss the operations and cash position of CapRock, its progress with respect to obtaining financing, private investors and strategic alternatives.

          In early August 2000, in addition to its own efforts, CapRock asked Chase Securities, Inc. to renew the efforts Chase Securities had undertaken earlier in the year to seek private financial investors. In addition, on August 16, 2000, CapRock engaged Salomon Smith Barney to solicit interest in strategic alternatives, as well as to solicit interest for private equity financings. Salomon Smith Barney contacted a number of potential strategic and financial investors. This process ultimately narrowed to three proposals (including the proposal from McLeodUSA as described below), which were carefully considered and explored by CapRock's board of directors.

          In early September 2000, representatives from Salomon Smith Barney worked with representatives from McLeodUSA to arrange an introductory meeting between McLeodUSA and CapRock. On September 12, 2000, McLeodUSA and CapRock executed a confidentiality agreement.

          On September 13, 2000, Blake O. Fisher, Jr., Group Vice President of Corporate Development for McLeodUSA, along with three other members of the McLeodUSA management team, traveled to the CapRock corporate headquarters in Dallas, Texas, for an introductory meeting. Jere W. Thompson, Jr., Chairman of the Board of Directors and Chief Executive Officer of CapRock, along with certain of CapRock's key officers, provided an overview of CapRock to McLeodUSA. During this meeting, Messrs. Fisher and Thompson discussed whether a business combination between McLeodUSA and CapRock might be mutually beneficial and agreed to continue their discussions. In a subsequent telephone conversation, Messrs. Fisher and Thompson scheduled a follow-up meeting to be held in Cedar Rapids, Iowa, on September 21, 2000.

          On September 21, 2000, Mr. Thompson, Leo J. Cyr, President and Chief Operating Officer of CapRock, and Mark Langdale, a member of the board of directors of CapRock, met with key members of the McLeodUSA management team in Cedar Rapids. During this meeting, Stephen C. Gray, President and Chief Operating Officer of McLeodUSA and President and Chief Executive Officer of Local Services operations, expressed to Mr. Thompson an interest in continuing discussions regarding a strategic business combination of McLeodUSA and CapRock.

          On the morning of September 22, 2000, the CapRock board of directors held a meeting during which James E. Skinner, the Chief Financial Officer of CapRock, discussed the cash position of CapRock. Mr. Thompson updated the board of directors on the status of discussions with respect to each of the three proposals for strategic alternatives and the status of obtaining a credit facility.

          Later in the day, on September 22, 2000, Mr. Fisher expressed to Mr. Thompson the interest of McLeodUSA in acquiring CapRock in order to expand McLeodUSA's markets. Mr. Fisher did not propose any specific terms of the transaction, although he and Mr. Thompson discussed general price and structure terms of a potential business combination, including the form of consideration to be received by the CapRock stockholders.

Messrs. Fisher and Thompson each indicated the respective price levels at which their companies might be interested in proceeding with a transaction. On the evening of September 22, 2000, Mr. Fisher sent Mr. Thompson a list of critical parameters for the continued interest in CapRock by McLeodUSA. Over the weekend of September 23-24, 2000, Messrs. Fisher and Thompson continued their discussions, and Mr. Fisher indicated a willingness on the part of McLeodUSA to execute a definitive agreement with respect to the transaction within seven days.

          The CapRock board of directors met on September 25, 2000 to discuss the interest of McLeodUSA and the parameters of that interest, as well as other alternative financial and strategic opportunities for CapRock. Salomon Smith Barney led a discussion with respect to each of the strategic alternatives being considered by CapRock. Mr. Thompson received direction from the CapRock board of directors to continue discussions and due diligence with McLeodUSA and to seek additional information and enhanced terms from each of the proponents of the strategic alternatives being considered. During the week of September 25, 2000, each of the proponents of the strategic alternatives was contacted and McLeodUSA and one other proponent each agreed to enhance their proposals. Representatives of McLeodUSA also agreed to come to Dallas to commence their due diligence review, as well as the preparation of documentation with respect to a possible transaction.

          During the evening of September 27, 2000, McLeodUSA's legal counsel sent CapRock's legal counsel drafts of a merger agreement together with related agreements.

          On September 28, 2000, Mr. Fisher and Randall Rings, Group Vice President and Chief Legal Officer for McLeodUSA, along with a select group from McLeodUSA, began meetings with CapRock to discuss issues to be resolved in order to complete the definitive documents for the transaction and to conduct an extensive review of the operations, business, accounting, financial position and legal matters of one another. This process continued until execution of the definitive merger agreement and related agreements on October 2, 2000.

          During the afternoon of September 28, 2000, Messrs. Thompson and Langdale, together with CapRock's internal legal advisors, met with Mr. Fisher and Tracy A. Millard, Vice President of Mergers and Acquisitions for McLeodUSA, together with McLeodUSA's internal legal advisors, to negotiate the principal terms of the proposed transaction, including, among other things, (1) the proposed voting and option agreement and voting agreement, (2) the proposed representations and warranties to be made under, and the conditions to the closing of, the merger agreement, including the condition that CapRock noteholders consent to amendments to CapRock's outstanding notes, (3) operating covenants between the signing of the definitive merger agreement and the closing of the transaction, (4) the negotiation of acceptable arrangements to provide financing for CapRock through May 2001 even if the merger agreement was terminated and (5) employee stock options. McLeodUSA conditioned its proceeding with the transaction with CapRock on (1) receiving voting agreements from CapRock stockholders owning more than 50% of the shares of CapRock common stock requiring them to vote for the transaction and against competing transactions,
(2) receiving option agreements from each of Messrs. Thompson and Langdale and Jere W. Thompson, Sr., or related individuals or affiliated entities, granting McLeodUSA the right under certain circumstances to purchase their shares of CapRock common stock, representing approximately 39% of the outstanding common stock of CapRock, (3) receiving consents from CapRock noteholders to amendments to CapRock's outstanding notes and (4) there being no termination provisions in the merger agreement for superior proposals. CapRock conditioned its proceeding with the transaction with McLeodUSA on (1) entering into arrangements satisfactory to CapRock to provide funding for CapRock through May 2001 and (2) satisfactory operating covenants between signing and closing.

          Throughout the period from the evening of September 28, 2000 to the signing of the definitive merger agreement on October 2, 2000, Messrs. Thompson and Fisher, and the respective financial and legal advisors for CapRock and McLeodUSA, held numerous conversations, reviewed drafts of the merger agreement and related agreements, and negotiated various terms of the transaction and provisions of the agreements. This process involved representatives of Salomon Smith Barney and Munsch Hardt Kopf & Harr, P.C. on behalf of CapRock, and representatives of Goldman Sachs & Co. and Cravath, Swaine & Moore on behalf of McLeodUSA.

          During the afternoon of October 1, 2000, the board of directors of McLeodUSA held a special meeting to hear a report from its senior management on the status and proposed terms of the transaction.

         Also during the afternoon of October 1, 2000, the CapRock board of directors held a special meeting. Mr. Thompson briefed the board on the status of the negotiations with McLeodUSA and one of the other proponents of a strategic transaction. Together with CapRock's financial advisors and legal counsel, the board reviewed and considered the strategic rationale for the proposed business combination with McLeodUSA, other alternatives available to CapRock, and their fiduciary duties and responsibilities to the CapRock stockholders with respect to proposed business combinations. At this meeting, the CapRock board of directors determined to hold another meeting later in the evening of October 1, 2000 for an update on any developments during the day. The board also requested that the proponent of a proposal for a strategic transaction other than McLeodUSA, which had previously agreed to enhance its proposal, be contacted to arrange a meeting on Monday, October 2, 2000.

          On the evening of October 1, 2000, the CapRock board of directors held a special meeting. Mr. Thompson updated the board on the status of the negotiations with McLeodUSA and one of the other proponents of a strategic transaction.

          On October 2, 2000, McLeodUSA presented to CapRock a revised draft of a proposed merger agreement, together with related agreements. CapRock identified to McLeodUSA a list of issues to be resolved in order to proceed with the transaction, including the form of financing proposed by McLeodUSA, the terms of the proposed option and voting agreement and the proposed voting agreement, and specific provisions in the draft merger agreement relating to representations and warranties.

          On the afternoon of October 2, 2000, Mr. Thompson met with Mr. Fisher to determine whether each party would be able to meet the other's conditions for proceeding with the proposed transaction. During this meeting, Messrs. Thompson and Fisher were able to agree on, among other things, the exchange ratio, the principal terms of the option and voting agreement and the voting agreement, as such agreements affected CapRock, and the operating covenants between signing and closing. Throughout the day on October 2, 2000, senior management of both companies, together with their respective financial and legal advisors, continued to negotiate the principal terms of a credit agreement between CapRock and The Chase Manhattan Bank and discussed entering into an indefeasible right of use (IRU) agreement for McLeodUSA to purchase fiber from CapRock.

          Throughout the day and evening of October 2, 2000, representatives of the two companies and their respective advisors negotiated the final terms of the merger agreement and related agreements and completed their due diligence analyses.

          The CapRock board of directors held a special meeting in the afternoon of October 2, 2000. Mr. Skinner provided a report which listed the cash on hand and projected the sources and uses of cash for the next several months. Mr. Skinner discussed the report with the directors and responded to inquiries from the directors. Mr. Langdale reported on the results of his meeting that day with the proponent of the other strategic alternative. Following Mr. Langdale's report, the CapRock board of directors, together with CapRock's financial advisors and legal counsel, reviewed the final terms of each of the proposed transactions. Munsch Hardt Kopf & Harr, P.C. made a presentation to the board regarding the fiduciary duties and responsibilities of the directors, the material terms and conditions of the final merger agreement, the voting and option agreement, the voting agreement, CapRock noteholder issues and updated the board on how the key remaining legal issues had been resolved. Michael Donohoe, in-house counsel for CapRock, made a presentation on the terms of the credit agreement. Salomon Smith Barney presented the final results of its financial and valuation analyses of CapRock and McLeodUSA and the proposed transaction, as well as analyses of other strategic alternatives potentially available to CapRock. Salomon Smith Barney delivered its oral opinion, later confirmed in writing, that as of October 2, 2000, the exchange ratio was fair, from a financial point of view, to the CapRock stockholders. After further discussion and due consideration, the CapRock board of directors approved the merger agreement, the voting and option agreement, the voting agreement and the credit agreement and the other matters contemplated by these agreements, recommended that the merger agreement be approved by the CapRock stockholders and directed that the merger agreement be submitted to the CapRock stockholders for approval.

          Also during the afternoon of October 2, 2000, the McLeodUSA board of directors held a special meeting. At the meeting, the McLeodUSA board of directors received a presentation from senior management on the material terms and conditions of the merger agreement, the voting and option agreement, the voting agreement and the credit agreement and the other matters contemplated by these agreements. The McLeodUSA board of directors also heard an update from management, financial advisors and legal advisors on how certain of the remaining open issues had been resolved. The McLeodUSA board of directors discussed the information presented by senior management and by its financial advisors. After discussion and due consideration, the McLeodUSA board of directors approved the merger agreement and related agreements and the credit agreement and related agreements.

     McLeodUSA and CapRock issued a joint press release to announce the execution of the definitive merger agreement and the related agreements before the Nasdaq National Market opened on the morning of October 3, 2000.

Recommendation of the CapRock Board of Directors and Reasons for the Merger


     The CapRock board of directors has determined that the terms of the merger agreement and the merger are fair to and in the best interests of CapRock and its stockholders. The CapRock board of directors has approved the merger agreement, recommended that the merger agreement be approved by the CapRock stockholders and directed that the merger agreement be submitted to the CapRock stockholders for approval. The CapRock board of directors recommends that CapRock stockholders vote "FOR" the approval of the merger agreement.

     In reaching its determination to approve the transaction and to recommend that the CapRock stockholders vote to approve the merger agreement, the CapRock board identified several potential benefits for CapRock and its stockholders, including:

     . CapRock stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger

     . McLeodUSA is more diversified and has a significantly larger market capitalization than CapRock; as a result, CapRock stockholders who exchange their CapRock common stock for McLeodUSA Class A common stock in the merger may obtain a more liquid investment

     . the combined management teams will allow CapRock's recently enhanced management team to work with McLeodUSA's recognized management to accelerate the growth and progress of the combined business

     . as a result of the strategic fit between the CapRock and McLeodUSA operations, the merger provides the opportunity to create a super-regional telecommunications company that will combine CapRock's Southwestern presence with McLeodUSA's Midwestern and Rocky Mountain presence and will have the ability to bundle basic local and long distance telephone services with advanced broadband voice, video and data communications services

     . the combined company will have the opportunity to realize significant synergies by leveraging the combined company's network to reduce local access charges, wholesale carriage costs and operating costs and take advantage of potentially significant growth in data traffic

     . the integrated products and services offerings of the combined company will create and enhance cross-selling opportunities to the existing customer bases of each of CapRock and McLeodUSA, resulting in new opportunities to generate revenue

     . as part of McLeodUSA, CapRock will benefit from substantially greater financial and sales and marketing resources and will be better able to compete in the highly competitive market for telecommunications services

     . the financial resources and access to capital of McLeodUSA, together with the interim financing which CapRock received in connection with the announcement of the merger, will allow CapRock to continue its operations and business plan

     . the merger is expected to be tax free to CapRock's U.S. stockholders (except to the extent they receive cash for any fractional shares)

     The CapRock board consulted with CapRock senior management, as well as its financial advisors, independent accountants and legal counsel, in reaching its decision to approve the merger agreement. Among the factors the CapRock board considered in its deliberations were the following:

     .   the benefits described above

     . the familiarity of the CapRock board with CapRock's cash position, difficulties in accessing capital, business, properties and prospects of CapRock, including the opportunities and acquisition alternatives available to CapRock if the proposed merger did not occur

     . the exchange ratio negotiated with McLeodUSA and the recent and historical market prices of CapRock common stock, as well as how this exchange ratio compared to the other opportunities available to CapRock and the value achievable upon a liquidation of CapRock

     . the opinion of Salomon Smith Barney that, as of October 2, 2000, the exchange ratio was fair, from a financial point of view, to the CapRock stockholders (a copy of Salomon Smith Barney's opinion is attached as Appendix D to this proxy statement/prospectus)

     . information and presentations by CapRock management and legal and financial advisors concerning the business, technology, products, operations, financial condition, organizational structure and industry position of CapRock and McLeodUSA, on both an historical and prospective basis

     . current financial market conditions and historical market prices, volatility and trading information about CapRock common stock and McLeodUSA Class A common stock

     . the potential benefits of the merger to CapRock's customers, suppliers and employees

     .   the terms and conditions of the merger agreement

     . the terms and conditions of the voting agreement of various stockholders of CapRock, who own approximately 52% of the outstanding CapRock common stock, which requires them to vote such shares in favor of the merger agreement

     . the terms and conditions of the option agreement of various stockholders of CapRock, granting McLeodUSA an option to purchase up to approximately 39% of the outstanding CapRock common stock under specified circumstances

     . the completion by McLeodUSA of its due diligence and willingness to execute a definitive agreement and commitment to completion of the transaction on an expedited basis

     Prior to reaching a decision to recommend that the merger agreement be approved by the stockholders of CapRock, the CapRock board of directors, with the assistance of Salomon Smith Barney and legal counsel, considered a number of strategic alternatives, including (1) a sale of a significant minority preferred equity investment in CapRock to a strategic investor, (2) a combination with a private entity through the contribution of that entity's assets to CapRock in return for a significant majority equity interest in CapRock, (3) obtaining a secured credit facility, (4) sales of significant assets, including large amounts of its fiber network and (5) the likelihood of obtaining additional alternatives after evaluating the results of the marketing process conducted by Salomon Smith Barney and Chase Securities.

     During the third quarter of 2000, Salomon Smith Barney contacted numerous potential investors to solicit interest in strategic alternatives, as well as to solicit interest for private equity financings with CapRock. In addition, Chase Securities renewed its efforts, which it had begun earlier in the year, to seek potential private investors. In addition, CapRock both sought and received contacts from additional parties with regard to credit facilities, large indefeasible right of use sales, private equity transactions and strategic alternatives. This process narrowed to three proposals for a strategic transaction and a separate proposal for secured credit financing.

     The proposed merger provided the most certainty for completion of a transaction in the shortest period of time, which the CapRock board of directors believed was significant in light of the immediate and long-term capital needs of CapRock. In addition to other issues associated with the other alternatives being considered, the time to execution of a definitive agreement with any party other than McLeodUSA was expected to take several weeks. During those weeks, CapRock would be exposed to potentially negative and unacceptable liquidity and market risks. Those risks could be negatively affected by reactions to the expiration of the Chase Manhattan credit facility commitment, differing perceptions of operational results for the third quarter, payment demands from creditors, employee recruiting and retention issues, marketing challenges with customers and competitors due to unfavorable publicity, and the difficulties being faced by other competitive local exchange companies in the capital markets.

     The CapRock board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger agreement, including the following:

     . the risk that the per share value of the consideration to be received in the merger could decline significantly from the value immediately prior to the announcement of the merger, because the exchange ratio will not be adjusted for changes in the market price of CapRock common stock or McLeodUSA Class A common stock

     . the possibility that the merger might not be consummated due to a party's failure to satisfy conditions to closing, including the condition that CapRock noteholders consent to amendments to CapRock's outstanding notes

     . the potential adverse effects of the failure to consummate the merger on CapRock's operating results, the ability of CapRock to implement its business plan and the overall competitive position and prospects of CapRock

     . the inability for a third-party acquisition proposal to become effective because of the stock option and voting agreements described above and the termination provisions of the merger agreement

     . the inability of CapRock to terminate the merger agreement for a superior proposal

     .    the risk that the potential benefits of the merger may not be realized

     . other applicable risks described in this proxy statement/prospectus under "Risk Factors"

     After due consideration, the CapRock board of directors concluded that the potential benefits of the merger to CapRock and its stockholders outweighed the risks associated with the merger.

     This discussion is not exhaustive of all the factors considered by the CapRock board of directors. In view of the wide variety of factors considered in connection with the board's evaluation of the merger and the complexity of these matters, the CapRock board of directors did not quantify or otherwise assign relative weights to the factors described above. Rather, the CapRock board made its determination based on the totality of the information it considered. The members of the board were aware that, as described below under "-- Interests of the CapRock Directors and Executive Officers in the Merger," directors and executive officers of CapRock have interests in the merger in addition to, or different from, their interests as stockholders in CapRock, and the board considered this in deciding to recommend the transaction.

     CapRock cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

McLeodUSA's Reasons for the Merger

     Over the past several months, as the communications industry has continued to experience consolidation and expansion, McLeodUSA has examined its own opportunities to expand. In this regard, the McLeodUSA board of directors has identified the acquisition of CapRock as an attractive opportunity that both offers McLeodUSA an incremental step into markets where McLeodUSA has considered expanding its operations and is consistent with the prior strategic actions of McLeodUSA.

     McLeodUSA believes the merger will create a stronger company and will provide significant value for its stockholders, employees and customers. The main reasons for this view, among others, are the following:

     . The acquisition of CapRock brings a strong set of new assets to McLeodUSA. McLeodUSA will increase by 19% its current target market from 21 to 25 states. This addition brings a 34% increase in addressable points of presence (POPs). It will also take McLeodUSA to 18 new cities, an increase of 16% to a total of 133 citises.

     . McLeodUSA network will be expanded by adding approximately 5,000 route miles of fiber optic cable, increasing the McLeodUSA total by 19% to approximately 31,000 route miles (including miles scheduled to be delivered by Level 3 during the first half of 2001). McLeodUSA believes the addition of this fiber is a logical, incremental step in the development of a network designed to provide a very broad range of products and services and to enable McLeodUSA to serve customers of all sizes. McLeodUSA expects to strengthen the interconnection of its network to the networks of existing carriers by adding CapRock colocations to those of McLeodUSA, bringing McLeodUSA's projected total to 600 by the end of 2000. Through the acquisition of CapRock, McLeodUSA will also gain an additional 12 voice switches and 17 ATM switches.

     . McLeodUSA believes it will be able to leverage its proven management expertise in the areas of sales process, product development and customer service.

     . McLeodUSA believes the addition of new sales people and strong operational management within CapRock will provide the firm base necessary to launch an incremental expansion by McLeodUSA into new areas.

     . Because New Mexico and Arizona are target market states for both McLeodUSA and CapRock, McLeodUSA expects to recognize capital expenditure synergies in those states.

     . McLeodUSA believes it will be able to negotiate better arrangements with CapRock's vendors.

     . McLeodUSA expects savings from a "time to market" advantage. McLeodUSA believes that the merger will enable it to enter the CapRock markets more quickly than it would have been able to enter them otherwise.

     McLeodUSA cannot assure you that any of the potential savings, synergies or opportunities considered by McLeodUSA will be achieved through completion of the merger. See "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Opinion of the CapRock Financial Advisor

     Salomon Smith Barney has acted as the financial advisor to CapRock in connection with the merger. At the meeting of the CapRock board of directors held on October 2, 2000, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, to the CapRock board that, as of that date, the exchange ratio was fair, from a financial point of view, to the holders of CapRock common stock (other than McLeodUSA and its affiliates). No limitations were imposed by the CapRock board upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion. The opinion of Salomon Smith Barney was for the use and benefit of the CapRock board in connection with its consideration of the merger.

     The full text of the written opinion of Salomon Smith Barney, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Salomon Smith Barney, is attached as Appendix D to this proxy statement/prospectus. You are urged to read the Salomon Smith Barney opinion in its entirety. The Salomon Smith Barney opinion is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of CapRock common stock and does not constitute a recommendation as to how you should vote at the special meeting. The summary of the opinion as discussed in this document is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference.

     In connection with the rendering of its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following:

     .    drafts of the merger agreement

     .    publicly available business and financial information concerning
          CapRock

     . financial forecasts and other information and data concerning the business and operations of CapRock furnished to it by CapRock for purposes of its analysis

     . publicly available information concerning the trading of, and the trading market for, CapRock common stock

     .    publicly available business and financial information concerning
          McLeodUSA

     . financial forecasts and other information and data concerning the business and operations of McLeodUSA, furnished to Salomon Smith Barney by McLeodUSA for purposes of its analysis

     . publicly available information concerning the trading of, and the trading market for, McLeodUSA Class A common stock

     . publicly available financial information with respect to certain other companies that Salomon Smith Barney believed to be relevant in evaluating CapRock or McLeodUSA and the trading markets for certain of such other companies' securities

     . publicly available information concerning the nature and terms of certain other transactions that Salomon Smith Barney considered relevant to its inquiry

     .    pro forma financial impact of the merger on McLeodUSA

     Salomon Smith Barney conducted such other analyses and examinations and considered such other information and financial, economic and market criteria that it deemed appropriate. Salomon Smith Barney also met with officers, directors and other representatives and advisors of CapRock and officers and other representatives and advisors of McLeodUSA concerning the business, operations and prospects of CapRock and McLeodUSA, respectively.

         In connection with its engagement, Salomon Smith Barney was requested to approach, and Salomon Smith Barney held discussions with, third parties to solicit indications of interest in the possible acquisition of all or a part of CapRock or in providing financing to CapRock. These discussions resulted in three indications of interest in a merger with, or investment in, CapRock. Salomon Smith Barney noted that, with the exception of the McLeodUSA proposal, the other preliminary proposals contained significant contingencies, and there was no assurance as to the likelihood of executing definitive agreements with respect to those preliminary proposals on a timely basis.

         In rendering its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all financial and other information provided to it, discussed with it or publicly available and did not attempt independently to verify any of such information. Further, with respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, Salomon Smith Barney was advised by the respective managements of CapRock and McLeodUSA that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of CapRock and McLeodUSA as to the future financial performance of CapRock and McLeodUSA, respectively, and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CapRock or McLeodUSA or of the solvency of either entity, nor did it make any physical inspection of the properties or assets of CapRock or McLeodUSA. Salomon Smith Barney assumed that the merger would be consummated in accordance with the terms of the merger agreement and the other agreements entered into in connection therewith, and would be treated as a tax free reorganization for federal income tax purposes. Salomon Smith Barney further assumed that in the course of obtaining the necessary regulatory or third party approvals for the merger, no limitations, restrictions or conditions would be imposed that would have an adverse effect on CapRock or McLeodUSA or the contemplated benefits to CapRock of the merger.

     In conducting its analysis and arriving at its opinion as expressed herein, Salomon Smith Barney has considered financial terms of the merger in relation to, among other things:

     . current and historical market prices and trading volumes of CapRock common stock and McLeodUSA Class A common stock

     . the historical and projected earnings and other operating data of CapRock and McLeodUSA

     .    the capitalization and financial condition of CapRock and McLeodUSA

     . CapRock's current cash requirements for working capital, including for short-term obligations to suppliers, and its other near-term liquidity needs

     The opinion of Salomon Smith Barney relates to the relative values of CapRock and McLeodUSA and does not express any opinion as to what the value of McLeodUSA Class A common stock actually will be when issued pursuant to the merger or the price at which McLeodUSA Class A common stock will trade subsequent to the merger. The Salomon Smith Barney opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for CapRock or the effect of any other transaction in which CapRock might engage.

     In connection with its opinion, Salomon Smith Barney performed various financial analyses, which it discussed with the CapRock board of directors on October 2, 2000. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion are summarized below.

     Liquidation Value. Salomon Smith Barney performed a liquidation valuation analysis to derive a range of implied value per share as a result of liquidation. In this analysis, Salomon Smith Barney relied on a gross property, plant and equipment ("PP&E") multiple ranging from 0.76x to 0.84x and a net PP&E multiple ranging from 0.90x to 1.00x, which were derived from the recent sale in a bankruptcy proceeding of substantially all the assets of GST Telecommunications, a facilities-based integrated communications provider in the western United States.

     Based on this analysis, Salomon Smith Barney derived a total firm value range of $425 million to $475 million and an implied value per share range of $1.68 to $2.96 for CapRock, representing a discount ranging from 70.4% to 40.7% from the implied value to CapRock stockholders based on the closing price of CapRock common stock as of October 2, 2000. For purposes of its analysis, Salomon Smith Barney assumed that CapRock had total debt of $360 million and did not have a cash balance.

     Discounted Cash Flow Analysis. Salomon Smith Barney performed a discounted cash flow analysis to derive a range of equity values per share for CapRock. In this analysis, Salomon Smith Barney assumed a weighted average cost of capital for CapRock ranging from 15.5% to 17.5%. Terminal values for CapRock were based on a range of 8.0x to 10.0x projected earnings before interest, taxes, depreciation and amortization.

     In deriving a range of firm values for CapRock, Salomon Smith Barney performed the discounted cash flow analysis using both management projections provided by CapRock and projections adjusted to reflect Wall Street equity research benchmarks for comparable companies. Salomon Smith Barney then applied a discount to the range of equity values per share it derived for CapRock. This discount was derived from the discount to discounted cash flow valuations maintained by a select group of peer "smart build" CLEC companies as of October 2, 2000, which included Choice One, Mpower, Net2000, Network Plus, Pac-West Telecom and US LEC. In this analysis, Salomon Smith Barney assumed a discount ranging from 68.6% to 88.0%. Based upon this analysis, Salomon Smith Barney derived the following ranges of firm values and adjusted equity values per share for CapRock, in each case as of September 30, 2000:

                                                          Wall Street Benchmark
                                                          ---------------------
                               Management Projections     Adjusted Projections
                               ----------------------     --------------------
     Adjusted Equity Value         $6.05 - $19.17            $3.80 - $12.45
     (per share)

     Salomon Smith Barney noted that the achievement of these values was dependent on numerous factors, particularly the achievement of projected operating results and availability of capital required to finance CapRock's business plan. Salomon Smith Barney observed that, under current market and operating conditions, CapRock did not appear to have the required access to capital and may not be able to operate as planned.

     Public Market Sum-of-the-Parts Valuation. Salomon Smith Barney performed a sum-of-the-parts valuation analysis. For purposes of its analysis, Salomon Smith Barney assumed that CapRock had total debt of $360 million, cash of $40 million and option/warrant proceeds of approximately $21 million. Based on this analysis, Salomon Smith Barney derived a total sum-of-the-parts value range for CapRock of $575 million to $975 million and an implied value per share range of $6.49 to $15.90, representing a premium to the closing price of CapRock common stock as of October 2, 2000 ranging from 28.4% to 216%.

     Salomon Smith Barney noted that these implied values represent a theoretical "snapshot" of the values to prospective buyers or investors as of the date of the analysis and that the values implied by this analysis were likely superceded by the process by which prospective buyers and investors had already been contacted (as discussed more fully in "--Recommendation of the CapRock Board of Directors and Reasons for the Merger").

     Public Market Valuation of McLeodUSA. Using publicly available information, Salomon Smith Barney also performed a public market valuation analysis for McLeodUSA Class A common stock which, when multiplied by the exchange ratio, resulted in a range of implied values per share to CapRock stockholders of $5.81 to $6.73.

     Historical Stock Price Performance. Salomon Smith Barney reviewed the historical stock performance of CapRock common stock as compared with the stock performance of a selected group of peer group CLECs, including Adelphia Business Solutions, e.spire, Electric Lightwave, ICG Communications, Intermedia Communications, McLeodUSA, XO Communications, Time Warner Telecom and Allegiance Telecom; and peer group fiber providers, including Broadwing, FLAG Telecom, Global Crossing, Level 3 Communications, Metromedia Fiber Network, TyCom, 360networks and Williams Communications. Salomon Smith Barney noted that CapRock's stock price began underperforming the peer group companies in June 2000 and has severely underperformed since then as a result of a series of events that have created financial uncertainty regarding CapRock's prospects, including the announcements of the loss of a major contract valued at more than $30 million, the anticipated failure to achieve projected second quarter earnings and the resignation of its chief financial officer.

     The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the CapRock board of directors. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses discussed in its opinion. In addition, no company used in the discounted cash flow analysis or the historical stock price performance analysis summarized above is identical to CapRock or McLeodUSA or any of their business segments. Salomon Smith Barney also may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Salomon Smith Barney's view of the actual value of CapRock. Additionally, an analysis of the data described above necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of CapRock, McLeodUSA or any of their business segments and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

     In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of CapRock or McLeodUSA. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the exchange ratio to holders of CapRock common stock (other than McLeodUSA and its affiliates). The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its businesses might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, the opinion of Salomon Smith Barney and Salomon Smith Barney's presentation to the CapRock board of directors were among the many factors taken into consideration by the CapRock board in making its determination to approve the merger.

     Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney or its affiliates may actively trade or hold the securities of CapRock and McLeodUSA for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney has rendered certain investment banking services to CapRock and McLeodUSA, respectively, unrelated to the proposed merger, for which Salomon Smith Barney received compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may maintain other business relationships with CapRock, McLeodUSA and their respective affiliates. The CapRock board of directors retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the merger.

     Miscellaneous. Pursuant to the terms of an engagement letter dated September 11, 2000, CapRock agreed to pay Salomon Smith Barney for its financial advisory and investment banking services a fee of $1.1 million, and, if the merger is completed, a transaction fee payable upon completion of the merger in a maximum aggregate amount, together with amounts previously paid or payable for financial advisory and investment banking services, equal to the greater of $4 million or 0.7% of the transaction value.

     CapRock also agreed to reimburse Salomon Smith Barney for all reasonable expenses incurred in performing its services, including legal fees and expenses, and to indemnify Salomon Smith Barney and certain related parties against certain liabilities in connection with Salomon Smith Barney's engagement, including liabilities under the securities laws.

Independent Auditors

     The partial presentation of prospective financial information included or referred to in this document on pages [__] through [__] has been prepared by, and is the responsibility of, the management of CapRock and its financial advisor. Arthur Andersen LLP and KPMG LLP have neither examined nor compiled that prospective financial information, and accordingly, Arthur Andersen LLP and KPMG LLP do not express an opinion or any other form of assurance with respect thereto and accept no responsibility for that information. The Arthur Andersen LLP and KPMG LLP reports on the consolidated financial statements of McLeodUSA and CapRock, respectively, incorporated by reference in this proxy statement/prospectus, relate to the historical financial information of McLeodUSA and CapRock, respectively. They do not extend to the prospective financial information and should not be read to do so.

Interests of the CapRock Directors and Executive Officers in the Merger

     Some directors and executive officers of CapRock have interests in the merger that are in addition to, or different from, their interests as stockholders of CapRock. The CapRock board of directors knew about these interests, and considered them, when it approved the merger agreement. These interests are summarized below.

     Options. Under the terms of the CapRock 1998 Director Stock Option Plan and the CapRock 1998 Equity Incentive Plan, upon the completion of the merger, a total of 1,494,054 outstanding, non-vested options to purchase CapRock common stock held by CapRock directors and executive officers, as listed in the table below, will vest and become immediately exercisable. McLeodUSA will either assume each unexercised CapRock stock option outstanding at the effective time of the merger or issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised CapRock stock options outstanding at the effective time of the merger as described under "Terms of the Merger Agreement and Related Transactions - Conversion of CapRock Common Stock; Treatment of Options."

     The following table shows the number of unvested options held by the CapRock directors and executive officers whose vesting will accelerate as a result of the merger, assuming the merger is completed as of December 31, 2000.


                                   Number of Unvested CapRock
    Name of Director or                   Options that
    -------------------              Accelerate as a Result
     Executive Officer                 of the Merger (1)
     -----------------             --------------------------
Jere W. Thompson, Jr.                        97,500
Leo J. Cyr                                  583,334
James E. Skinner                            250,000
Timothy W. Rogers                            56,250
Mark Langdale                                 4,668
Christopher J. Amenson                        4,668
John R. Harris                                2,334
T. George Hess                              200,250
Claude A. Robertson                         130,000
Kenneth L. Monblatt                         165,050

(1) This represents the number of CapRock options estimated to be unvested as of December 31, 2000. The aggregate estimated value of unvested options shown in this table is approximately $[_______] based upon the [___________], 2000 closing price for McLeodUSA Class A common stock of $[____] multiplied by the exchange ratio of 0.3876, less the exercise price of these options.

     Current Employment Agreements. CapRock has employment agreements with Jere
W. Thompson, Jr., Leo J. Cyr, James E. Skinner and Timothy W. Rogers, each of whom is an executive officer of CapRock. Under these agreements, if the executive's employment with CapRock is terminated by CapRock without cause, as defined in the agreements, the executive's stock options vest and the executive is entitled to receive severance compensation and benefits consisting of the following:

     . Jere W. Thompson, Jr. - If Mr. Thompson's employment is terminated without cause, he will receive payments equal to the base salary that would have been payable over the period commencing on the date of termination and ending on April 30, 2001, which will in no event be less than six months. Mr. Thompson's current base salary is $265,000 per year.

     . Leo J. Cyr - If Mr. Cyr's employment is terminated without cause, he will receive payments equal to the base salary that would have been payable over the period commencing on the date of termination and ending 12 months thereafter. CapRock will also continue to provide group health coverage for Mr. Cyr and his dependents during such 12-month period. Mr. Cyr's current base salary is $250,000 per year. Mr. Cyr may be entitled to a loan or a cash payment from CapRock with respect to any excise tax he is subject to as a result of the merger.

     . James E. Skinner - If Mr. Skinner's employment is terminated without cause, he will receive payments equal to the base salary that would have been payable over the period commencing on the date of termination and ending 12 months thereafter. CapRock will also continue to provide group health coverage for Mr. Skinner and his dependents during such 12-month period. Mr. Skinner's current base salary is $235,000 per year.

     . Timothy W. Rogers - If Mr. Rogers' employment is terminated without cause, he will receive payments equal to the base salary that would have been payable over the period commencing on the date of termination and ending on April 30, 2001, which will in no event be less than six months. Mr. Rogers' current base salary is $210,000 per year.

     CapRock has also agreed to provide Kenneth L. Monblatt, who is also an executive officer of CapRock, severance pay in an amount equal to 12 months' base salary if there is a change of control and his position is eliminated, the scope of his position and responsibilities are decreased or he is required to move more than 50 miles. Mr. Monblatt's current base salary is $220,000.

     Restricted Stock Agreements. CapRock has entered into restricted stock agreements with Messrs. Cyr, Skinner and Monblatt pursuant to which such executive officers received 100,000, 50,000 and 15,000 shares of restricted stock, respectively. Under these agreements, all shares of restricted stock will become fully vested immediately prior to the completion of the merger. In addition, if the employment of Mr. Cyr or Mr. Skinner is terminated without cause, then the vesting schedule is accelerated so that such person's restricted stock becomes fully vested immediately prior to the termination of his employment.

     Loan Agreement. In connection with Mr. Cyr's employment agreement, CapRock loaned to Mr. Cyr the principal amount of $900,000, payable over three years. Under Mr. Cyr's employment agreement, upon the completion of the merger, the outstanding principal amount of the loan and any accrued but unpaid interest thereon is forgiven. On October 18, 2000, the one year anniversary of Mr. Cyr's employment agreement, the first required payment of principal in the amount of $300,000 and all of the accrued but unpaid interest through that date was forgiven.

     Grant of Option. In connection with the merger agreement, McLeodUSA and Jere W. Thompson, Sr., The Williamsburg Corporation, Margaret D. Thompson, Jere
W. Thompson, Jr., Greenway Holdings, Ltd., CapRock Systems, Inc., Mark Langdale, The Mark Langdale 1999 Trust, The Patricia Langdale 1999 Trust, CapRock Investors and Timothy W. Rogers entered into a voting and option agreement under which these CapRock stockholders, representing approximately 39% of CapRock's issued and outstanding shares of common stock, granted to McLeodUSA an option to purchase their CapRock shares. The option is exercisable for cash or stock, at McLeodUSA's option, under specified circumstances, including those under which CapRock is required to pay McLeodUSA the $7.85 million termination fee under the merger agreement. In addition, if McLeodUSA exercises the option and within 12 months of such exercise CapRock completes any other takeover proposal, McLeodUSA will pay an amount of additional consideration equal to 50% of the difference between the aggregate price paid by McLeodUSA upon exercise of the option and the aggregate amount received by McLeodUSA in the takeover proposal. For a description of the terms of the voting and option agreement, see "Terms of the Merger Agreement and Related Transactions -- Grant of Option."

     Voting Agreements. Directors, executive officers and other stockholders of CapRock have entered into voting agreements with respect to the voting of their shares of CapRock common stock in connection with the merger. By entering into these voting agreements, the holders of approximately 52% of the outstanding shares of CapRock common stock have agreed to vote in favor of the approval of the merger agreement. For a description of the terms of such voting agreements, see "Terms of the Merger Agreement and Related Transactions --Voting Agreements."

     Directors' and Officers' Insurance and Indemnification. The merger agreement provides that for six years after the effective time of the merger, McLeodUSA will, and will cause CapRock to, maintain directors' and officers' liability insurance to cover current and former directors and officers of CapRock with respect to claims against them arising from facts or events which occurred before the merger. Subject to specified limitations, this insurance will have at least the same maximum coverage and amounts as, and terms and conditions no less advantageous than, the coverage currently provided by CapRock.

         The merger agreement requires the surviving corporation in the merger to continue to indemnify each current and former director, officer and agent of CapRock and its subsidiaries following the merger against all expenses or liabilities incurred in connection with any claim or investigation arising out of actions or omissions occurring before the merger to the fullest extent permitted under its articles of incorporation and bylaws. The surviving corporation will also assume any indemnification or other similar agreement of CapRock in effect at the time the merger becomes effective. CapRock has entered into indemnification agreements with each of its directors, Mr. Skinner and Kevin W. McAleer, a former executive officer of CapRock. Such agreements require CapRock to indemnify such persons and advance expenses to the fullest extent permitted by law. See "Terms of the Merger Agreement and Related Transactions - Directors' and Officers' Insurance and Indemnification."

Accounting Treatment

         The merger is expected to be accounted for using the purchase method of accounting. McLeodUSA will be deemed the acquiror for financial reporting purposes. Under the purchase method of accounting, the purchase price in the merger is allocated among the CapRock assets acquired and the CapRock liabilities assumed to the extent of their fair market value with any excess purchase price being allocated to goodwill.

Listing of McLeodUSA Class A Common Stock

         McLeodUSA has agreed to use its commercially reasonable efforts to cause the shares of McLeodUSA Class A common stock issuable in the merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of CapRock Common Stock

         If the merger is completed, CapRock common stock will no longer be quoted on the Nasdaq National Market and will be deregistered under the Securities Exchange Act.

Governmental and Regulatory Approvals

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be completed until notifications have been given and certain information has been furnished to the Antitrust Division of the Department of Justice and the FTC and specified waiting period requirements have been satisfied. McLeodUSA and CapRock each filed premerger notification and report forms with the Antitrust Division and the FTC on October 12 and October 13, 2000, respectively.

         At any time before or after the effective time of the merger, the Antitrust Division, the FTC or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger or to cause McLeodUSA to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, McLeodUSA will prevail. The obligation of McLeodUSA and CapRock to complete the merger is subject to the condition that the applicable waiting period under the HSR Act shall have expired without action by the Antitrust Division or the FTC to prevent completion of the merger.

         Under the laws of Louisiana, Oklahoma and Texas, where CapRock is certified as a competitive local exchange carrier (CLEC), McLeodUSA and CapRock are required to make certain filings and/or obtain regulatory approval of the merger from the Louisiana Public Service Commission, the Oklahoma Corporation Commission and the Texas Public Utility Commission. McLeodUSA and CapRock have filed the necessary documents with these commissions. CapRock is also certified as a CLEC in Arizona, Kansas and Missouri. McLeodUSA, however, is already certified as a CLEC in these states and therefore intends to relinquish CapRock's CLEC certificate following the merger and operate pursuant to McLeodUSA's own certificate. The remaining states where CapRock is certified as a CLEC, Arkansas and Tennessee, do not require prior regulatory approval or other action in order for McLeodUSA and CapRock to complete the merger. McLeodUSA and CapRock intend to contact the limited number of CapRock customers in each of these states to inform them that CapRock will cease providing service and request the customer's authorization to transfer their account to McLeodUSA or another service provider.

         CapRock is also certified to provide intrastate interexchange (IXC) services in numerous states, although CapRock has only a minimal number of long distance customers. McLeodUSA, however, is already certified to provide IXC services in every state in which CapRock is authorized to provide such service. McLeodUSA and CapRock have filed for regulatory approval of the merger in California and Florida. CapRock will soon file for approval to relinquish its IXC certificates in those certain jurisdictions in which (a) McLeodUSA already holds the authority required to provide the IXC services and (b) regulatory approval of the merger would be required if CapRock's certificates were not relinquished. McLeodUSA and CapRock intend to contact the limited number of CapRock customers in these states to inform them that CapRock will cease providing service and request authorization to transfer the customer's account to McLeodUSA or another service provider.

         In addition, McLeodUSA and CapRock must obtain the approval of the Federal Communications Commission for transfer of certain licenses and certificates granted by the FCC to CapRock. All necessary FCC filings have already been made.

         See "Terms of the Merger Agreement and Related Transactions--Conditions to Completion of the Merger" and "--Termination of the Merger Agreement."

Federal Income Tax Consequences

         The following discussion is a summary of the material United States federal income tax consequences of the merger to a CapRock stockholder holding shares of CapRock common stock as a capital asset at the effective time of the merger.

         This discussion does not address all aspects of federal taxation that may be relevant to particular CapRock stockholders in light of their personal circumstances or to CapRock stockholders subject to special treatment under the Internal Revenue Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, CapRock stockholders who received their CapRock stock through the exercise of employee stock options or otherwise as compensation, CapRock stockholders who are not U.S. persons and CapRock stockholders who hold CapRock stock as part of a hedge, straddle or conversion transaction. We have not described tax consequences that arise from rules that apply generally to all taxpayers from the ownership of McLeodUSA Class A common stock. We have also not described tax consequences that we assume to be generally known by investors. In addition, the discussion does not address any state, local or foreign tax consequences of the merger. Finally, the tax consequences to holders of CapRock stock options or CapRock restricted stock are not discussed.

         The discussion is based on the Internal Revenue Code, the United States Department of Treasury regulations and administrative rulings and court decisions as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effects, and which are subject to differing interpretations. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the merger. CapRock stockholders are urged to consult their tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state, local, foreign and other tax laws.

         The obligation of CapRock to complete the merger is subject to the condition, which may be waived, that CapRock receive a legal opinion from Munsch Hardt Kopf & Harr, P.C. to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinion will be based on customary assumptions and factual representations and will assume that the merger will be completed according to the terms of the merger agreement.

         The following discussion of United States federal income tax consequences of the merger assumes that, if completed, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue

Code, subject to the assumptions, limitations, qualifications and other considerations described below under "--Considerations with Respect to the Opinion."

         Accordingly, if the merger is completed:

         . CapRock and McLeodUSA will not recognize gain or loss as a result of the merger

         . no gain or loss will be recognized by a CapRock stockholder as a result of the exchange of all of such CapRock stockholder's shares of CapRock common stock solely for shares of McLeodUSA Class A common stock, except that gain or loss may be recognized with respect to cash received in lieu of a fractional share of McLeodUSA Class A common stock

         . a CapRock stockholder who receives cash in lieu of a fractional share of McLeodUSA Class A common stock will recognize gain or loss with respect to the cash received, measured by the difference between (a) the amount of cash received and (b) the CapRock stockholder's tax basis in the fractional share. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of CapRock common stock have been held for more than one year at the time the merger is completed

         . a CapRock stockholder's aggregate tax basis in the shares of McLeodUSA Class A common stock received by such CapRock stockholder in the merger will initially be equal to (a) the CapRock stockholder's aggregate tax basis in the shares of CapRock common stock owned by such CapRock stockholder immediately prior to the merger, reduced by (b) the amount of basis allocable to any fractional share, as described above

         . a CapRock stockholder's holding period for the shares of McLeodUSA Class A common stock received by such CapRock stockholder in the merger, including any fractional share for which the stockholder received cash, will include the holding period of the shares of CapRock common stock owned by such CapRock stockholder immediately prior to the merger

         . CapRock stockholders must retain records and file a statement setting forth facts about the merger with their United States federal income tax returns

         Backup Withholding. Certain non-corporate CapRock stockholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of McLeodUSA Class A common stock. Backup withholding will not apply, however, to a CapRock stockholder who:

         . furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to CapRock stockholders following the date of completion of the merger

         . provides a certification of foreign status on form W-8 or successor form

         .   is otherwise exempt from backup withholding


         Considerations with Respect to the Opinion. The tax opinion of Munsch Hardt Kopf & Harr, P.C. and the foregoing summary of the material United States federal income tax consequences of the merger are and will be subject to assumptions, limitations and qualifications and are based on current law and, among other things, representations of CapRock and McLeodUSA, including representations made by the respective managements of CapRock and McLeodUSA. The opinion of counsel is not binding on the Internal Revenue Service and does not preclude the Internal Revenue Service from adopting a contrary position. In addition, if any of the representations or assumptions are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

         The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. The tax consequences of the merger to you may be different from those summarized above, based on your individual situation. Accordingly, CapRock stockholders are strongly urged to consult with their tax advisors with respect to the particular United States federal, state, local or foreign income tax or other tax consequences of the merger to them.

Restrictions on Resales by Affiliates

         The McLeodUSA Class A common stock to be issued to CapRock stockholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of CapRock within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of McLeodUSA within the meaning of Rule 144 under the Securities Act after the merger. Shares of McLeodUSA Class A common stock received by persons who are deemed to be CapRock affiliates or who become McLeodUSA affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of CapRock generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with CapRock and may include officers, directors and principal CapRock stockholders. All CapRock stockholders who may be deemed to be CapRock affiliates will be so advised prior to the effective time of the merger.

         CapRock has agreed to use its commercially reasonable efforts to obtain an affiliate agreement from each affiliate of CapRock prior to the completion of the merger by which each CapRock affiliate will agree not to sell any of the McLeodUSA Class A common stock received in the merger in violation of the Securities Act. This proxy statement/prospectus does not cover resales of shares of McLeodUSA Class A common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

No Appraisal Rights

         CapRock is a Texas corporation. Under Texas law, CapRock stockholders are not entitled to appraisal rights in connection with the merger because, on the record date, shares of CapRock common stock were designated and quoted on the Nasdaq National Market and will be converted into shares of McLeodUSA Class A common stock, which immediately after the effective time of the merger will be designated and quoted on the Nasdaq National Market.

CapRock Debt Securities

         CapRock has two series of publicly traded debt securities outstanding, its 12% senior notes due 2008 and its 11 1/2% senior notes due 2009. CapRock is soliciting consents from holders of the outstanding principal amount of each series of notes to amend the respective indentures governing the notes to provide that the merger will neither violate the indentures nor constitute a change of control thereunder, and upon receipt of the requisite consents will enter into supplemental indentures with the trustee under the indentures to effect these amendments.

         Additionally, as required by the merger agreement, CapRock is soliciting consents to amend the indentures governing each series of notes to eliminate most of the restrictive covenants and reporting requirements contained in the indentures. The consent of holders of a majority of the outstanding principal amount of each series of notes is required to effect these amendments, which, if the requisite consents are received, will become effective upon the later of the effective time of the merger and 20 business days after commencement of the exchange offers described below. Obtaining the foregoing requisite consents is a condition to the completion of the merger.

         The merger agreement requires that McLeodUSA prepare and file a registration statement on Form S-4 to effect exchange offers to acquire all of the outstanding CapRock 12% notes and CapRock 11 1/2% notes in exchange for a like principal amount of notes of McLeodUSA having the same interest rate, payment, maturity and redemption terms as the applicable CapRock notes. Such registration statement on Form S-4 was filed with the SEC on October 19, 2000.

            TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

         The following summary of the material terms and provisions of the merger agreement, the voting and option agreement and the voting agreement is qualified in its entirety by reference to such agreements. The merger agreement, the voting and option agreement and the voting agreement are attached as Appendices A, B and C, respectively, to this proxy statement/prospectus and are considered part of this document.

Structure of the Merger

         Subject to the terms and conditions of the merger agreement and in accordance with Delaware and Texas law, at the effective time of the merger, Cactus Acquisition Corp., a wholly-owned subsidiary of McLeodUSA, will merge with and into CapRock. CapRock will continue its corporate existence under the laws of the State of Texas under the name "CapRock Communications Corp." as a wholly-owned subsidiary of McLeodUSA. At the effective time of the merger, the separate corporate existence of Cactus Acquisition Corp. will terminate. The articles of incorporation and by-laws of CapRock will become the articles of incorporation and by-laws of the surviving corporation of the merger, except that Article 4 of such articles of incorporation will be amended to reduce the number of shares of authorized capital stock of the surviving corporation.

Conversion of CapRock Common Stock; Treatment of Options

         At the effective time of the merger, each issued and outstanding share of CapRock common stock, other than shares directly owned by CapRock, McLeodUSA or Cactus Acquisition Corp., will be converted into the right to receive 0.3876 of a share of McLeodUSA Class A common stock, which is the exchange ratio, as well as cash, without interest, for fractional shares.

         Each share of CapRock common stock directly owned by CapRock, McLeodUSA or Cactus Acquisition Corp. will automatically be canceled and will cease to exist at the effective time of the merger without the payment of any consideration. Each share of common stock of Cactus Acquisition Corp. issued and outstanding immediately prior to the effective time of the merger will be converted into a validly issued, fully paid and non-assessable share of common stock of the surviving corporation of the merger.

         If, prior to the effective time of the merger, McLeodUSA changes, or establishes a record date for changing, the number of shares of McLeodUSA Class A common stock issued and outstanding as a result of any stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or any similar transaction and the record date of such change is prior to the effective date of the merger, the exchange ratio will be proportionately adjusted to reflect the change.

         In addition, no fractional shares of McLeodUSA Class A common stock will be issued in the merger. For each fractional share that would otherwise be issued, a CapRock stockholder will receive cash in an amount equal to the fractional share multiplied by the closing price of a share of McLeodUSA Class A common stock on the closing date of the merger, as such price is quoted on the Nasdaq National Market, less any required withholding tax. No interest will be paid or accrue on any cash in lieu of fractional shares payable to the CapRock stockholders.

         Upon completion of the merger, each outstanding option to acquire shares of CapRock common stock which was granted prior to the date of the merger agreement will become fully vested and exercisable.

         Prior to the effective time of the merger, McLeodUSA and CapRock will take such actions as may be necessary or advisable to enable McLeodUSA, at its option, either to:

         . assume each option to acquire shares of CapRock common stock outstanding immediately prior to the merger or

         . issue a substitute option to acquire shares of McLeodUSA Class A common stock in respect of each outstanding CapRock stock option

         As to each substitute option, as soon as reasonably practicable after the merger, McLeodUSA will issue to each holder of a CapRock stock option a document evidencing the foregoing substitution by McLeodUSA.

         At the effective time of the merger, each CapRock stock option outstanding immediately prior to the effective time of the merger that McLeodUSA elects to assume will be amended and converted into, and each substitute stock option issued by McLeodUSA in respect of a CapRock stock option outstanding immediately prior to the effective time of the merger will be, an option to acquire, on the same terms and conditions as were applicable under such CapRock stock option (provided that the date of grant of a substitute option will be deemed to be the date on which the corresponding CapRock stock option was granted), the number of shares of McLeodUSA Class A common stock (rounded down to the nearest whole share) determined by multiplying:

         . the number of shares of CapRock common stock subject to such CapRock stock option by

         .   the exchange ratio,

             at a price per share of McLeodUSA Class A common stock (rounded up to the nearest whole cent) equal to:

         . the aggregate exercise price for the shares of CapRock common stock otherwise purchasable pursuant to the CapRock stock option divided by

         . the aggregate number of shares of McLeodUSA Class A common stock deemed purchasable in accordance with the foregoing


         As soon as practicable after the effective time of the merger, McLeodUSA will cause a number of shares of McLeodUSA Class A common stock equal to the number of shares issuable with respect to the CapRock stock options as adjusted in accordance with the merger agreement to be registered under the Securities Act on a registration statement on Form S-8. This registration statement will be kept effective, and the current status of any prospectus will be maintained, for so long as such options remain outstanding.

Exchange of Certificates

         For the benefit of the holders of CapRock common stock outstanding immediately prior to the effective time, McLeodUSA has agreed to deposit with Wells Fargo Bank Minnesota, N.A., or another bank or trust company acceptable to McLeodUSA and CapRock, as exchange agent in the merger, certificates representing the shares of McLeodUSA Class A common stock issuable to CapRock stockholders under the merger agreement. After the effective time of the merger, McLeodUSA will make available to the exchange agent cash necessary to pay dividends and other distributions, if any, and to make payments for fractional shares of McLeodUSA Class A common stock all as provided for in the merger agreement.

         As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail a letter of transmittal to each holder of CapRock common stock. The letter of transmittal will contain instructions with respect to the surrender to the exchange agent of CapRock common stock certificates.

         CapRock stockholders should not return their stock certificates with the enclosed proxy, nor should they forward them to the exchange agent unless and until they receive the letter of transmittal, at which time they should forward them only in accordance with the instructions accompanying the letter of transmittal.

         Until holders of certificates previously representing CapRock common stock have surrendered those certificates to the exchange agent for exchange, the holder will not receive dividends or distributions on the McLeodUSA Class A common stock into which such shares have been converted with a record date after the effective time of the merger, and will not receive cash for any fractional shares of McLeodUSA Class A common stock. When holders surrender such certificates, they will receive any unpaid dividends and any cash for fractional shares of McLeodUSA Class A common stock without interest.

         Any shares of McLeodUSA Class A common stock and cash that remain undistributed by the exchange agent one year after the effective time of the merger will be delivered to McLeodUSA upon demand. After this period, certificates representing CapRock common stock must be surrendered for exchange to McLeodUSA. Any shares of McLeodUSA Class A common stock and cash that remain undistributed by the exchange agent two years after the effective time of the merger will become, to the extent permitted by applicable law, the property of McLeodUSA. None of McLeodUSA, Cactus Acquisition Corp., CapRock or the exchange agent will be liable for any shares of McLeodUSA Class A common stock, dividends or distributions on this stock or cash for fractional shares delivered to a public official under any abandoned property, escheat or similar laws.

         If a certificate representing CapRock common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable in accordance with the merger agreement upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by McLeodUSA or the exchange agent, the posting of a bond as indemnity against any claim that may be made against McLeodUSA, CapRock or the exchange agent with respect to such certificate.

         In the event of a transfer of ownership of CapRock common stock which is not registered in the transfer records of CapRock, a certificate representing the proper number of shares of McLeodUSA Class A common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

         . such certificate is properly endorsed or otherwise is in proper form for transfer

         . the person requesting such issuance will (1) pay any transfer or other taxes resulting from the issuance of shares of McLeodUSA Class A common stock to a person other than the registered holder of such certificate or (2) establish to McLeodUSA that such tax has been paid or is not applicable

         All shares of McLeodUSA Class A common stock issued upon conversion of shares of CapRock common stock, including any cash paid instead of any fractional shares of McLeodUSA Class A common stock, will be issued in full satisfaction of all rights relating to such shares of CapRock common stock.

         For a description of the McLeodUSA Class A common stock and a description of the differences between the rights of the holders of CapRock common stock, on the one hand, and holders of McLeodUSA Class A common stock, on the other, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights."

Continuation of Employee Benefits

         During the six-month period following the effective time, McLeodUSA will cause the surviving corporation in the merger

         . to maintain the CapRock benefit plans, other than equity-based arrangements, in effect on the date of the merger agreement or

         . to replace all or any of the CapRock benefit plans with employee benefit plans and programs maintained for similarly situated employees of McLeodUSA, provided that the aggregate level of benefits, other than equity-based arrangements, will be substantially comparable to the aggregate level of benefits provided by the CapRock benefit plans in effect on the date of the merger agreement

         To the extent that any plan of McLeodUSA or any of its affiliates becomes applicable to any employee or former employee of CapRock or its subsidiaries, McLeodUSA will grant, or cause to be granted, to such employees or former employees credit for their service with CapRock and its subsidiaries and any of their predecessors for the purpose of determining eligibility to participate and nonforfeitability of benefits under such plans of McLeodUSA and for purposes of benefit accrual under vacation and severance pay plans, but only to the extent such service was credited under similar plans of CapRock and its subsidiaries.

         McLeodUSA will cause CapRock or the surviving corporation in the merger to honor in accordance with their respective terms, as in effect on the date of the merger agreement, CapRock benefit agreements as disclosed in the merger agreement.

Effective Time

         The merger will become effective upon the filings of the certificate of merger and the articles of merger with the Secretary of State of Delaware and the Secretary of State of Texas, respectively, or such later time as is agreed upon by McLeodUSA and CapRock and specified in the certificate of merger and the articles of merger. The filings of the certificate of merger and the articles of merger will occur as soon as practicable, but no later than the second business day, after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement unless another date is agreed to in writing by McLeodUSA and CapRock. CapRock and McLeodUSA anticipate that, if the merger agreement is approved at the special meeting, the merger will be completed promptly after such approval.

Representations and Warranties

         The merger agreement contains customary representations and warranties of McLeodUSA and CapRock relating to, among other things:

         .   corporate organization and similar corporate matters

         .   subsidiaries

         .   capital structure

         . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters

         . documents filed with the SEC, the accuracy of information contained in such documents and the absence of undisclosed liabilities

         . the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part

         . absence of events that would constitute a material adverse change since December 31, 1999

         .   outstanding and pending litigation

         .   no defaults under certain contracts

         . satisfaction or inapplicability of certain state takeover statutes' requirements

         . engagement and payment of fees of brokers, investment bankers, finders and financial advisors

         . required stockholder vote of CapRock and no required stockholder vote of McLeodUSA

         . absence of any action by or knowledge of any fact reasonably likely to prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code

         The merger agreement also contains customary representations of CapRock relating to, among other things:

         .   compliance with applicable laws

         .   absence of changes in benefit plans

         .   matters relating to the Employee Retirement Income Security Act

         .   filing of tax returns and payment of taxes

         .   receipt of fairness opinion from its financial advisor

         .   intellectual property

         The foregoing representations and warranties will not survive the effective time of the merger.

Business of CapRock and Its Subsidiaries Pending the Merger

         Under the merger agreement, CapRock has agreed that, unless consented to in writing by McLeodUSA, which consent will not be unreasonably withheld, prior to the effective time of the merger, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course and comply with all applicable laws, rules and regulations and will use its commercially reasonable efforts to preserve their assets and technology and their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

         In addition, CapRock has agreed that, except as expressly permitted in the merger agreement and subject to certain exceptions, unless consented to in writing by McLeodUSA, which consent will not be unreasonably withheld, neither it nor any of its subsidiaries may, among other things:

         . declare, set aside or pay any dividends or make other distributions in respect of any of its capital stock, other than certain dividends and distributions by a wholly-owned subsidiary to its parent

         . split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock

         . purchase, redeem or otherwise acquire, any shares of capital stock of CapRock or its subsidiaries or any rights, warrants, calls or options to acquire any such securities other than any purchase of CapRock common stock held for more than six months in connection with a cashless exercise of CapRock stock options

         . issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such securities or any stock appreciation rights or other rights that are linked to the price of CapRock common stock other than (1) the issuance of CapRock common stock upon the exercise of CapRock stock options outstanding on the date of the merger agreement in accordance with their terms, (2) grants of CapRock stock options to existing employees, including executive officers, in amounts, to individuals and on terms as agreed by CapRock and McLeodUSA and (3) grants of CapRock stock options to new employees who are not executive officers in the ordinary course of business, to the extent that the aggregate number of shares of CapRock common stock issuable under such grants, does not exceed 350,000 in any calendar quarter on terms consistent with past practice, except that such options will be subject to four year vesting and such vesting will not accelerate upon completion of the merger

         . amend the articles of incorporation, by-laws or other comparable organizational documents of CapRock or its subsidiaries

         . directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice

         . directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than sales or licenses of goods in the ordinary course of business consistent with past practice or sales of any properties or assets of a wholly-owned subsidiary of CapRock to CapRock or another wholly-owned subsidiary

         . incur any debt for borrowed money or guarantee any such debt of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CapRock or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) short-term borrowings incurred in the ordinary course of business consistent with past practice, (2) intercompany debt between CapRock and any of its subsidiaries or between such subsidiaries and (3) in connection with certain financing arrangements entered into in connection with the merger

         . make any loans, advances or capital contributions to, or investments in, any other person, other than employee advances in the ordinary course of business consistent with past practice

         . repay, redeem, repurchase or otherwise retire, or otherwise make any payment in respect of, any debt for borrowed money or any debt securities, or any rights, warrants, calls or options to acquire any debt securities, other than as required by their terms as in effect on the date of the merger agreement

         . make any new capital expenditures, other than cash payments for capital expenditures, excluding capitalized selling, general and administrative costs and capitalized interest, in amounts not to exceed in the aggregate $100,000,000 for the calendar quarter ending December 31, 2000 and $80,000,000 for the calendar quarter ending March 31, 2001

         . pay, discharge, settle or satisfy any material claims, including claims of stockholders, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with its terms, of liabilities reflected or reserved against in the most recent consolidated financial statements of CapRock or incurred since the date of such financial statements

         . waive the benefits of, or agree to modify in any material manner, terminate or fail to enforce, or consent to any material matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which CapRock or any of its subsidiaries is a party or a beneficiary

         . except as may be required to comply with applicable law, enter into, adopt or amend in any material respect or terminate any benefit plan, collective bargaining agreement or other union agreement or benefit agreement of CapRock, or materially change any actuarial or other assumption used to calculate funding obligations for any benefit plan, or change the manner in which contributions to any benefit plan are made or the basis on which such contributions are determined

         . except for normal increases in cash compensation in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of CapRock or its subsidiaries or increases required by applicable law, increase the compensation, bonus or other benefits of any director, officer or other employee or consultant or pay any benefit or amount not required by a benefit plan or arrangement as in effect on the date of the merger agreement to any such person, take any action to fund or in any other way secure the payment of compensation of benefits under any benefit agreement or benefit plan of CapRock or take any action to accelerate the vesting or payment of any compensation or benefit under any benefit agreement or benefit plan of CapRock, other than the completion of the merger or the exercise by McLeodUSA of its option to purchase CapRock common stock which generally will accelerate the vesting of the CapRock stock options, as required under the terms of the stock options, and of restricted shares of CapRock common stock, as required under the terms of various restricted stock agreements

         . authorize, commit or agree to take, any of the actions described above


No Solicitation by CapRock

         The merger agreement provides that CapRock will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its or their directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person

         . solicit, initiate or encourage or take any other action designed to, or which reasonably could be expected to, facilitate, any inquiries or the making of any proposal that constitutes a takeover proposal as described below

         . participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, any takeover proposal

         The merger agreement provides that the term "takeover proposal" means:

         . any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the revenues, net income, EBITDA or assets of CapRock and its subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities of CapRock or any of its subsidiaries

         . any tender offer or exchange offer that if completed would result in any person beneficially owning 20% or more of any class or series of equity securities of CapRock or any of its subsidiaries

         . any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CapRock or any of its subsidiaries in which any person would own 20% or more of CapRock or any resulting parent company of CapRock, in each case other than the transactions contemplated by the merger agreement.

         The merger agreement does not preclude CapRock from, prior to the holders of a majority of the outstanding shares of CapRock common stock approving the merger agreement, in response to a bona fide written takeover proposal, which did not result from a breach of this provision of the merger agreement, that the CapRock board of directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes or is reasonably likely to lead to a superior proposal, to the extent that its board of directors determines in good faith, after consultation with outside counsel, that it is appropriate to do so in order to comply with its fiduciary duties to CapRock stockholders under applicable law, subject to providing prior notice to McLeodUSA:

         . furnishing under a customary confidentiality agreement information about CapRock and its subsidiaries to any person making such takeover proposal provided that all such information is also furnished to McLeodUSA

         . participating in discussions or negotiations regarding such takeover proposal

         The merger agreement provides that the term "superior proposal" means any bona fide, binding written offer not solicited by or on behalf of CapRock or any of its subsidiaries made by any person that if completed would result in such person owning, directly or indirectly, more than 50% of the then outstanding shares of CapRock common stock, or of the surviving entity in a merger or its parent, or all or substantially all the assets of CapRock and its subsidiaries, taken as a whole, and otherwise on terms that the CapRock board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation, taking into account the person making the offer, the legal, financial, regulatory and other aspects of the offer deemed appropriate by the CapRock board of directors and any changes to the terms of the merger agreement proposed by McLeodUSA to be reasonably likely to obtain any required approvals on a timely basis and to be more favorable to CapRock stockholders from a financial point of view than the merger.

         Neither the CapRock board of directors nor any committee of the CapRock board of directors will:

         . withdraw, or modify in manner adverse to McLeodUSA, or propose publicly to withdraw, or modify in a manner adverse to McLeodUSA, the recommendation or declaration of advisability by the CapRock board of directors or such committee of the CapRock board of directors of the merger or the merger agreement

         . recommend, or propose to recommend, the approval or adoption of any other takeover proposal

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

         . adopt or approve, or propose publicly to adopt or approve, any takeover proposal or withdraw, or propose to withdraw, its approval of the merger and the merger agreement

         . approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement related to or that is reasonably likely to lead to any takeover proposal provided, however, that at any time prior to the holders of a majority of the outstanding shares of CapRock common stock approving the merger agreement, the CapRock board of directors may, in response to a superior proposal that was unsolicited after the date of the merger agreement and that did not result from a breach of the no solicitation provisions described above, withdraw its recommendation of the merger agreement and the merger and recommend the approval of a superior proposal to the extent that the CapRock board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to CapRock stockholders under applicable law, except that no withdrawal of the CapRock board of directors' recommendation of the merger agreement and recommendation of a superior proposal may be made without providing three business days' written notice to McLeodUSA.

         In addition to the obligations of the "no solicitation" provisions described above, the merger agreement provides that CapRock will immediately advise McLeodUSA orally and in writing of any request for information or of any takeover proposal, or of any inquiry CapRock reasonably believes could lead to a takeover proposal, the terms and conditions of such request, takeover proposal or inquiry and the identity of the person making such request, takeover proposal or inquiry. CapRock will keep McLeodUSA informed on a prompt basis of the status and details, including amendments or changes or proposed amendments or changes, of any such request, takeover proposal or inquiry.

         Nothing in the merger agreement prohibits the CapRock board of directors from taking and disclosing to CapRock stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act or from making any disclosure to CapRock stockholders if, in the good faith judgment of the CapRock board of directors, after consultation with outside counsel, failure to disclose would be inconsistent with its obligations under applicable law, except that in no event will CapRock or its board of directors take or agree to take any action contrary to the no solicitation provisions in the merger agreement.

Directors' and Officers' Insurance and Indemnification

         McLeodUSA and Cactus Acquisition Corp. have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time, and rights for advancement of expenses, existing in favor of the current or former directors or officers, employees or agents of CapRock and its subsidiaries as provided for in their respective articles or certificates of incorporation or by-laws, or comparable organizational documents, and any indemnification or other similar agreements of CapRock as in effect as of the date of the merger agreement will be assumed by the surviving corporation in the merger at the effective time and will not be amended, repealed or otherwise modified after the effective time in any manner that would adversely affect the rights of the individuals who on or prior to the effective time were directors, officers, employees or agents of CapRock or its subsidiaries, and McLeodUSA will, and will cause the surviving corporation to, including, if necessary, by providing the surviving corporation with sufficient funding, honor all such indemnification provisions.

         The merger agreement provides that for six years after the effective time of the merger, McLeodUSA will, and will cause the surviving corporation in the merger to, including, if necessary, by providing such surviving corporation with sufficient funding, maintain directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by CapRock's directors' and officers' liability insurance policy, on terms no less favorable than those in effect on the date of the merger agreement. McLeodUSA's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by CapRock for its existing insurance coverage. If McLeodUSA cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap,

McLeodUSA is required to maintain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 200% cap.

         McLeodUSA has further agreed that, if the surviving corporation in the merger were to consolidate or merge with another entity and not be the surviving entity of such consolidation or merger or transfers or conveys all or substantially all of its property to any person, its successors will assume these obligations.

Conditions to Completion of the Merger

         Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

         . holders of a majority of the outstanding shares of CapRock common stock having approved the merger agreement (holders of such a majority have agreed to approve the merger agreement)

         . the waiting period applicable to the merger under the HSR Act having expired or been terminated

         . McLeodUSA and CapRock must have received reasonably satisfactory evidence that each party has obtained all material consents, approvals or authorizations of governmental entities legally required in connection with the transactions contemplated by the merger agreement and all other consents, approvals or authorizations required in connection with the transactions contemplated by the merger agreement, except where the failure to obtain such other consents or authorizations could not reasonably be likely to have a material adverse effect on either McLeodUSA or CapRock

         . no judgment, order, decree, injunction, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition is in effect, and there is not pending any suit, action or proceeding by any governmental entity, (1) preventing, or seeking to prevent, the completion of the merger or (2) which otherwise could reasonably be expected to have a material adverse effect on either McLeodUSA or CapRock

         . the registration statement of which this proxy statement/prospectus forms a part having been declared effective under the Securities Act and no stop order suspending its effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC

         . McLeodUSA will have received all federal or state securities permits and other authorizations necessary to issue McLeodUSA Class A common stock in, and to complete, the merger

         . the shares of McLeodUSA Class A common stock issuable to CapRock stockholders in the merger having been approved for quotation on the Nasdaq National Market, subject to official notice of issuance

         In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

         . the representations and warranties of each other party set forth in the merger agreement that are qualified as to materiality being true and correct, and those that are not qualified as to materiality being true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed with the same effect as though made on and as of the date on which the merger is to be completed, or, if such representations and warranties expressly relate to an earlier date, then as of such date

         . each other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed

         . with respect only to CapRock's obligation to effect the merger, CapRock having received from Munsch Hardt Kopf & Harr, P.C. on the date on which the registration statement is filed with the SEC and on the date on which the merger is to be completed, an opinion in each case dated as of such respective date and stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

         . with respect only to CapRock's obligation to effect the merger, McLeodUSA must have performed all material payment obligations under certain financing arrangements entered into in connection with the merger agreement, McLeodUSA must not be in default under any such financing arrangements and such financing arrangements must be in full force and effect as of the date on which the merger is to be completed

         . with respect only to McLeodUSA's obligation to effect the merger, CapRock must have obtained the requisite consents to make the amendments described under "The Merger--CapRock Debt Securities," to the indentures governing CapRock's public debt in form and substance satisfactory to McLeodUSA in its sole discretion and the indenture trustees will have executed such amendments

         The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used in connection with CapRock or McLeodUSA, any change, effect or event that, individually or when taken together with all other such changes, effects or events, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of a person and its subsidiaries, taken as a whole, other than:

         . adverse effects caused by changes in the economy generally or in securities markets generally or in such person's industry, and those of its subsidiaries, in general and not specifically relating to such entity

         . the loss of personnel or suppliers or the delay or cancellation of orders for the person's services or similar occurrences which are the direct and proximate result of the announcement of the merger agreement

         .   certain other events set forth in the merger agreement

         . litigation brought by or threatened against such person or any member of its board of directors based upon the merger agreement

Termination of the Merger Agreement

         The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been approved by CapRock stockholders:

         .   by mutual written consent of CapRock and McLeodUSA

         . by either McLeodUSA or CapRock, if the CapRock stockholders do not approve the merger agreement

         . by either McLeodUSA or CapRock, if the merger has not been completed by March 31, 2001, except that this right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement has resulted in the failure of the merger to occur on or before that date

         . by either McLeodUSA or CapRock, if there is any law or regulation that makes completion of the merger illegal or prohibited or if any decree, judgment, injunction, order or other action by any governmental entity having competent jurisdiction prohibiting completion of the merger will have become final and non-appealable, after the party seeking to terminate the merger agreement under this provision has used its commercially reasonable efforts to prevent the entry of and to remove such law, regulation, decree, judgment, injunction or order

         . by either McLeodUSA or CapRock, if the other party has breached in any material respect any of its representations, warranties or covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger described in the eighth and ninth bullet points under "--Conditions to Completion of the Merger" and has not been or cannot be cured within 30 calendar days after receiving written notice from the other party

         . by McLeodUSA, if the CapRock board of directors withdraws, or modifies in a manner adverse to McLeodUSA, its recommendation of the merger agreement and the merger or recommends another takeover proposal

         . by McLeodUSA, if CapRock has not obtained the requisite consents to the amendments of the indentures governing CapRock's public debt described under "The Merger--CapRock Debt Securities" and such indenture trustees have not executed such amendments or waivers within 30 days following the date of the merger agreement

         . by CapRock, if McLeodUSA has breached or failed to perform in any material respect any of its covenants or other agreements contained in certain financing arrangements entered into in connection with the merger agreement and has not cured the breach or failure within 30 days after written notice

Expenses; Termination Fee

         The merger agreement provides that each party will pay its own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, except that McLeodUSA and CapRock will each pay one-half of the expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus and the filing fees for the premerger notification and report forms under the HSR Act.

         CapRock must pay to McLeodUSA a termination fee of $7.85 million if:

         . CapRock or its stockholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known and

         . either CapRock or McLeodUSA then terminates the merger agreement because the merger has not been completed by March 31, 2001 or the CapRock stockholders do not approve the merger agreement or McLeodUSA terminates the merger agreement because the CapRock board of directors has withdrawn, or modified in a manner adverse to McLeodUSA, its recommendation of the merger agreement and the merger or has recommended another takeover proposal and

         . CapRock or any of its subsidiaries enters into an agreement for any takeover proposal (for purposes of this provision only, "takeover proposal" has the same meaning as under "--No Solicitation by CapRock", except that references to 20% are deemed references to 30%) within 12 months of the termination of the merger agreement

Waiver and Amendment of the Merger Agreement

         Waiver. At any time prior to the effective time of the merger, any party to the merger agreement may, as to the other parties, agree to:

         . extend the time for the performance of any obligation or other act required to be performed under the merger agreement

         . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in accordance with the merger agreement

         . waive compliance with any of the agreements or conditions contained in the merger agreement, unless the CapRock stockholders have already approved the merger agreement and, then any waiver which requires further stockholder approval will not be made without such approval

         Amendment. The merger agreement may be amended by the parties to the merger agreement at any time prior to the effective time of the merger. However, once the CapRock stockholders have approved the merger agreement, they must also approve any subsequent amendment if the amendment, by law, requires further approval by the CapRock stockholders.

Voting Agreements

         Several CapRock stockholders have entered into agreements with respect to the voting of their shares of CapRock common stock in connection with the merger agreement. Under the terms of these agreements, until the date on which the merger is completed or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:

         . to vote, or cause to be voted, the shares of CapRock common stock owned beneficially or of record by such person at any meeting of CapRock stockholders in favor of the approval of the merger agreement

         . to vote, or cause to be voted, the shares of CapRock common stock owned beneficially or of record by such person at any meeting of CapRock stockholders against any takeover proposal or any amendment to the CapRock articles of incorporation or by-laws or other proposal, action or transaction involving CapRock or any of its subsidiaries or its stockholders that could reasonably be expected to prevent or materially impede or delay the completion of the merger

         . to grant to McLeodUSA, or the persons designated by the McLeodUSA board of directors proxies and appoint such persons as attorneys-in-fact to vote the shares of CapRock common stock owned beneficially or of record by such person in favor of the approval of the merger agreement and against any takeover proposal or any amendment to the CapRock articles of incorporation or by-laws or other proposal, action or transaction involving CapRock or any of its subsidiaries or its stockholders that could reasonably be expected to prevent or materially impede or delay the completion of the merger

         . not to sell, transfer, pledge, assign or otherwise dispose of, including by gift, any of the shares of CapRock common stock owned by such person (except pursuant to the option described below)

         . not to grant any proxies, deposit any shares of CapRock common stock into a voting trust or enter into another voting agreement with respect to any shares of CapRock common stock

         . not to take any action which would have the effect of preventing or inhibiting such person from performing its obligations under the voting agreement

         . not to, nor permit any of its subsidiaries to, authorize or permit any of the directors, officers, employees or partners of such person or any of its subsidiaries to, directly or indirectly, solicit, initiate or encourage or take any other action designed to facilitate, any takeover proposal

         By entering into these agreements, the holders of approximately 52% of the outstanding shares of CapRock common stock entitled to vote at the special meeting have agreed to vote in favor of the approval of the merger agreement and against any takeover proposal.

Grant of Option

         Certain CapRock stockholders who have entered into the above-described agreements with respect to the voting of their shares of CapRock common stock, representing approximately 39% of the outstanding shares of CapRock common stock, have granted to McLeodUSA an irrevocable option to purchase the shares of CapRock common stock that are owned beneficially or of record by such stockholders pursuant to a voting and option agreement.

         McLeodUSA may exercise the option if, on or after the date of the merger agreement, any corporation, partnership, individual, trust or any person other than McLeodUSA or any of its affiliates shall have:

         . commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of CapRock common stock, the result of which would result in the beneficial ownership by such person of 20% or more of the then voting equity of CapRock

         . filed a form under the HSR Act reflecting an intent to acquire CapRock or any of its assets or securities

         . solicited proxies in a solicitation subject to the proxy rules under the Securities Exchange Act, executed any written consent or become a participant in any solicitation with respect to CapRock common stock

         McLeodUSA may also exercise the option if, on or after the date of the merger agreement:

         .   CapRock stockholders do not approve the merger agreement

         . the CapRock board of directors withdraws, or modifies in a manner adverse to McLeodUSA, its recommendation of the merger agreement and the merger or recommends another takeover proposal

         . any other event occurs which would require CapRock to pay McLeodUSA the termination fee provided for in the merger agreement, but without the necessity of McLeodUSA having terminated the merger agreement

         . the person who granted McLeodUSA the option commits a material breach of its obligations described under "--Voting Agreements"

         The option is payable in cash or stock, at the discretion of McLeodUSA, at an exercise price per share equal to:

         . if in cash, 0.3876 (the exchange ratio in the merger) multiplied by the average closing price of McLeodUSA Class A common stock for the five trading days preceding the date on which the option is exercised or

         .   if in stock, 0.3876 of a share of McLeodUSA Class A common stock

         The voting and option agreement provides that the aggregate cash exercise price paid to a stockholder when aggregated with all other cash purchases of CapRock common stock by McLeodUSA will be limited to that amount of cash that would permit any subsequent acquisition of CapRock by McLeodUSA that occurs to qualify as a tax free reorganization under Section 368 (a) of the Internal Revenue Code. Furthermore, if McLeodUSA exercises the option and CapRock within 12 months thereafter completes any takeover proposal, McLeodUSA will pay to such CapRock stockholder an amount of additional consideration equal to 50% of the difference between the aggregate price paid by McLeodUSA upon exercise of the option and the aggregate amount received by McLeodUSA in the takeover proposal for the shares of CapRock common stock purchased by McLeodUSA upon exercise of the option.

         McLeodUSA may exercise the option in whole or in part, at its discretion. However, if it elects to exercise the option only in part, McLeodUSA must purchase the total number of shares it is seeking pro rata from the CapRock stockholders who have granted the option to McLeodUSA.

         Prior to the termination of the option, the stockholder may not, without the consent of McLeodUSA, sell, transfer, pledge, assign or otherwise dispose of any of the shares of CapRock common stock that are subject to the option or take any other action that would prevent the stockholder from fulfilling its obligations in connection with the grant of the option.

         The option will terminate upon the earliest of:

         .   the effective time of the merger

         . the termination of the merger agreement other than as described immediately below

         . nine months following the termination of the merger agreement if the merger agreement is terminated:

             - by either McLeodUSA or CapRock because the CapRock stockholders do not approve the merger agreement

             - by McLeodUSA because the CapRock board of directors withdraws, or modifies in a manner adverse to McLeodUSA, its recommendation of the merger agreement and the merger or recommends another takeover proposal

Credit Agreement

         In connection with the merger agreement, CapRock Fiber and CapRock Telecommunications, as borrowers, CapRock and The Chase Manhattan Bank, as lender and administrative agent, entered into a credit agreement as of October 2, 2000, for a revolving credit facility of up to $100 million. The principal terms of the facility are described below:

         Availability.  The availability under the facility is up to:

         .   $50 million from October 2, 2000 to December 31, 2000

         .   $100 million from January 1, 2001 to the maturity date of May 30,
             2001

         Rates and Fees. Loans under the facility bear interest, depending on the type of loan, at:

         .   adjusted base rate plus 3.5% per year or

         .   the London interbank offered rate plus 4.5% per year

         The commitment fee is:

         . for each day on which CapRock uses 50% or less of the total amount available under the credit agreement, 1.50% of undrawn amounts

         . for each day on which CapRock uses 75% or less of the total amount available under the credit agreement, 1.25% of undrawn amounts

         . for each day on which CapRock uses more than 75% of the total amount available under the credit agreement, 1.00% of undrawn amounts

         Prepayment. CapRock may at its option prepay any borrowings at par at any time. Mandatory prepayments are required upon:

         . the sale, transfer or other disposition of certain assets of CapRock or any of its subsidiaries

         . the receipt of any casualty or insurance proceeds by CapRock or any of its subsidiaries, subject to exceptions or

         . the receipt by CapRock or any of its subsidiaries of proceeds from debt or equity offerings

         Security. The facility is secured by a guarantee by CapRock and its domestic non-borrower subsidiaries, a pledge of the stock held by CapRock and its domestic subsidiaries and a security agreement covering substantially all of the available assets of CapRock and its domestic subsidiaries.

         Covenants. The covenants in the credit agreement limit CapRock's ability, directly or through subsidiaries, to:

         . breach the merger agreement in a manner involving an intentional misrepresentation, fraud, bad faith or willful misconduct

         . fail to provide notices of material events or furnish certain financial and other information

         . incur additional indebtedness or liens or enter into sale/leaseback transactions

         . pay dividends or make other distributions, other than stock dividends or to fund administrative expenses or existing indebtedness

         .   make investments

         .   repurchase equity interests or subordinated obligations

         .   consummate asset sales

         .   enter into transactions with affiliates

         . engage in any business other than a telecommunications business or other business conducted on the date of the credit agreement

         . merge or consolidate with any other person other than with McLeodUSA, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets

         In addition, CapRock must satisfy financial covenants, including those relating to:

         .   minimum access lines in service

         .   maximum consolidated senior secured debt to contributed capital

         .   minimum consolidated revenue

         .   minimum EBITDA


Other Agreements

         Indefeasible Right of Use Agreement. McLeodUSA agreed to pay $29.3 million to CapRock to acquire rights to dark fibers from CapRock through an indefeasible right of use (IRU) agreement signed on October 19, 2000. This agreement is based on arm's length negotiations and includes the following terms:

         . initial payment of $19.3 million at signing, with the balance due upon acceptance of fibers

         . IRU includes: fibers on the ring encompassing Dallas to Monroe, LA to Little Rock to Tulsa to Oklahoma City back to Dallas with an additional overlay of fibers on the Dallas to Little Rock segment (via Oklahoma City and Tulsa)

         . in addition to dark fibers, the IRU includes certain rights for McLeodUSA in associated conduit and colocation space of CapRock

         . McLeodUSA has rights to swap or exchange some of the fibers for dark fibers in other CapRock routes

         . McLeodUSA also has a first right of refusal on additional fibers when CapRock's remaining available fibers on specified routes reach defined levels

         . CapRock and McLeodUSA each retain specified demand rights relative to the fibers covered by the IRU that have not been lit

         Master Services Agreement. The parties also entered into a master services agreement with a one-year term under which CapRock will lease DS-1, DS-3 and/or OC-N telecommunications capacity to McLeodUSA at various specified prices. Up to 50,000 DS-3 miles may be swapped or exchanged between the parties for equal or similarly valued capacity along each other's telecommunications system.

           INFORMATION ABOUT McLEODUSA AND CACTUS ACQUISITION CORP.

General

         McLeodUSA provides selected telecommunications services to customers nationwide. McLeodUSA provides integrated communications services, including local services in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. McLeodUSA expanded its marketplace for advanced data and Internet services to all 50 states through its March 30, 2000 acquisition of Splitrock Services. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 30 million telephone directories in 26 states, serving a population of 52 million. McLeodUSA is a Nasdaq-100 company traded under the symbol "MCLD."

         McLeodUSA offers local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. McLeodUSA believes it is the first company in many of its markets to offer one-stop shopping for communications services tailored to customers' specific needs.

         McLeodUSA's core business is providing communications services in competition with existing local telephone companies, including:

         .   local and long distance services

         .   dial and dedicated Internet access

         . higher bandwidth Internet access services, such as digital subscriber line (DSL) and cable modem

         . value-added services such as virtual private networks and web hosting

         .   bandwidth leasing and colocation services

         .   facilities and services dedicated for a particular customer's use

         . telephone and computer sales, leasing, networking, service and installation

         . other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services

         McLeodUSA also derives revenue from the following services related to its core business:

         .   sale of advertising in print and electronic telephone directories

         . traditional local telephone company services in east central Illinois and southeast South Dakota

         .   telemarketing services

         In most of its local service markets, McLeodUSA competes with the existing local phone company by leasing its lines and switches. In certain limited local service markets in Illinois, Iowa, Minnesota and South Dakota, McLeodUSA operates its own lines and switches. McLeodUSA provides long distance services by using its own communications network facilities and leasing capacity from long distance and local communications providers.

         McLeodUSA has developed and continues to develop fiber optic communications networks in many of its target local markets in the Midwest and Rocky Mountain regions to carry additional communications traffic on its own network. McLeodUSA is actively developing enhancements to its national network and associated next-generation services.

         McLeodUSA owns and operates a broadband access network that is marketed to various businesses throughout the United States. As part of its ongoing efforts to enhance its network and data services, McLeodUSA is acquiring indefeasible rights to use dark fiber optic strands in a nationwide network that will cover more than

15,000 route miles. This national network allows McLeodUSA to transmit integrated next-generation data, video and voice services on both a retail and wholesale basis.

         McLeodUSA wants to be the leading and most admired provider of integrated communications services in its markets. To achieve this goal, McLeodUSA is:

         . aggressively capturing customer share and generating revenue using leased communications network capacity

         .   concurrently building its own communications network

         . migrating customers to its own communications network to provide enhanced services and reduce operating costs

         The principal elements of the business strategy of McLeodUSA are to:

         Provide integrated communications services. McLeodUSA believes it can rapidly penetrate its target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

         Build customer share through branding. McLeodUSA believes it can create and strengthen brand awareness in its target markets by branding its communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of its telephone directories.

         Provide outstanding customer service. McLeodUSA customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. The customer-focused software and systems of McLeodUSA allow its representatives immediate access to its customer and network data, enabling a rapid and effective response to customer requests.

         Emphasize small and medium sized businesses. McLeodUSA primarily targets small and medium sized businesses because it believes it can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

         Expand its fiber optic communications network. McLeodUSA is building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

         Expand intra-city fiber optic communications network. Within selected cities, McLeodUSA plans to extend its network directly to its customers' locations. This will allow McLeodUSA to provide expanded services and reduce the expense of leasing communications facilities from the local exchange carrier.

         Explore acquisitions and strategic alliances. McLeodUSA plans to pursue acquisitions, joint ventures and strategic alliances to expand or complement its business.

         Leverage proven management team. The McLeodUSA executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

         As of June 30, 2000, McLeodUSA estimated, based on the combined McLeodUSA and CapRock business plans, capital requirements and growth projections as of that date, that McLeodUSA would require $1.5 billion through 2002 to fund its planned capital expenditures and operating expenses. McLeodUSA expects to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, McLeodUSA's existing lines of credit and income from future operations. The estimated aggregate capital requirements of McLeodUSA include the projected cost of:

         . expanding its fiber optic communications network, including national and intra-city fiber optic communications networks

         .   adding voice and ATM switches

         .   expanding operations in existing and new markets

         .   developing wireless services in limited markets

         .   funding general corporate purposes

         .   completing recent acquisitions, including the merger

         . constructing, acquiring, developing or improving telecommunications assets

         The projected funding plan assumes that (a) the indentures governing the CapRock 12% senior notes due 2008 and the CapRock 11 1/2% senior notes due 2009 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for a like principal amount of notes of McLeodUSA pursuant to the terms of the exchange offers. McLeodUSA may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders.

         The actual amount and timing of the future capital requirements of McLeodUSA are subject to risks and uncertainties and may differ materially from its estimates. Accordingly, McLeodUSA may need additional capital to continue to expand its markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop Its Network and Services and Engage in Strategic Acquisitions."


                               _______________

         The principal executive offices of McLeodUSA are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 790-7800.

         Cactus Acquisition Corp. Cactus Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of McLeodUSA. McLeodUSA formed Cactus Acquisition Corp. on September 28, 2000 to facilitate the merger. Cactus Acquisition Corp. has not transacted any business other than that incident to its formation and to completion of the merger.

Additional Information

         A detailed description of the McLeodUSA business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between McLeodUSA and its directors, executive officers and principal stockholders, financial statements and other matters related to McLeodUSA is incorporated by reference or set forth in the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1999 and the McLeodUSA Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated by reference into this proxy statement/prospectus. Stockholders desiring copies of these documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."

               SELECTED CONSOLIDATED FINANCIAL DATA OF McLEODUSA

         The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

         The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

                          Acquired Company                                        Date Acquired
                          ----------------                                        -------------
         MWR Telecom, Inc..................................................       April 28, 1995
         Ruffalo, Cody & Associates, Inc...................................        July 15, 1996
         Telecom*USA Publishing Group, Inc.................................     September 20, 1996
         Consolidated Communications, Inc..................................     September 24, 1997
         Ovation Communications, Inc.......................................       March 31, 1999
         Splitrock Services, Inc...........................................       March 30, 2000

         The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

         The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

         The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:

              Description of Securities                                Principal Amount       Date Issued
              -------------------------                                ----------------       -----------
10 1/2% senior discount notes due March 1, 2007....................      $500 million        March 4, 1997
9 1/4%  senior notes due July 15, 2007.............................      $225 million        July 21, 1997
8 3/8% senior notes due March 15, 2008.............................      $300 million        March 10, 1998
9 1/2% senior notes due November 1, 2008...........................      $300 million       October 30, 1998
8 1/8% senior notes due February 15, 2009..........................      $500 million       February 22, 1999
Series A preferred stock...........................................      $287 million        August 23, 1999
Series B preferred stock...........................................      $687 million       September 15, 1999
Series C preferred stock...........................................      $313 million       September 15, 1999
Senior Secured Credit Facilities...................................      $575 million          May 30, 2000

         The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

         On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999.

Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.

                                                 (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                                       Year Ended December 31,
                                                         ----------------------------------------------------
                                                                                                             Pro Forma
                                                                                                             ---------
                                                 1995        1996        1997         1998         1999        1999
                                              ----------  ----------   ---------   -----------  ----------  -----------
                                                                                                           (unaudited)
Operations Statement Data:
   Revenue.................................   $   28,998  $   81,323   $  267,886  $   604,146  $  908,792  $ 1,210,667
                                              ----------  ----------   ----------  -----------  ----------  -----------
   Operating expenses:
     Cost of service.......................       19,667      52,624      151,190      323,208     457,085      699,401
     Selling, general and administrative...       18,054      46,044      148,158      260,931     392,687      481,488
     Depreciation and amortization.........        1,835       8,485       33,275       89,107     190,695      346,131
     Other.................................           --       2,380        4,632        5,575          --           --
                                              ----------  ----------   ----------  -----------  ----------  -----------
     Total operating expenses .............       39,556     109,533      337,255      678,821   1,040,467    1,527,020
   Operating loss..........................      (10,558)    (28,210)     (69,369)     (74,675)   (131,675)    (316,353)
   Interest income (expense), net..........         (771)      5,369      (11,967)     (52,234)    (94,244)    (191,068)
   Other income............................           --         495        1,426        1,997       5,637        7,163
   Income taxes............................           --          --           --           --          --           --
                                              ----------  ----------   ----------  -----------  ----------  -----------
   Net loss................................      (11,329)    (22,346)     (79,910)    (124,912)   (220,282)    (500,528)
   Preferred stock dividends...............           --          --           --           --     (17,727)     (54,375)
                                              ----------  ----------   ----------  -----------  ----------  -----------
   Loss applicable to common stock.........   $  (11,329) $  (22,346)  $  (79,910) $  (124,912) $ (238,009) $  (554,633)
                                              ==========  ==========   ==========  ===========  ==========  ===========
   Loss per common share...................   $     (.07) $     (.09)  $     (.24) $      (.33) $     (.54) $      (.99)
                                              ==========  ==========   ==========  ===========  ==========  ===========
   Weighted average common shares
     outstanding...........................      168,024     243,036      329,844      376,842     443,130      559,751
                                              ==========  ==========   ==========  ===========  ==========  ===========

                                                                                     Six Months Ended June 30,
                                                                                    ---------------------------
                                                                                                             Pro Forma
                                                                                                             ---------
                                                                                    1999          2000          2000
                                                                                -----------   -----------    -----------
                                                                                (unaudited)   (unaudited)    (unaudited)
Operations Statement Data:
   Revenue                                                                      $   403,771   $   620,082    $   769,055
                                                                                -----------   -----------    -----------
   Operating expenses:
     Cost of service.........................................................       205,507       344,426        466,226
     Selling, general and administrative.....................................       178,339       256,563        309,973
     Depreciation and amortization...........................................        78,708       163,193        213,415
     Other...................................................................            --            --            872
                                                                                -----------   -----------    -----------
     Total operating expenses................................................       462,554       764,182        990,486
   Operating loss............................................................       (58,783)     (144,100)      (221,431)
   Interest income (expense), net............................................       (50,666)      (42,077)       (70,486)
   Other income..............................................................           562         1,971          1,996
   Income taxes..............................................................            --            --             --
                                                                                -----------   -----------    -----------
   Net loss..................................................................      (108,887)     (184,206)      (289,921)
   Preferred stock dividends.................................................            --       (27,204)       (27,204)
                                                                                -----------   -----------    -----------
   Loss applicable to common stock...........................................   $  (108,887)  $  (211,410)   $  (317,125)
                                                                                ===========   ===========    ===========
   Loss per common share.....................................................   $      (.26)  $      (.40)   $      (.54)
                                                                                ===========   ===========    ===========
   Weighted average common shares outstanding................................       423,210       529,109        590,221
                                                                                ===========   ===========    ===========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                                December 31,                                  June 30, 2000
                                                  --------------------------------------------                -------------
                                            1995        1996          1997          1998        1999        Actual      Pro Forma
                                          --------    --------      --------      --------    --------    ----------    ---------
                                                                                                          (unaudited)  (unaudited)
Balance Sheet Data:
  Current assets......................    $  8,507    $ 224,401   $   517,869   $   793,192  $ 1,569,473  $ 1,647,070  $ 1,879,002
  Working capital (deficit)...........    $ (1,208)   $ 185,968   $   378,617   $   613,236  $ 1,272,794  $   859,997  $   913,955
  Property and equipment, net.........    $ 16,119    $  92,123   $   373,804   $   629,746  $ 1,270,032  $ 1,897,962  $ 2,321,001
  Total assets........................    $ 28,986    $ 452,994   $ 1,345,652   $ 1,925,197  $ 4,203,147  $ 7,069,543  $ 7,791,496
  Long-term debt......................    $  3,600    $   2,573   $   613,384   $ 1,245,170  $ 1,763,725  $ 2,370,370  $ 2,718,588
  Redeemable convertible preferred
    stock.............................    $     --    $      --   $        --   $        --  $ 1,000,000  $ 1,000,000  $ 1,000,000
  Stockholders' equity................    $ 14,958    $ 403,429   $   559,379   $   462,806  $ 1,108,542  $ 2,878,436  $ 3,074,207


                                                                           Year Ended December 31,
                                                       ---------------------------------------------------------------
                                                                                                                   Pro Forma
                                                                                                                   ---------
                                                      1995        1996         1997         1998        1999         1999
                                                    --------   ---------    ---------    ---------    ---------      ----
                                                                                                                  (unaudited)
Other Financial Data:
  Capital expenditures
     Property, plant and equipment...............   $  6,364   $  79,845    $ 179,255    $ 289,923    $ 580,003   $   820,756
     Business acquisitions.......................   $  8,333   $  93,937    $ 421,882    $  49,737    $ 736,626   $ 3,376,180
  EBITDA(1)......................................   $ (8,723)  $ (17,345)   $ (31,462)   $  20,007    $  59,020   $    29,778

                                                                                  Six Months Ended June 30,
                                                                                  -------------------------
                                                                                                         Pro Forma
                                                                                                         ---------
                                                                                1999         2000           2000
                                                                             ----------   ----------        ----
                                                                             (unaudited)  (unaudited)   (unaudited)
Other Financial Data:
  Capital expenditures
     Property, plant and equipment........................................   $ 220,390    $   559,834   $   804,163
     Business acquisitions................................................   $ 525,161    $ 2,052,925   $ 2,415,523
  EBITDA(1)...............................................................   $  19,925    $    19,093   $    (7,144)


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                           PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial information has been prepared to give effect to:

 .  the issuance of the 8 1/8% senior notes in February 1999

 .  the acquisition of Ovation Communications, Inc. in March 1999

 .  the issuance of the 6.75% Series A preferred stock in August 1999

 . the issuance of the Series B preferred stock and Series C preferred stock in September 1999

 .  the acquisition of Splitrock Services, Inc. in March 2000

 .  the completion of the Senior Secured Credit Facilities in May 2000

 .  the merger


     For purposes of this pro forma presentation, the issuance of the 8 1/8% senior notes is referred to as the "Notes Offering" and the issuance of the Series A, Series B and Series C preferred stock are collectively referred to as the "Preferred Stock Issuances." The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger was consummated on June 30, 2000.

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations include the operations of Ovation Communications, Inc., the operations of Splitrock Services, Inc., and the operations of CapRock as if the acquisition of Ovation and Splitrock and the merger with CapRock were consummated on January 1, 1999 and the related weighted average share amounts have been adjusted to give effect to the shares issued in the transactions as if they had been issued on January 1, 1999. The CapRock results have been adjusted to give effect to the issuance in May 1999 by CapRock of $210 million of its 11 1/2 % senior notes due 2009 as if the issuance was consummated on January 1, 1999. It also assumes that interest related to the Notes Offering and the Senior Secured Credit Facilities, dividends related to the Preferred Stock Issuances and the additional depreciation and amortization due to the increased value of tangible and intangible assets acquired through the acquisition of Ovation, Splitrock and the merger with CapRock, using the purchase method of accounting, began January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and the related notes thereto included in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The pro forma adjustments for the acquisitions of Ovation and Splitrock, the Notes Offering and the Preferred Stock Issuances are incorporated by reference from a Current Report on Form 8-K/A filed with the SEC on June 13, 2000.

     For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has preliminarily considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets, primarily goodwill. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change.

     The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated at the beginning of 1999, nor is it necessarily indicative of future operating results or financial position.


                                                 (table begins on the next page)

                    McLeodUSA Incorporated and Subsidiaries

           Unaudited Pro Forma Condensed Consolidated Balance Sheets
            (In thousands, except share and per share information)
                              As of June 30, 2000

                                                                                           Adjustments for     Pro Forma for
                                                                                               CapRock             CapRock
                                                             McLeodUSA       CapRock         Transaction         Transaction
                                                             ---------       -------         -----------         -----------
ASSETS
Current Assets:
     Cash and cash equivalents........................      $    931,318     $    3,680      $       --         $    934,998
     Other current assets.............................           715,752        245,596         (17,344)/(2)/        944,004
                                                            ------------     ----------      -----------        ------------
          Total Current Assets........................         1,647,070        249,276         (17,344)           1,879,002
Property and Equipment, net...........................         1,897,962        423,039              --            2,321,001
Intangible assets.....................................         3,373,029             --          63,123/(1)/       3,436,152
Other assets .........................................           151,482          3,859              --              155,341
                                                            ------------     ----------      ----------         ------------
          Total Assets................................      $  7,069,543     $  676,174      $   45,779         $  7,791,496
                                                            ============     ==========      ==========         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities...................................      $    787,083     $  144,964      $   33,000/(3)/    $    965,047
Long-term debt, less current maturities...............         2,370,370        348,218              --            2,718,588
Other long-term liabilities...........................            33,654          5,254          (5,254)/(2)/         33,654
                                                            ------------     ----------      -----------        ------------
          Total Liabilities...........................         3,191,107        498,436          27,746            3,717,289
                                                            ------------     ----------      ----------         ------------
Redeemable convertible preferred stock................         1,000,000             --              --            1,000,000
                                                            ------------     ----------      ----------         ------------
Stockholders' Equity:
     Preferred stock..................................                12             --              --                   12
     Common stock.....................................             5,817            387            (237)               5,967
     Additional paid-in capital.......................         3,497,346        191,808           3,813            3,692,967
     Treasury Stock, at cost..........................                --           (678)            678                   --
     Retained earnings (deficit)......................          (706,669)       (13,570)         13,570             (706,669)
     Accumulated other comprehensive income...........            81,930           (209)            209               81,930
                                                            ------------     ----------      ----------         ------------
          Total Stockholders' Equity..................         2,878,436        177,738          18,033            3,074,207
                                                            ------------     ----------      ----------         ------------
          Total Liabilities and Stockholders'
             Equity...................................      $  7,069,543     $  676,174      $   45,779         $  7,791,496
                                                            ============     ==========      ==========         ============

(1) The adjustment for the merger reflects the preliminary allocation of the net purchase price of CapRock to the net assets of CapRock that are to be acquired, including intangible assets, and record the issuance of 15,023,318 shares of McLeodUSA Class A common stock valued at $13.77 per share. The value of $13.77 per share represents the average closing price of McLeodUSA Class A common stock on the Nasdaq National Market for the 10 trading days beginning five days prior to the date the merger agreement was announced, October 2, 2000, and ending four days after such announcement. The net purchase price of approximately $579 million is equal to (1) the product of (A) the total number of shares of CapRock common stock attributable to outstanding CapRock common stock and options with exercise prices below the closing price of $5.063 (totaling 39,001,954) as of October 2, 2000, multiplied by (B) the conversion ratio of 0.3876, multiplied by (C) $13.77, the value of a share of McLeodUSA Class A common stock (calculated as described above), minus (2) the aggregate option proceeds to be received (approximately $0.3 million) plus
      (3) the principal amount of outstanding CapRock senior notes ($360 million) and the estimated liabilities directly attributable to the merger ($11 million). The allocation of the net purchase price to the net assets, excluding debt, (approximately $516 million) and debt ($360 million) of CapRock as of June 30, 2000, results in goodwill of approximately $63 million.

(2) To eliminate CapRock's deferred tax assets and deferred tax liabilities. McLeodUSA expects to continue to be in a net deferred tax asset position after the merger and will continue to provide a valuation allowance on the net deferred tax assets.

(3) Reflects an increase in current liabilities related to banking, legal and accounting fees, write-off of debt issuance costs and unaccreted discount on CapRock's senior notes and other matters directly attributable to the merger under EITF 95-3.

                    McLeodUSA Incorporated and Subsidiaries

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)

                     Twelve months Ended December 31, 1999
                     -------------------------------------


                                                 Pro Forma                                                              Pro Forma
                                                    for                           Pro Forma                Adjustments     for
                                                 Splitrock      Adjustment for   for Credit    CapRock As  for CapRock   CapRock
                                             Acquisition/(2)/ Credit Facilities  Facilities  Adjusted/(4)/ Acquisition Acquisition
                                             ---------------  -----------------  ----------  ------------- ----------- -----------
Operations Statement Data:
  Revenue                                       $1,018,044         $     --      $1,018,044    $192,623    $    --      $1,210,667
                                                ----------         --------      ----------    --------    -------      ----------
  Operating expenses:
    Cost of service.......................         583,725               --         583,725     115,676         --         699,401
    Selling, general and administrative...         424,953               --         424,953      56,535         --         481,488
    Depreciation and amortization.........         333,277               --         333,277       9,698      3,156/(5)/    346,131
    Other.................................              --               --              --          --         --              --
                                                ----------         --------      ----------    --------    -------      ----------
     Total operating expenses.............       1,341,955               --       1,341,955     181,909      3,156       1,527,020
                                                ----------         --------      ----------    --------    -------      ----------
    Operating income (loss)...............        (323,911)              --        (323,911)     10,714     (3,156)       (316,353)
    Interest income (expense), net........        (127,456)         (36,493)/(3)/  (163,949)    (27,119)        --        (191,068)
    Other nonoperating income (expense)...           5,637               --           5,637       1,526         --           7,163
    Income taxes..........................              --               --              --      (5,505)    (5,505)/(6)/        --
                                                ----------         --------      ----------    --------    -------      ----------
    Net income (loss).....................        (445,730)         (36,493)       (482,223)     (9,374)    (8,661)       (500,258)
    Preferred stock dividends.............         (54,375)              --         (54,375)         --         --         (54,375)
                                                ----------         --------      ----------    --------    -------      ----------

    Earnings applicable to common stock...      $ (500,105)        $(36,493)     $ (536,598)   $ (9,374)   $(8,661)     $ (554,633)
                                                ==========         ========      ==========    ========    =======      ==========

    Loss per common and common
     equivalent share.....................      $    (0.92)                      $    (0.99)                            $    (0.99)
                                                ==========                       ==========                             ==========
    Weighted average common and common
      equivalent shares outstanding.......         544,728                          544,728                 15,023         559,751
                                                ==========                       ==========                =======      ==========

Other Financial Data:
  EBITDA/(1)/...............................    $    9,366          $    --      $    9,366    $ 20,412    $    --      $   29,778


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
(2) The "Pro Forma for Splitrock Acquisition" information is derived from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.
(3) McLeodUSA used cash on hand and funds drawn from the Senior Secured Credit Facilities to retire the outstanding Splitrock 11 3/4% senior notes in July 2000. This adjustment records the pro forma annual interest expense of approximately $66 million on the Senior Secured Credit Facilities, reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition."
(4) As adjusted financial information gives effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. See "CapRock Communications Corp.--Unaudited Pro Forma Condensed Statement of Operations."
(5)    To amortize intangibles acquired in the merger over 20 years.
(6)    To eliminate CapRock's income tax benefit.

                    McLeodUSA Incorporated and Subsidiaries

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)

                                                                        Six Months Ended June 30, 2000
                                   ---------------------------------------------------------------------------------------------
                                                             Adjustments
                                                               for           Pro Forma for
                                                             Splitrock       Splitrock       Adjustments for      Pro Forma for
                                  McLeodUSA  Splitrock/(2)/ Acquisition/(2)/ Aquisition      Credit Facilities    Credit Facilities
                                  ---------  -------------  -----------      ----------      -----------------    -----------------
Operations Statement Data:
  Revenue.......................  $ 620,082     $ 35,037     $     --        $  655,119       $      --           $  655,119
                                  ---------     --------    ---------        ----------       ---------           ----------
  Operating expenses:
    Cost of service.............    344,426       42,580           --           387,006              --              387,006
    Selling, general and
      administrative............    256,563       10,012           --           266,575              --              266,575
    Depreciation and
      amortization..............    163,193       12,470       27,097           202,760              --              202,760
    Other.......................         --          872           --               872              --                  872
                                  ---------     --------    ---------        ----------       ---------           ----------

      Total operating expenses..    764,182       65,934       27,097           857,213              --              857,213
                                  ---------     --------    ---------        ----------       ---------           ----------

Operating income (loss).........   (144,100)     (30,897)     (27,097)         (202,094)             --             (202,094)
    Interest income (expense),
      net.......................    (42,077)      (6,302)          --           (48,379)        (15,086)/(3)/        (63,465)
    Other nonoperating income
      (expense).................      1,971           --           --             1,971              --                1,971
    Income taxes................         --           --           --                --              --                   --
                                  ---------     --------    ---------        ----------       ---------           ----------

    Net income (loss)...........   (184,206)     (37,199)     (27,097)         (248,502)        (15,086)            (263,588)
    Preferred stock dividends...    (27,204)          --           --           (27,204)             --              (27,204)
                                  ---------     --------    ---------        ----------       ---------           ----------

    Earnings applicable to
      common stock..............  $(211,410)    $(37,199)   $ (27,097)       $ (275,706)      $ (15,086)          $ (290,792)
                                  =========     ========    =========        ==========       =========           ==========

    Loss per common and common
      equivalent share..........  $   (0.40)                                      (0.48)                          $    (0.51)
                                  =========                                  ==========                           ==========

    Weighted average common and
      common equivalent shares
      outstanding...............    529,109                    46,089           575,198                              575,198
                                  =========                 =========        ==========                           ==========

Other Financial Data:
    EBITDA/(1)/.................  $  19,093     $(17,555)   $      --        $    1,538       $      --           $    1,538

                                               ------------------------------------------------------
                                                                  Adjustments             Pro Forma
                                                                  for CapRock            for CapRock
                                                CapRock           Acquisition            Acquisition
                                                -------           -----------            -----------
Operations Statement Data:
  Revenue.......................               $113,936            $     --                  $ 769,055
                                               --------            --------                  ---------
  Operating expenses:
    Cost of service.............                 79,220                                        466,226
    Selling, general and
      administrative............                 43,398                                        309,973
    Depreciation and
      amortization..............                  9,077               1,578/(4)/               213,415
    Other.......................                     --                                            872
                                               --------            --------                  ---------

      Total operating expenses..                131,695               1,578                    990,486
                                               --------            --------                  ---------

Operating income (loss).........                (17,759)             (1,578)                  (221,431)
    Interest income (expense),
      net.......................                 (7,021)                 --                    (70,486)
    Other nonoperating income
      (expense).................                     25                  --                      1,996
    Income taxes................                  9,118              (9,118)/(5)/                   --
                                               --------            --------                  ---------

    Net income (loss)...........                (15,637)            (10,696)                  (289,921)
    Preferred stock dividends...                     --                  --                    (27,204)
                                               --------            --------                  ---------

    Earnings applicable to
      common stock..............               $(15,637)           $(10,696)                 $(317,125)
                                               ========            ========                  =========

    Loss per common and common
      equivalent share.........                                                              $   (0.54)
                                                                                             =========

    Weighted average common and
      common equivalent shares
      outstanding...............                                     15,023                    590,221
                                                                   ========                  =========

Other Financial Data:
    EBITDA/(1)/.................               $ (8,682)           $     --                  $  (7,144)


____________
/(1)/ EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
/(2)/ The "Splitrock" column represents Splitrock's Statement of Operations for the period of January 1, 2000 through March 30, 2000, the date of the acquisition of Splitrock by McLeodUSA. The Splitrock financial statements and the information in the "Adjustments for Splitrock Acquisition" column are from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.
/(3)/ McLeodUSA used cash on hand and funds drawn from the Senior Secured Credit Facilities to retire the outstanding Splitrock 11 3/4 % senior notes in July 2000. This adjustment records the pro forma interest expense on the Senior Secured Credit Facilities reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition."
/(4)/  To amortize intangibles acquired in the merger over 20 years.
/(5)/  To eliminate CapRock's income tax benefit.

                         CapRock Communications Corp.

            Unaudited Pro Forma Condensed Statements of Operations
                 (In thousands, except per share information)

         The following unaudited pro forma financial information has been prepared to give effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the financial statements of CapRock and the related notes thereto included in the CapRock Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated by reference into this proxy statement/prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable.

                                                      Twelve Months ended December 31, 1999
                                                      -------------------------------------
                                                                   Adjustments             Pro Forma
                                                                                           ---------
                                                 CapRock       for May 1999 Notes     for May 1999 Notes
                                                 -------       ------------------     ------------------
Operations Statement Data:
   Revenue                                      $ 192,623            $      --            $  192,623
                                                ---------            ---------            ----------
   Operating expenses:
     Cost of service                              115,676                   --               115,676
     Selling, general and administrative           56,535                   --                56,535
     Depreciation and amortization                  9,698                   --                 9,698
     Other                                             --                   --                    --
                                                ---------            ---------            ----------
        Total operating expenses                  181,909                   --               181,909
   Operating income (loss)                         10,714                   --                10,714
   Interest income (expense), net                 (17,861)              (9,258)              (27,119)
   Other nonoperating income (expense)              1,526                   --                 1,526
   Income tax benefit (expense)                     2,080                3,425                 5,505
                                                ---------            ---------            ----------
   Net income (loss)                               (3,541)              (5,833)               (9,374)
   Preferred stock dividends                           --                   --                    --
                                                ---------            ---------            ----------
   Earnings applicable to common stock          $  (3,541)           $  (5,833)           $   (9,374)
                                                =========            =========            ==========
   Loss per common and common equivalent
   share                                        $   (0.11)                                $    (0.30)
                                                =========                                 ==========
   Weighted average common and common
   equivalent shares outstanding                   31,727                                     31,727
                                                =========                                 ==========

                            INFORMATION ABOUT CAPROCK

Overview

         CapRock. CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

         CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, CapRock's network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

         CapRock had 61 central office collocations as of June 30, 2000. CapRock is implementing its DSL footprint through its recent agreement with a third party supplier of DSL services. These collocations enable CapRock to provide local and other services over its own network infrastructure, thereby lowering its cost of providing these services.

         CapRock's Network. CapRock's fiber network is comprised primarily of 96 fiber strands pulled through one of four conduits buried below ground. A key element of CapRock's strategy is to reduce the cost basis of fiber it retains for its own use by sharing construction costs with other carriers and to quickly recover its investment by selling excess dark fiber. CapRock plans to retain at least 24 fiber strands throughout its entire network. CapRock is also building a competitive local exchange service in 48 markets where it will provide Class 5 switching functionality and DSL services to its local customers. CapRock's data network will consist of data switches and fiber capacity that will connect all of these markets, supporting ATM, frame relay and IP traffic. In many of these local markets CapRock will install equipment to backhaul its voice and data traffic to one of its switches in order to significantly lower its capital requirements.

         Information Technology Systems and Electronic Bonding. CapRock is automating most of the processes involved with switching a customer to its network in order to decrease the time between receipt of a customer order and completion of service installation. To achieve this goal, CapRock is acquiring, integrating and developing information technology systems and platforms to support its operations. CapRock has established and will continue to implement "electronic bonding," which is the on-line and real-time connections of its operating systems with those of ILECs. Additionally, CapRock has developed and intends to roll out web-enabled ordering, billing and customer service features to its customers.

         CapRock has completed testing and began utilizing electronic bonding with Southwestern Bell Telephone. Electronic bonding with Southwestern Bell has enabled CapRock to reduce its provisioning times from approximately 25 business days to as few as five business days. Orders submitted with electronic bonding are also less likely to be rejected by Southwestern Bell, resulting in a greater percentage of customers being transitioned to CapRock's facilities in a shorter amount of time.

         Joint Build Projects. CapRock has entered into joint fiber construction agreements with AT&T, Enron Broadband Services, Inc., Pathnet, Inc. and 360networks, Inc. The joint construction arrangements provide several benefits, including reduction of construction costs, accelerated construction, and the freeing up of resources to focus attention on the construction of additional portions of CapRock's network. To further recover the cost of building its fiber network, CapRock has sold and intends to continue to sell excess dark fiber.

         Sales Organization. CapRock uses a direct sales force to sell its communications products and services to business customers. CapRock believes that its face-to-face sales efforts coupled with its personalized customer care are highly effective in capturing and retaining market share among small and medium-sized businesses. CapRock had 251 sales force employees as of June 30, 2000. CapRock provides its sales force with financial incentives that promote a high level of ongoing customer care and loyalty.

         Additionally, as of June 30, 2000, CapRock had 267 independent sales agents who contributed to its sales efforts throughout the region, primarily in smaller markets. CapRock's agent program was established in 1996, and consists primarily of independent telephone equipment vendors authorized by CapRock to market its products and services. Authorized agents receive recurring commissions based on product, pricing, volume of usage and customer loyalty. CapRock has six agent managers who actively recruit new independent sales agents.

         Litigation. On July 26, 2000, a stockholder class action complaint was filed in the United States District Court for the Northern District of Texas on behalf of all purchasers of CapRock common stock during the period between April 28, 2000 and July 6, 2000. Additional stockholder suits have been filed subsequently, also in the United States District Court for the Northern District of Texas. The named defendants in these lawsuits, which allege that CapRock made material misstatements or omissions of fact in violation of Section 10(b) of the Securities Exchange Act, include CapRock and certain of its officers and directors. The plaintiffs in the lawsuits seek monetary damages. CapRock intends to vigorously defend the pending suits and any other similar suits subsequently filed.

                                ______________

         CapRock is a Texas corporation that was formed on February 3, 1998 to be a holding company for its predecessor companies. The principal executive offices of CapRock are located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, and its phone number is (972) 982-9550.

Additional Information

         A detailed description of the CapRock business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between CapRock and its executive officers, directors and principal stockholders, financial statements and other matters related to CapRock is incorporated by reference or set forth in the CapRock registration statement on Form S-3 (333-32910), the CapRock Annual Report set forth on Form 10-K for the year ended December 31, 1999 and the CapRock Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated into this proxy statement/prospectus by reference. Stockholders desiring copies of such documents may contact CapRock at its address or telephone number indicated under "Where You Can Find More Information."

                Selected Consolidated Financial Data of CapRock


     The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998 and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

     In May 1998, IWL Communications changed its fiscal year end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996 combines the operating activity of IWL Communications for the year ended June 30, 1996 with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.

                                                                      As of and for the Year Ended December 31,
                                                                -----------------------------------------------
                                                           1995          1996         1997         1998            1999
                                                         --------      --------     --------     ---------       ---------
                                                                     (in thousands, except per share data)
Statement of Operations Data:
Revenues............................................     $ 29,407      $ 50,970     $ 75,349     $ 121,774       $ 192,623
Costs of Services...................................       21,185        39,357       52,471        83,221         115,676
                                                         --------      --------     --------     ---------       ---------
      Gross profit..................................        8,222        11,613       22,878        38,553          76,947
Operating expenses:
    Selling, general and administrative.............        7,326         8,983       14,074        23,528          56,535
    Merger related expenses.........................            -             -            -         2,313               -
    Depreciation and amortization...................        1,186         1,536        3,346         4,887           9,698
                                                         --------      --------     --------     ---------       ---------
       Total operating expenses.....................        8,512        10,519       17,420        30,728          66,233
                                                         --------      --------     --------     ---------       ---------
Operating income (loss).............................         (290)        1,094        5,458         7,825          10,714
Interest expense, net...............................         (484)         (585)      (1,603)       (6,441)        (17,861)
Other income (expense)..............................          151            42          220           106           1,526
                                                         --------      --------     --------     ---------       ---------
Income (loss) before income taxes and
    extraordinary item..............................         (623)          551        4,075         1,490          (5,621)
Income tax expense (benefit)........................           48           227        1,513         1,267          (2,080)
                                                         --------      --------     --------     ---------       ---------
Income (loss) before extraordinary item.............         (671)          324        2,562           223          (3,541)
Extraordinary item - extinguishment of debt.........          645             -            -             -               -
                                                         --------      --------     --------     ---------       ---------
      Net income (loss).............................     $    (26)     $    324     $  2,562     $     223       $  (3,541)
                                                         ========      ========     ========     =========       =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item..............................     $   (623)     $    551     $  4,075     $   1,490       $  (5,621)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation......................         (211)          143        1,475         1,267          (2,080)
                                                         --------      --------     --------     ---------       ---------
    Income (loss) before extraordinary item.........         (412)          408        2,600           223          (3,541)
    Extraordinary item, net of taxes................          397             -            -             -               -
                                                         --------      --------     --------     ---------       ---------
      Pro forma net income (loss)...................     $    (15)     $    408     $  2,600     $     223       $  (3,541)
                                                         ========      ========     ========     =========       =========
Historical and pro forma income (loss) per
common share:
    Income (loss) before extraordinary item.........     $  (0.02)     $   0.01     $   0.09     $    0.01       $   (0.11)
    Extraordinary item, net of tax..................     $   0.02             -            -             -               -
                                                         --------      --------     --------     ---------       ---------
    Basic and diluted...............................     $      -      $   0.01     $   0.09     $    0.01       $   (0.11)
                                                         ========      ========     ========     =========       =========
Weighted average shares outstanding:
    Basic...........................................       25,926        27,146       27,984        28,899          31,727
    Diluted.........................................       25,936        27,156       28,481        30,028          31,727

                Selected Consolidated Financial Data of CapRock
                     (In thousands, except per share data)

                                                        Six Months Ended
                                                            June 30,
                                                           ----------
                                                       1999           2000
                                                     --------      ---------
Statement of Operations Data:
Revenues...........................................  $ 74,596      $ 113,936
Costs of Services..................................    44,919         79,220
                                                     --------      ---------
      Gross profit.................................    29,677         34,716
Operating expenses:
    Selling, general and administrative............    25,012         43,398
    Merger related expenses........................         -              -
    Depreciation and amortization..................     3,337          9,077
                                                     --------      ---------
       Total operating expenses....................    28,349         52,475
                                                     --------      ---------
Operating income (loss)............................     1,328        (17,759)
Interest expense, net..............................    (7,134)        (7,021)
Other income (expense).............................      (135)            25
                                                     --------      ---------
Income (loss) before income taxes and
    extraordinary item.............................    (5,941)       (24,755)
Income tax expense (benefit).......................    (2,335)        (9,118)
                                                     --------      ----------
Income (loss) before extraordinary item............    (3,606)       (15,637)
Extraordinary item - extinguishment of debt........         -              -
                                                     --------      ---------
      Net income (loss)............................  $  3,606      $ (15,637)
                                                     ========      =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item.............................  $ (5,941)     $ (24,755)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation.....................    (2,335)        (9,118)
                                                     --------      ---------
    Income (loss) before extraordinary item........    (3,606)       (15,637)
    Extraordinary item, net of taxes...............         -              -
                                                     --------      ---------
      Pro forma net income (loss)..................  $ (3,606)     $ (15,637)
                                                     ========      =========
Historical and pro forma income (loss) per common share:

    Income (loss) before extraordinary item........  $  (0.12)     $   (0.47)
    Extraordinary item, net of tax.................         -              -
                                                     --------      ---------
    Basic and diluted..............................  $  (0.12)     $   (0.47)
                                                     ========      =========

Weighted average shares outstanding:

    Basic..........................................    30,321         33,406
    Diluted........................................    30,321         33,406

                Selected Consolidated Financial Data of CapRock
                     (In thousands, except per share data)

                                                                    As of and for the Year Ended December 31,
                                                              -----------------------------------------------
                                                         1995          1996          1997           1998            1999
                                                       --------      --------      --------      ---------       ---------
Balance Sheet Data:
Working capital (deficit)...........................   $   (797)     $ (2,153)     $   (305)     $ 102,489       $ 216,145
Property, plant and equipment, net..................      6,705        15,901        27,341         59,607         228,601
Total assets........................................     13,198        28,522        49,389        191,966         548,835
Long-term debt and capital lease obligations........      2,443        13,254        21,062        145,187         347,502
Stockholders' equity................................      3,552         3,886        14,086         16,062          96,030

Operating Data:
EBITDA(1)...........................................   $    896      $  2,630      $  8,804      $  15,025       $  20,412
Cash flows provided by (used in) operations.........        827           781         4,112          7,125         (13,302)
Cash flows used in investing activities.............     (1,919)       (9,350)      (12,987)      (134,350)       (264,623)
Cash flows provided by financing activities.........        903         8,605        12,114        123,990         283,338
Capital expenditures................................     (2,282)      (10,212)      (13,631)       (36,855)       (201,289)

                                                         Six Months Ended
                                                             June 30,
                                                            ----------
                                                        1999          2000
                                                     ---------      ---------
Balance Sheet Data:
Working capital (deficit)........................    $ 337,555      $ 104,312
Property, plant and equipment, net...............       97,360        423,039
Total assets.....................................      479,533        676,174
Long-term debt and capital lease obligations.....      347,012        348,218
Stockholders' equity.............................       94,939        177,738

Operating Data:
EBITDA(1)........................................    $  (4,665)     $  (8,682)
Cash flows provided by (used in) operations......      (14,897)        50,799
Cash flows used in investing activities..........     (258,169)      (159,910)
Cash flows provided by financing activities......      283,872        107,113
Capital expenditures.............................      (45,717)      (216,263)

(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

         McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

         If the merger is completed, shares of CapRock common stock will be converted into shares of McLeodUSA Class A common stock. As a result, CapRock stockholders, whose rights are currently governed by the Texas Business Corporation Act, the CapRock articles of incorporation and bylaws, will become McLeodUSA stockholders, whose rights are governed by the Delaware General Corporation Law, the McLeodUSA certificate of incorporation and bylaws.

         The following is a description of the capital stock of McLeodUSA, including the McLeodUSA Class A common stock to be issued in the merger, and a summary of the material differences between the rights of CapRock stockholders and McLeodUSA stockholders. These differences arise from the differences between the Texas Business Corporation Act and the Delaware General Corporation Law, as well as the CapRock articles of incorporation and bylaws and the McLeodUSA certificate of incorporation and bylaws. Although it is impractical to compare all of the aspects in which the state corporate laws and the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes the significant differences between them.

DESCRIPTION OF McLEODUSA CAPITAL STOCK

         The following summary description of the capital stock of McLeodUSA is based on the provisions of the McLeodUSA certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. For information on how to obtain copies of the McLeodUSA certificate of incorporation and bylaws, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock of McLeodUSA

         Under the McLeodUSA certificate of incorporation, McLeodUSA has authority to issue 2,034,000,000 shares of capital stock, consisting of 2,000,000,000 shares of McLeodUSA Class A common stock, par value $.01 per share; 22,000,000 shares of Class B common stock, par value $.01 per share; 2,000,000 shares of serial preferred stock, par value $.01 per share; and 10,000,000 shares of Class II serial preferred stock, par value $.001 per share. As of the record date, [_________] shares of McLeodUSA Class A common stock, no shares of McLeodUSA Class B common stock, [_________] shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share, 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share, 125,000 shares of Series C convertible preferred stock, par value $.01 per share, and no shares of Class II serial preferred stock, par value $.001 per share, were issued and outstanding.

         The rights of the holders of McLeodUSA Class A common stock, Class B common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock discussed below are subject to any rights that the McLeodUSA board of directors may confer on holders of McLeodUSA preferred stock and Class II preferred stock that may be issued in the future. These rights may adversely affect the rights of the holders of any or all of these classes and series of McLeodUSA securities.

McLeodUSA Class A Common Stock

         Voting Rights. Each holder of McLeodUSA Class A common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class B common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class A common stock are entitled to one vote per share.

         Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class A common stock, the holders of McLeodUSA Class B common stock and holders of any class or series of stock entitled to participate with the McLeodUSA Class A and Class B common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class A common stock and McLeodUSA Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

         Dividends. Subject to the rights of the holders of McLeodUSA preferred stock and McLeodUSA Class II preferred stock, dividends may be paid on the McLeodUSA Class A common stock, the McLeodUSA Class B common stock and on any class or series of stock entitled to participate with the McLeodUSA Class A and Class B common stock when and as declared by the McLeodUSA board of directors.

         No Preemptive or Conversion Rights. The holders of McLeodUSA Class A common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class A common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Class B Common Stock

         Voting Rights. Each holder of McLeodUSA Class B common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class A common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class B common stock are entitled to .40 vote per share.

         Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class B common stock, the holders of McLeodUSA Class A common stock and the holders of any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class B common stock and McLeodUSA Class A common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

         Dividends. Subject to the rights of the holders of McLeodUSA preferred stock and McLeodUSA Class II preferred stock, dividends may be paid on the McLeodUSA Class B common stock, the McLeodUSA Class A common stock and on any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock when and as declared by the McLeodUSA board of directors.

         Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of McLeodUSA Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of McLeodUSA Class A common stock at the rate of one share of McLeodUSA Class A common stock for each share of McLeodUSA Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of McLeodUSA Class B common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class B common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Preferred Stock

         The McLeodUSA certificate of incorporation authorizes the McLeodUSA board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of McLeodUSA preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the record date, [_________] shares of Series A preferred stock, 275,000 shares of Series B preferred stock, and 125,000 shares of Series C preferred stock, are issued and outstanding. Because of its broad discretion to create and issue McLeodUSA preferred stock and Class II preferred stock without stockholder approval, the McLeodUSA board of directors could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock and Class II preferred stock with preferential voting, conversion or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

McLeodUSA Series A Preferred Stock

         Ranking. The Series A preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

         .     junior to all McLeodUSA debt obligations

          . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock or Class II preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank senior to the Series A preferred stock

          . on a parity with "Parity Stock," which is each class of capital stock or series of preferred stock or Class II preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank on a parity with the Series A preferred stock (and which includes the Series B preferred stock and Series C preferred stock, as described below)

          . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series A preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A preferred stock

          Voting Rights. The holders of Series A preferred stock, except as otherwise required under Delaware law or as provided in the Series A preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders. If the Series A preferred stock does vote, each outstanding share of Series A preferred stock has one vote, excluding shares of Series A preferred stock held by McLeodUSA or any entity controlled by McLeodUSA, which shares have no votes. The Series A preferred stock certificate of designations provides that if dividends on the Series A preferred stock are in arrears and unpaid for six or more dividend periods, whether or not consecutive, then the holders of the outstanding shares of Series A preferred stock will be entitled to elect to serve on the McLeodUSA board of directors the lesser of (1) two additional members to the McLeodUSA board of directors or (2) that number of directors constituting at least 25% of the members of the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by that number. These voting rights will continue until all dividends in arrears on the Series A preferred stock are paid in full, at which time the term of any directors elected according to the provisions of this paragraph (subject to the right of holders of any other preferred stock to elect these directors) shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by that number (until the occurrence of any such subsequent event). While any shares of Series A preferred stock are outstanding, McLeodUSA may not authorize, create or increase the authorized amount of any class or series of Senior Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock. McLeodUSA may, however, without the consent of any holder of Series A preferred stock, create additional classes of capital stock or issue series of Parity Stock or Junior Stock.

          Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, each holder of Series A preferred stock will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the liquidation preference of $250 per share of Series A preferred stock held by the holder, plus accumulated and unpaid dividends on the Series A preferred stock to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock.

          Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series A preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of 6.75% per share on the liquidation preference of $250 per share of Series A preferred stock (equivalent to $16.875 per share annually). Dividends on the Series A preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Any dividend on the Series A preferred stock shall be, at the option of McLeodUSA, payable (1) in cash or (2) through the issuance of shares of McLeodUSA Class A common stock.

          Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series A preferred stock are convertible, in whole or in part, at any time, at the option of the holders of the Series A preferred stock, into shares of McLeodUSA Class A common stock at the conversion price of $9.69 per share, subject to adjustment upon the happening of various events. This amount is referred to herein as the Conversion Price. McLeodUSA has the option to convert all of the shares of Series A preferred stock into shares of

McLeodUSA Class A common stock at the Conversion Price if, on or after August 15, 2002, the closing price of McLeodUSA Class A common stock has equaled or exceeded 135% of the Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business. Except for this conversion right, the holders of the Series A preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of any class of McLeodUSA.

          Provisional Redemption. McLeodUSA may redeem Series A preferred stock at a redemption price of 104.5% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date, on or after August 15, 2001, but prior to August 15, 2002, if the closing price of McLeodUSA Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 trading days within any 30 trading day period. This type of redemption is called a Provisional Redemption. If McLeodUSA undertakes a Provisional Redemption, the holders of shares of Series A preferred stock that are called for redemption also will receive a payment (referred to as the "additional payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Series A preferred stock (whether or not such dividends have been declared) for the period from the date of the Provisional Redemption to August 15, 2002. McLeodUSA may effect any Provisional Redemption, in whole or in part, at its option, by payment of the redemption price, including any additional payment, in cash, through delivery of shares of McLeodUSA Class A common stock or a combination thereof, subject to applicable law.

          Optional Redemption. Except under the foregoing circumstances for a Provisional Redemption, and except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series A preferred stock prior to August 15, 2002. Thereafter, each share of the Series A preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash. This type of redemption is referred to herein as an Optional Redemption. If redeemed during the 12-month period commencing on August 15 (or, if such date is not a date on which the Nasdaq National Market is open for business, then on the next day the Nasdaq National Market is open for business) of the years set forth below, the Optional Redemption prices, expressed as a percentage of the liquidation preference per share, shall be:

                                                                       Period
Year                                                                 Redemption
----                                                                   Price
                                                                     --------
     2002.......................................................     103.3750%
     2003.......................................................     102.2500%
     2004.......................................................     101.1250%
     2005 and thereafter........................................     100.0000%

          Notwithstanding any of the foregoing provisions relating to a Provisional Redemption or an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series A preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series A preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Mandatory Redemption."

McLeodUSA Series B and Series C Preferred Stock

          Ranking. The Series B preferred stock and Series C preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

          .    junior to all McLeodUSA debt obligations

          . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock or Class II preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank senior to the Series B preferred stock and Series C preferred stock

          . on a parity with "Parity Stock," which is the Series A preferred stock and each class of capital stock or series of preferred stock or Class II preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank on a parity with the Series B preferred stock and Series C preferred stock

     . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B preferred stock and Series C preferred stock

     Voting Rights. The holders of Series B preferred stock, except as otherwise required under Delaware law or as provided in the Series B preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect two directors to the McLeodUSA board of directors. However:

     (1) the entitlement of the holders of Series B preferred stock to designate two directors for election to the McLeodUSA board of directors, and the exclusive right of the holders of Series B preferred stock to vote, separately as a series, for the election of such designees to the McLeodUSA board of directors, shall cease immediately upon less than 110,000 shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of the Series B preferred stock shall be entitled to designate one director for election to the McLeodUSA board of directors and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the McLeodUSA board of directors, and to designate one non-voting board observer, for as long as, and only for so long as, less than 110,000 shares of Series B preferred stock but more than 55,000 shares of Series B preferred stock remain outstanding;

     (2) the entitlement of the holders of outstanding shares of Series B preferred stock to designate one director for election to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to vote separately as a series for the election of such designee to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to designate one non-voting board observer, and the rights of such non-voting board observer, shall cease immediately upon 55,000 or fewer shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of Series B preferred stock shall be entitled to designate two non-voting board observers for as long as, and only for as long as, 55,000 or fewer (but at least one) shares of Series B Preferred Stock remain outstanding; and

     (3) immediately upon no shares of Series B preferred stock being outstanding, the entitlement of the holders of Series B preferred stock to designate two non-voting board observers, and the rights of such board observers, shall cease.

     In exercising any such votes, each outstanding share of Series B preferred stock has one vote.

          The holders of Series C preferred stock, except as otherwise required under Delaware law or as provided in the Series C preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect one non-voting board observer to the McLeodUSA board of directors for so long as any shares of Series C preferred stock remain issued and outstanding.

          In addition, the Series B preferred stock certificate of designations provides that if dividends on the Series B preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) or McLeodUSA has failed to discharge a redemption obligation as required under the Series B preferred stock certificate of designations, then the holders of the outstanding shares of Series B preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights will continue until either all dividends in arrears on the Series B preferred stock are paid in full or the redemption obligation is fulfilled, as the case may be, at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

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     Similarly, the Series C preferred stock certificate of designations provides that if McLeodUSA has failed to discharge a redemption obligation as required under the Series C preferred stock certificate of designations then the holders of the outstanding shares of Series C preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights of the Series C preferred stock will continue until such time as such redemption obligation is fulfilled at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

     The Series B preferred stock certificate of designations also provides that without the consent of a majority of the outstanding shares of the Series B preferred stock, McLeodUSA may not amend, alter or repeal any provision of its certificate of incorporation or the Series B certificate of designations so as to adversely affect the preferences, rights or powers of the Series B preferred stock or to authorize the issuance of, or to issue any, additional shares of Series B preferred stock, provided that any amendment to change the dividend or the liquidation preference of the Series B preferred stock will require the written consent of the holders of two-thirds of the outstanding shares of Series B preferred stock. The Series B preferred stock certificate of designations also provides that the consent of a majority of the outstanding shares of Series B preferred stock is required for McLeodUSA to create, authorize or issue any Senior Securities. The Series C preferred stock certificate of designations provides for similar voting rights with respect to the Series C preferred stock.

     Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, the holders of the Series B preferred stock and Series C preferred stock taken together will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the greater of (1) the liquidation preference of $2,500 per share of Series B preferred stock and Series C preferred stock, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) or (2) the aggregate amount that would have been received with respect to the shares of Series B preferred stock and Series C preferred stock if these shares had been converted to McLeodUSA Class A common stock immediately prior to the liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock. If, upon any liquidation, dissolution or winding-up, the assets or proceeds of McLeodUSA, shall be insufficient to pay in full the amounts under clause (1) of the preceding sentence and liquidating payments on all Parity Securities, then the assets or proceeds, shall (A) be distributed among the shares of Series B preferred stock and Series C preferred stock taken together and all other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares and any other Parity Securities if all amounts payable thereon were paid in full and (B) the amount distributable under clause (A) to the Series B preferred stock and Series C preferred stock taken together, shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

     Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series B preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of $127.273 per share. Dividends on the Series B preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Holders of shares of Series C preferred stock are not entitled to receive any dividends on their shares of Series C preferred stock. Notwithstanding the above, if at any time prior to September 15, 2004, McLeodUSA pays a dividend in cash or property other than in shares of capital stock on its Class A common stock then McLeodUSA must also declare and pay a dividend on the Series B preferred stock and Series C preferred stock in an amount equal to that which would have been paid if the Series B preferred stock and Series C preferred stock taken together had been converted into McLeodUSA Class A common stock on the date established as the record date with respect to such dividend on the McLeodUSA Class A common stock. The dividend shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

         Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series B preferred stock and Series C preferred stock are convertible, in whole or in part, at any time, at the

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option of the holders of the shares, into shares of McLeodUSA Class A common stock at the conversion price of $12.1666 per share, subject to adjustment upon the happening of various events; provided that upon the exercise by any holder of Series B preferred stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series C preferred stock shall automatically convert in accordance with the terms of the Series C preferred stock certificate of designations. Except for this conversion right, the holders of the Series B preferred stock and Series C preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of any class of McLeodUSA.

     Optional Redemption. Except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series B preferred stock and Series C preferred stock prior to September 15, 2006. Thereafter, each share of the Series B preferred stock and Series C preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at a redemption price per share equal to the liquidation preference of that share, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash; provided that McLeodUSA shall only be entitled to redeem shares of the Series B Preferred Stock if shares of the Series C Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares then outstanding. This type of redemption is referred to herein as an Optional Redemption.

     Notwithstanding any of the foregoing provisions relating to an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series B preferred stock and Series C preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series B preferred stock and Series C preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Mandatory Redemption."

     Mandatory Redemption. To the extent McLeodUSA shall have funds legally available therefor, during the 180-day period commencing on September 15, 2009, the holders of the Series B preferred stock and Series C preferred stock shall have the right to cause McLeodUSA to redeem at any time in whole or from time to time in part outstanding shares of Series B preferred stock and Series C preferred stock, if any, at a redemption price per share in cash equal to the liquidation preference, plus accumulated and unpaid dividends, if any, without interest; provided that upon any election by holders of the Series B preferred stock to exercise this redemption right McLeodUSA shall be required to redeem a proportional amount of the Series C preferred stock.

McLeodUSA Class II Preferred Stock

     The McLeodUSA certificate of incorporation authorizes the McLeodUSA board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 10,000,000 shares of McLeodUSA Class II preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the record date, no shares of Class II preferred stock are issued and outstanding. All shares of Class II preferred stock to be issued, from time to time, in one or more series, shall rank on a parity with the Series A preferred stock, Series B preferred stock and Series C preferred stock (the "Existing Preferred Stock") with respect to dividend rights and rights on liquidation, dissolution and winding up of McLeodUSA, except (1) where the terms of the series of Class II preferred stock may expressly provide that such series shall be junior to the Existing Preferred Stock and (2) subject to any required approval or consent of the holders of Existing Preferred Stock, the terms of any series of Class II preferred stock may expressly provide that it shall be senior to the Existing Preferred Stock. Because of its broad discretion to create and issue McLeodUSA preferred stock and Class II preferred stock without stockholder approval, the McLeodUSA board of directors could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock and Class II preferred stock with preferential voting, conversion or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

STOCKHOLDERS' AGREEMENTS

     On March 10, 2000, McLeodUSA entered into a further amendment and restatement of a stockholders' agreement originally entered into on November 18, 1998 with several of its significant stockholders consisting of Alliant Energy Corporation and various of its affiliates, Clark and Mary McLeod, and Richard and Gail Lumpkin and various trusts for the benefit of their family.

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     The further amended and restated November 1998 stockholders' agreement provides, among other things, that:

     . until December 31, 2001, the parties will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for equity securities of McLeodUSA, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers of the restricted securities specifically permitted by the agreement

     . to the extent the McLeodUSA board of directors approves a transfer of equity securities of McLeodUSA by a party, the other parties are automatically granted transfer rights

     . the McLeodUSA board of directors will determine on a quarterly basis the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate 900,000 shares per quarter, that the parties may sell during designated trading periods following the release of the quarterly financial results of McLeodUSA

     . to the extent the McLeodUSA board of directors grants registration rights to a party in connection with a sale of securities of McLeodUSA by that party, it will grant similar registration rights to the other parties

     . the McLeodUSA board of directors will determine for each of 2000 and 2001 the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA under the Securities Act for sale by the parties

     . in any underwritten offering of shares of Class A common stock, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of Class A common stock owned by the parties, the McLeodUSA board of directors will determine the aggregate number, if any, of shares of Class A common stock, not to exceed on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA for sale by the parties in the offering

     . McLeodUSA may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

     Under the further amended and restated November 1998 stockholders' agreement, as amended, each party also agreed, until it owns less than 7,500,000 shares of Class A common stock, to vote its shares and take all action within its power to:

     . establish the size of the McLeodUSA board of directors at up to 14 directors

     . cause to be elected to the McLeodUSA board of directors one director designated by Alliant Energy for so long as it owns at least 7,500,000 shares of Class A common stock

     . cause to be elected to the McLeodUSA board of directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 7,500,000 shares of Class A common stock

     . cause Richard Lumpkin to be elected to the McLeodUSA board of directors for so long as Richard Lumpkin and various other parties related to Mr. Lumpkin collectively own at least 7,500,000 shares of Class A common stock

     . cause to be elected to the McLeodUSA board of directors up to nine non-employee directors nominated by the board

          The further amended and restated November 1998 stockholders' agreement terminates on December 31, 2001. In addition, if during each of 2000 and 2001 McLeodUSA has not provided a party a reasonable opportunity to sell an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by a party as of December 31, 1998, then that party may terminate the agreement as it applies to that party.

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     On March 10, 2000, McLeodUSA also entered into a further amendment and restatement of a stockholders' agreement originally entered into on January 7, 1999 with the parties to the stockholders' agreement described above and M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership in connection with the acquisition by McLeodUSA of Ovation Communications, Inc.

     The further amended and restated January 1999 stockholders' agreement provides that, until December 31, 2001, the M/C entities will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for equity securities of McLeodUSA, received pursuant to McLeodUSA's acquisition of Ovation Communications, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers of the restricted securities specifically permitted by the agreement. The further amended and restated January 1999 stockholders' agreement also contains various provisions intended to insure that the M/C entities and the parties to the further amended and restated November 1998 stockholders' agreement are treated on a basis generally similar to one another in connection with permitted sales and registration of securities of McLeodUSA under such agreements. In addition, for so long as the M/C entities own at least 7,500,000 shares of Class A common stock, the M/C entities have agreed to vote their shares in accordance with the voting agreement contained in the further amended and restated November 1998 stockholders' agreement, as amended, and the other parties have agreed to vote their shares to cause to be elected to the McLeodUSA board of directors one director designated by the M/C entities.

     The further amended and restated January 1999 stockholders' agreement terminates on December 31, 2001. In addition, if (1) during each of 2000 and 2001, McLeodUSA has not provided the M/C entities an opportunity to register under the Securities Act for sale an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by the M/C entities as a result of the acquisition of Ovation Communications, or (2) the further amended and restated November 1998 stockholders' agreement has been terminated by all parties to such agreement, then the M/C entities may terminate the further amended and restated January 1999 stockholders' agreement. The further amended and restated January 1999 stockholders' agreement will be terminated with respect to parties other than the M/C entities and McLeodUSA at the time as the further amended and restated November 1998 stockholders' agreement is terminated with respect to such other parties.

     On August 10, 2000, McLeodUSA entered into an amended and restated stockholders' agreement originally entered into on March 30, 2000 with Kwok Li and Linsang Partners, LLC, a limited liability company controlled by Mr. Li, in connection with the acquisition of Splitrock Services by McLeodUSA. Such amended and restated stockholders' agreement provides, among other things, that:

     . until December 31, 2002, Mr. Li and Linsang Partners will not sell approximately 30.1 million shares of Class A common stock which were received pursuant to McLeodUSA's acquisition of Splitrock Services without receiving the prior written consent of the McLeodUSA board of directors, except for transfers of the restricted securities specifically permitted by the agreement

     . the shares of Class A common stock restricted by the stockholders' agreement do not include approximately 4.4 million shares of Class A common stock which were also received by Mr. Li, his wife and Linsang Partners

     . for the period commencing as of August 10, 2000 and ending December 31, 2000, Mr. Li and Linsang Partners may sell up to an aggregate number of shares of Class A common stock which result in aggregate gross proceeds of $105 million

     . for each of 2001 and 2002, Mr. Li and Linsang may sell up to an aggregate of 4.2 million shares of Class A common stock, provided that if Mr. Li and Linsang transfer more than 200,000 shares of Class A common stock on any single day and McLeodUSA determines that such transfer has adversely affected its stock price, then McLeodUSA may impose a 30 day suspension period on any further sales by the parties

     . Mr. Li may pledge to a nationally recognized financial institution certain shares of Class A common stock to permit certain financings by Mr. Li, provided the pledgee of such shares takes the shares subject to the restrictions in the stockholders' agreement

     .    the stockholders' agreement terminates on December 31, 2002

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LIMITATION OF LIABILITY AND INDEMNIFICATION

     Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although
Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The McLeodUSA certificate of incorporation limits the liability of directors to McLeodUSA or its stockholders to the full extent permitted by
Section 102(b)(7). Specifically, directors of McLeodUSA are not personally liable for monetary damages to McLeodUSA or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

     . any breach of the director's duty of loyalty to McLeodUSA or its stockholders

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

     . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

     . any transaction from which the director derived an improper personal benefit

     Indemnification. To the maximum extent permitted by law, the McLeodUSA bylaws provide for mandatory indemnification of directors and officers of McLeodUSA against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, McLeodUSA must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. McLeodUSA also maintains directors' and officers' liability insurance.

CERTAIN CHARTER AND STATUTORY PROVISIONS

     Classified Board. The McLeodUSA certificate of incorporation provides for the division of the McLeodUSA board of directors into three classes of directors, serving staggered three-year terms. The McLeodUSA certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote on the certificate of incorporation and the approval of a majority of the entire McLeodUSA board of directors are necessary for the alteration, amendment or repeal of specific sections of the McLeodUSA certificate of incorporation relating to the election and classification of the McLeodUSA board of directors, limitation of director liability, indemnification and the vote requirements for these amendments to the McLeodUSA certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of McLeodUSA.

     Section 203 of the Delaware General Corporation Law. McLeodUSA is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation such as McLeodUSA from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     . prior to that date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

     . upon consummation of the transaction that resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by specified directors or specified employee stock plans, or

     . on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder

     A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

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     Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the Delaware General Corporation Law, the original McLeodUSA certificate of incorporation provided that it would not be governed by
Section 203. Several stockholders, including Clark and Mary McLeod and Alliant Energy Corporation, became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between McLeodUSA and any of these stockholders will not be subject to the requirements of Section 203.

     Mandatory Redemption. The McLeodUSA certificate of incorporation empowers the McLeodUSA board of directors to redeem any of the McLeodUSA outstanding capital stock at a price determined by the McLeodUSA board of directors, which price will be at least equal to the lesser of:

     . fair market value, as determined in accordance with the McLeodUSA certificate of incorporation, or

     . in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

     . to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of McLeodUSA whose holding of McLeodUSA stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by McLeodUSA or any of its subsidiaries to conduct any portion of the business of McLeodUSA or any of its subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting this ownership.

     Unanimous Written Consent to Stockholder Action Without a Meeting. The McLeodUSA certificate of incorporation provides that no corporate stockholder action may be taken without a meeting of stockholders unless there is unanimous written consent of the McLeodUSA stockholders, except to the extent otherwise provided under the terms of any series of McLeodUSA preferred stock or Class II preferred stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the McLeodUSA Class A common stock is Wells Fargo Bank Minnesota, N.A.

COMPARISON OF McLEODUSA CLASS A COMMON STOCK AND CAPROCK COMMON STOCK

     The rights of CapRock stockholders are currently governed by the Texas Business Corporation Act, the CapRock articles of incorporation and the CapRock bylaws. In accordance with the merger agreement, at the effective time of the merger each issued and outstanding share of CapRock common stock will be converted into the right to receive 0.3876 of a share of McLeodUSA Class A common stock. Accordingly, upon completion of the merger, the rights of CapRock stockholders who become stockholders of McLeodUSA will be governed by the Delaware General Corporation Law and the McLeodUSA certificate of incorporation and bylaws. The following are summaries of the material differences between the rights of CapRock stockholders and the rights of McLeodUSA stockholders. For additional information, see "Where You Can Find More Information."

Authorized Capital

     CapRock. As of the record date, the authorized capital stock of CapRock consisted of (1) 200,000,000 shares of CapRock common stock, par value $.01 per share, of which [_________] shares were issued and outstanding and (2) 20,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding.

     McLeodUSA. As of the record date, the authorized capital stock of McLeodUSA consisted of (1) 2,000,000,000 shares of McLeodUSA Class A common stock, of which [__________] shares were issued and outstanding; (2) 22,000,000 shares of McLeodUSA Class B common stock, par value $.01 per share, of which no

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shares were issued and outstanding; (3) 2,000,000 shares of McLeodUSA serial preferred stock, par value $.01 per share, of which (a) [__________] shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share,
(b) 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share, and (c) 125,000 shares of Series C convertible preferred stock, par value $.01 per share, were issued and outstanding; and (4) 10,000,000 shares of Class II serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding.

Board of Directors

     CapRock. Under the Texas Business Corporation Act, the articles of incorporation or bylaws of a corporation may set the number of directors or provide the manner of determining the number of directors. The CapRock bylaws provide the number of directors of CapRock will not be less than one and will be determined from time to time by resolution adopted by the CapRock stockholders or the CapRock board of directors. The current number of CapRock directors is six. The Texas Business Corporation Act permits the bylaws of a corporation to provide that directors be divided into classes. The CapRock bylaws do not provide for classification of the board of directors. Under the Texas Business Corporation Act and the CapRock bylaws, directors are elected at the annual stockholders meeting by a plurality of the voting rights represented by the shares present in person or represented by proxy and entitled to vote in the election, and hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

     The Texas Business Corporation Act and the CapRock bylaws provide that a quorum at any meeting of the CapRock board of directors consists of a majority of the total number of directors. The CapRock bylaws provide that a majority of the directors present at any meeting at which a quorum is present is required to approve any CapRock board of directors' action, except for the appointment of committees by the CapRock board of directors, which requires a majority of the full board of directors, and the filling of vacancies on the board of directors, which may be acted upon by a majority of the remaining directors, though less than a quorum.

     McLeodUSA. The Delaware General Corporation Law permits the certificate of incorporation or the bylaws of the corporation to govern the number and terms of directors. The McLeodUSA certificate of incorporation provides that the number of directors will be specified in the McLeodUSA bylaws. Under the McLeodUSA bylaws, the number of McLeodUSA directors will be between three and 15, with the specific number determined by resolution of the McLeodUSA board of directors. The current number of McLeodUSA directors is 13. The Delaware General Corporation Law permits the certificate of incorporation to provide for the division of directors into up to three classes, with the term of office of each class of directors expiring in successive years. Under the McLeodUSA certificate of incorporation, the McLeodUSA board of directors is divided into three classes as nearly equal in number as possible, and the McLeodUSA directors are elected for three-year terms by a plurality of the voting rights represented by the shares present in person or represented by proxy at the annual stockholders meeting and entitled to vote in the election.

     Under the McLeodUSA bylaws, a quorum at any meeting of the McLeodUSA board of directors consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present, is required to approve any McLeodUSA board of directors' action except as may be otherwise specifically provided by the Delaware General Corporation Law, or the McLeodUSA certificate of incorporation or bylaws.

Cumulative Voting

     CapRock. Under the Texas Business Corporation Act, stockholders are allowed to cumulate their votes in the election of directors unless prohibited in the corporation's articles of incorporation. The CapRock articles of incorporation expressly prohibit cumulative voting.

     McLeodUSA. The Delaware General Corporation Law permits cumulative voting for the election of directors if provided for by the certificate of incorporation. The McLeodUSA certificate of incorporation does not provide for cumulative voting.

Newly Created Directorships and Vacancies

     CapRock. Under the Texas Business Corporation Act, the number of directors may be increased or decreased by amendment to, or in the manner provided in, the articles of incorporation or the bylaws, but any

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decrease may not shorten the term of any incumbent director. Under the CapRock bylaws, the number of directors may be increased or decreased by resolution of the CapRock stockholders or the CapRock board of directors. Under the Texas Business Corporation Act and the CapRock bylaws, any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for that purpose or by the vote of the CapRock board of directors, for the term of office continuing only until the next election of directors by the stockholders. The board of directors may not fill more than two such directorships during the period between two successive annual meetings of stockholders.

     Under the Texas Business Corporation Act and the CapRock bylaws, any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of stockholders called for that purpose or by the vote of a majority of the remaining directors, even if less than a quorum of the board of directors. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office.

     McLeodUSA. Under the Delaware General Corporation Law and the McLeodUSA certificate of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the holders of McLeodUSA Class A common stock and McLeodUSA Class B common stock may be filled by a majority of the McLeodUSA directors then in office, even if less than a quorum, or by a sole remaining director. When the number of directors is changed, any newly created or eliminated directorship will be apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of the incumbent director.

Removal of Directors

     CapRock. Under the Texas Business Corporation Act and the CapRock bylaws, any director or the entire board of directors of a corporation with an unclassified board, such as CapRock, may be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote at any meeting of stockholders called expressly for such purpose.

     McLeodUSA. Neither the McLeodUSA certificate of incorporation nor the bylaws includes a provision setting forth the procedure for the removal of directors. Under the Delaware General Corporation Law, any director or the entire board of directors of a corporation with a classified board, such as McLeodUSA, may be removed by the holders of a majority of shares then entitled to vote at an election of directors, but only for cause.

Committees of the Board of Directors

     CapRock. Under the Texas Business Corporation Act and the CapRock bylaws, the CapRock board of directors may designate one or more committees, from among its members. The CapRock bylaws provide that these committees may be appointed by a resolution adopted by a majority of the full CapRock board of directors. The CapRock board of directors currently has an audit committee, a compensation committee and a nominating committee.

     McLeodUSA. Under the Delaware General Corporation Law and the McLeodUSA bylaws, the McLeodUSA board of directors may designate one or more committees, which must consist of McLeodUSA directors. The McLeodUSA board of directors currently has a compensation committee, an audit committee and an executive committee.

Officers

     CapRock. Under the Texas Business Corporation Act and the CapRock bylaws, the CapRock principal officers consist of a President and a Secretary, elected by the CapRock board of directors. The CapRock board of directors may elect or appoint a chairman of the board and other officers and assistant officers. Any two or more offices may be held by the same person. Under the CapRock bylaws, the board of directors may remove any officer when it deems removal will serve the best interest of CapRock, by a majority vote of the directors present at a meeting of the CapRock board of directors where a quorum is represented.

     McLeodUSA. Under the Delaware General Corporation Law and the McLeodUSA bylaws, the McLeodUSA officers consist of a President, a Secretary and a Treasurer, and other officers and assistant officers as may be elected or appointed by the McLeodUSA board of directors. Any number of offices may be held by the same person, except that in no event shall the President and Secretary be the same person. The McLeodUSA board of

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directors may remove any officer, with or without cause, by the affirmative vote of a majority of the McLeodUSA board of directors.

Special Meetings of Stockholders

     CapRock. The Texas Business Corporation Act provides that a special meeting of stockholders may be called by the president, the board of directors or other persons authorized in the corporation's articles of incorporation or bylaws, or by holders of not less than 10% of all shares entitled to vote at the meeting, unless the articles of incorporation provide for a different percentage not greater than 50%. The CapRock bylaws provide that special meetings of stockholders may be called by the chief executive officer, the president, the board of directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

     McLeodUSA. Under the Delaware General Corporation Law, the board of directors or any person authorized in the corporation's certificate of incorporation or bylaws may call a special meeting of stockholders. Under the McLeodUSA bylaws, a special meeting of the McLeodUSA stockholders may be called by the board of directors, the chairperson, the chief executive officer or the president.

Quorum at Stockholder Meetings

     CapRock. Under the Texas Business Corporation Act and the CapRock bylaws, the holders of record of a majority of the shares entitled to vote at a stockholder meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present in person or represented by proxy at a meeting may adjourn the meeting until a quorum is present or represented.

     McLeodUSA. Under the McLeodUSA bylaws, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of the class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. The holders of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn the meeting from time to time.

Stockholder Action by Written Consent

     CapRock. Under the Texas Business Corporation Act, stockholders may take any action without a meeting, without prior notice and without a vote if all stockholders entitled to vote on the matter consent to the action in writing. If a corporation's articles of incorporation so provide, stockholders may take any action under the Texas Business Corporation Act by a consent signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting. The CapRock articles of incorporation and bylaws provide that any action required to be taken or that may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if written consents are signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting.

     McLeodUSA. Under the Delaware General Corporation Law unless the certificate of incorporation provides otherwise, stockholders may take any action without a meeting, without prior notice and without a vote, if written consents are signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Under the McLeodUSA certificate of incorporation, the McLeodUSA stockholders may not take corporate action without a meeting unless there is unanimous written consent of the stockholders entitled to vote on the matter, except to the extent otherwise provided under the terms of any series of preferred stock or Class II preferred stock.

Advance Notice of Stockholder-Proposed Business at Annual Meetings

     CapRock. Neither the CapRock articles of incorporation nor the bylaws include a provision which requires that advance notice be given to CapRock of stockholder-proposed business to be conducted at annual meetings.

     McLeodUSA. Neither the McLeodUSA certificate of incorporation nor the bylaws include a provision which requires that advance notice be given to McLeodUSA of stockholder-proposed business to be conducted at annual meetings.

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Amendment of Governing Documents

     CapRock. Under the Texas Business Corporation Act, an amendment of the articles of incorporation requires a resolution of the board of directors and the approval of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment, unless the articles of incorporation require the vote of a different number, not less than a majority, of shares. Each class or series of stock affected must also approve by at least a two-thirds vote amendments that make changes that adversely affect the rights of that class or series, unless the articles of incorporation require a vote of a different number, not less than a majority, of shares. The CapRock articles of incorporation require only a majority of the outstanding shares entitled to vote on the amendment to approve the amendment. If any class or series of shares is entitled to vote as a class on the amendment, a majority of the outstanding shares within each class or series entitled to vote must approve the amendment in addition to a majority of the outstanding shares otherwise entitled to vote on the amendment.

     Under the Texas Business Corporation Act, a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless (1) the articles of incorporation reserve the power exclusively to the stockholders in whole or in part or (2) the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Unless the articles of incorporation or a bylaw adopted by the stockholders provide otherwise, the stockholders may amend, repeal or adopt bylaws even though the bylaws may also be amended, repealed or adopted by the board of directors. Neither the CapRock articles of incorporation nor the bylaws provide otherwise, nor do they restrict the CapRock board of directors in amending or repealing the bylaws.

     McLeodUSA. Under the Delaware General Corporation Law, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote on the amendment, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately on the amendment unless a higher vote is required in the corporation's certificate of incorporation. The McLeodUSA certificate of incorporation provides that it may be amended in accordance with and as prescribed by Delaware law. The McLeodUSA certificate of incorporation further provides that the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote on the amendment and the affirmative vote of a majority of the entire McLeodUSA board of directors is required to amend, alter or repeal Sections 5.1 (election of directors) and 5.3 (limitation of liability), Article 6 (indemnification), and Article 8 (amendment of certificate of incorporation) of the McLeodUSA certificate of incorporation.

     Under the Delaware General Corporation Law, stockholders have the power to amend, adopt or repeal a corporation's bylaws. The corporation's certificate of incorporation may also grant this power to the board of directors. The McLeodUSA certificate of incorporation grants the McLeodUSA board of directors the power to adopt, amend and repeal the McLeodUSA bylaws.

Vote Required for Mergers

     CapRock. Under the Texas Business Corporation Act, a merger may become effective without the approval of the surviving corporation's stockholders in certain circumstances. Where stockholder approval is necessary, approval of a merger requires a two-thirds affirmative vote of the outstanding shares entitled to vote on the merger, and in circumstances where a class or series of shares are entitled to vote as a class, the merger must be approved by the holders of two-thirds of the outstanding shares of each class or series entitled to vote, unless the articles of incorporation otherwise require a different number of shares. The CapRock articles of incorporation and bylaws require the affirmative vote of a majority of the outstanding shares, or class of shares, entitled to vote on such action.

     McLeodUSA. Under the Delaware General Corporation Law, a merger may become effective without the approval of the corporation's stockholders in certain circumstances. Where stockholder approval is required, a merger may be adopted by the affirmative vote of a majority of the outstanding stock entitled to vote on the merger.

Required Vote for Disposition of Assets

     CapRock. Under the Texas Business Corporation Act, the sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation if not made in the usual and regular course of business requires the approval of the holders of at least two-thirds of the outstanding shares entitled to vote thereon, unless

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the articles of incorporation require the vote of a different number of shares.
The CapRock articles of incorporation and bylaws require the affirmative vote of a majority of the outstanding shares, or class of shares, entitled to vote on such action.

     McLeodUSA. Under the Delaware General Corporation Law, a corporation may sell, lease or exchange all or substantially all of its property and assets if authorized by a majority of the outstanding stock entitled to vote on the disposition.

Preemptive Rights

     CapRock. Under the Texas Business Corporation Act, a stockholder has preemptive rights, unless the articles of incorporation limit those rights. The CapRock articles of incorporation expressly deny preemptive rights to any holder of shares of any class of stock of CapRock, solely as a result of being a stockholder. The CapRock articles of incorporation, however, reserve the right of CapRock to grant preemptive rights by contract.

     McLeodUSA. Under the Delaware General Corporation Law, a stockholder does not have preemptive rights unless the corporation's certificate of incorporation specifically grants those rights. The McLeodUSA certificate of incorporation does not grant preemptive rights.

Business Combination with an Interested Stockholder

     CapRock. Part 13 of the Texas Business Corporation Act generally prevents an "affiliated" stockholder or its affiliates or associates from entering into or engaging in a "business combination" with a public corporation during the three-year period immediately following the affiliated stockholder's acquisition of shares unless specific conditions are satisfied. This prohibition does not apply to public corporations whose original articles of incorporation contain a provision expressly electing not to be governed by this Part 13. The original CapRock articles of incorporation expressly elect not to be governed by Part 13 of the Texas Business Corporation Act.

     McLeodUSA. McLeodUSA is subject to the provisions of Section 203 of the Delaware General Corporation Law as generally described above under "--Certain Charter and Statutory Provisions--Section 203 of the Delaware General Corporation Law."

Dissenters' Appraisal Rights

     CapRock. Under the Texas Business Corporation Act, a stockholder is entitled to dissent from and obtain the appraised value of his or her shares in connection with any plan of merger or exchange or disposition of all or substantially all, of the corporation's assets if the Texas Business Corporation Act requires a stockholder vote on the action.

     However, a stockholder does not have the right to dissent from any plan of merger in which there is a single surviving or new corporation, or from any plan of exchange, if (1) the shares held by the stockholder are listed on a national securities exchange, listed on the Nasdaq Stock Market, designated a national market security by the National Association of Securities Dealers, Inc. or held of record by not less than 2,000 stockholders; (2) the stockholder is not required by the terms of the plan of merger or the plan of exchange to accept for his or her shares any consideration that is different than the consideration to be provided to any other holder of shares of the same class or series; and
(3) the stockholder is not required by the terms of the plan of merger or the plan of exchange to accept for his or her shares consideration other than shares of a corporation which immediately after the effective date of the merger will be listed on a national securities exchange, approved for quotation as a national market security by the National Association of Securities Dealers, Inc., held of record by not less than 2,000 stockholders, or cash in lieu of fractional shares the stockholder is otherwise entitled to receive.

     McLeodUSA. Under the Delaware General Corporation Law, stockholders generally have the right to demand and receive payment in cash for the fair value of their stock in an appraisal proceeding in lieu of the consideration stockholders would otherwise receive in a merger or consolidation if the terms of the agreement of merger or consolidation require the stockholder to accept in exchange for his shares anything other than shares of stock in the corporation surviving or resulting from the merger or consolidation, shares of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc., or held or record by more than 2,000 holders, cash in lieu of fractional shares, or any combination thereof. A stockholder does

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

not have appraisal rights if the shares of the corporation are listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. or held of by record by more than 2,000 holders, or if the corporation will be the surviving corporation of a merger and the merger does not require the vote of the corporation's stockholders.

     A Delaware corporation's certificate of incorporation may provide that appraisal rights shall be available in the event of the sale of all or substantially all of a corporation's assets or adoption of an amendment to its certificate of incorporation. The McLeodUSA certificate of incorporation does not provide for such rights.

Dividends

     CapRock. Under the Texas Business Corporation Act, the board of directors of a corporation may authorize a corporation to make distributions only out of its surplus (the excess of net assets over stated capital). Under the CapRock articles of incorporation, the holders of shares of CapRock common stock are entitled to receive cash dividends, when and if declared by the CapRock board of directors, subject to the preferences of the CapRock preferred stock.

     McLeodUSA. Under the Delaware General Corporation Law, a corporation may pay dividends out of surplus. If there is no surplus, dividends may be declared out of net profits for the current or preceding fiscal year unless the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets. Under the McLeodUSA certificate of incorporation, holders of shares of McLeodUSA Class A common stock are entitled to receive dividends equally on each share, when and if declared by the McLeodUSA board of directors out of assets legally available therefor, after payment of all dividends to holders of shares of any class of stock having preference over the Class A common stock.

Liquidation Rights

     CapRock. Under the Texas Business Corporation Act, a corporation liquidating its assets must satisfy its debts and liabilities followed by distributions to its stockholders, according to their respective rights and interests. The CapRock articles of incorporation provide that upon liquidation, dissolution or winding up of CapRock, after payment in full has been made to holders of any series of preferred stock ranking senior to the CapRock common stock, the holders of CapRock common stock are entitled to receive, pro rata, all of the remaining assets and funds of CapRock.

     McLeodUSA. Under the Delaware General Corporation Law, a dissolved corporation or successor entity must pay claims against the corporation, followed by unpaid dividends to the holders of preferred stock before making distributions to the holders of common stock. Under the McLeodUSA certificate of incorporation, in the event of any dissolution, liquidation, or winding up of McLeodUSA, the holders of McLeodUSA Class A common stock shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid all debts and liabilities and the full preferential amounts due to any class of McLeodUSA stock having preference over McLeodUSA Class A common stock.

Indemnification of Directors and Officers

     CapRock. Under the Texas Business Corporation Act, a corporation is permitted to provide indemnification or advancement of expenses against judgments, penalties, fines, settlements and reasonable expenses actually incurred by a person in connection with a proceeding resulting from that person being or having been a director, officer or agent of the corporation only if that person conducted himself in good faith; in the case of conduct in his official capacity, he reasonably believed that his conduct was in the corporation's best interests; in all other cases, he reasonably believed that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If, however, the person is found liable to the corporation or is found liable on the basis that he received improper personal benefit, indemnification is limited to the reasonable expenses actually incurred by the person in connection with the proceeding. Indemnification will not be available if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     Under the Texas Business Corporation Act, any of the following can determine whether indemnification is appropriate under Texas law: a majority vote of a quorum consisting of directors who at the time of the vote are not

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party to the proceeding; if such a quorum cannot be obtained, a majority vote of a special committee of the board of directors consisting of at least two directors who at the time of the vote are not party to the proceeding; special legal counsel; or stockholder vote excluding shares held by directors party to the proceeding.

     Under the Texas Business Corporation Act a corporation must indemnify a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding.

     The CapRock articles of incorporation and bylaws provide that CapRock will indemnify and advance expenses to the maximum extent permitted by Texas law. Under the Texas Business Corporation Act and the CapRock bylaws, CapRock may purchase and maintain liability insurance or make other arrangements for such director indemnification.

     McLeodUSA. McLeodUSA is subject to Section 145 of the Delaware General Corporation Law pertaining to indemnification of officers and directors, as generally described above under "--Description of McLeodUSA Capital Stock-- Limitation on Liability and Indemnification."

Limitation of Personal Liability of Directors

     CapRock. Under the Texas Miscellaneous Corporation Laws Act, a corporation's articles of incorporation may eliminate or limit all monetary liability of directors to the corporation or its stockholders for conduct in the performance of the director's duties. A corporation may not limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its stockholders, an act or omission not in good faith, an act or omission that involves intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit from the corporation, or violating applicable statutes that expressly provide for the liability of a director. The CapRock articles of incorporation eliminate the monetary liability of CapRock's directors to the fullest extent permitted by law.

     McLeodUSA. McLeodUSA is subject to Section 102(b)(7) of the Delaware General Corporation Law which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care as generally described above under "--Description of McLeodUSA Capital Stock--Limitation on Liability and Indemnification."

Inspection of Books and Records

     CapRock. Under the Texas Business Corporation Act, any person who has been a stockholder of record for at least six months preceding his demand, or who is the holder of at least five percent of all of the outstanding shares of a corporation, is entitled to examine the corporation's books and records for any proper purpose.

     McLeodUSA. Under the Delaware General Corporation Law, any stockholder of a Delaware corporation making a written demand may examine the corporation's books and records for any proper purpose.

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                                 LEGAL MATTERS

     The validity of the McLeodUSA Class A common stock offered in the merger will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

     Federal income tax consequences relating to the merger will be passed upon for CapRock by Munsch Hardt Kopf & Harr, P.C., Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Splitrock Services, Inc. as of December 31, 1999 and 1998, and for the period from March 5, 1997 (date of inception) to December 31, 1997 and for each of the two years in the period ended December 31, 1999, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of CapRock Communications Corp. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and, upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the CapRock board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. However, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters that come before the special meeting and are voted upon. The individuals named as proxies intend to vote in accordance with their best judgment as to any other such matters.

                  SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     CapRock will hold an annual meeting of its stockholders in the year 2001 only if the merger has not already been completed. If an annual meeting is held, a proposal by a stockholder intended to be included in the proxy statement and form of proxy related to the 2001 CapRock annual meeting of stockholders must be received by CapRock no later than January 15, 2001, pursuant to the proxy soliciting rules of the SEC.

     For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2001 CapRock annual meeting of stockholders, the CapRock management will be able to vote proxies in its discretion if CapRock:

     . receives notice of the proposal before the close of business on March 31, 2001, and advises stockholders in the 2001 proxy statement about the nature of the matter and how the CapRock management intends to vote on such matter or

     . does not receive notice of the proposal prior to the close of business on March 31, 2001

                      WHERE YOU CAN FIND MORE INFORMATION

     McLeodUSA has filed a registration statement with the SEC of which this proxy statement/prospectus forms a part. The registration statement registers the distribution to CapRock stockholders of the shares of McLeodUSA Class A common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about McLeodUSA Class A

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common stock. The rules and regulations of the SEC allow McLeodUSA to omit some of the information included in the registration statement from this proxy statement/prospectus.

     In addition, both McLeodUSA and CapRock have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the
SEC:

     Public Reference Room        New York Regional Office              Chicago Regional Office
     450 Fifth Street, N.W.          7 World Trade Center                500 West Madison Street
           Room 1024                     Suite 1300                           Suite 1400
     Washington, D.C. 20549       New York, New York 10048           Chicago, Illinois 60661-2511

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA and CapRock, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for McLeodUSA's documents filed under the Securities Exchange Act is 0-20763, and the SEC file number for CapRock's documents filed under the Securities Exchange Act is 0-24581.

     The SEC allows McLeodUSA and CapRock to "incorporate by reference" information into this proxy statement/prospectus. This means that McLeodUSA and CapRock can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

     This proxy statement/prospectus incorporates by reference the documents listed below that McLeodUSA and CapRock have previously filed or will file with the SEC. They contain important information about McLeodUSA and CapRock and their financial condition.

McLeodUSA SEC Filings (File No. 0-20763)

     . Annual Report on Form 10-K for its fiscal year ended December 31, 1999, filed on March 30, 2000

     . Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 14, 2000, respectively

     . Current Reports on Form 8-K filed on January 19, 2000, January 21, 2000, February 3, 2000, February 11, 2000, March 14, 2000, April 14,
          2000, May 24, 2000, June 1, 2000 and October 13, 2000, and the amended Current Report on Form 8-K/A filed on June 13, 2000

     . All documents filed with the SEC by McLeodUSA under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting are considered to be a part of this proxy statement/prospectus, effective the date such documents are filed

     . The description of McLeodUSA Class A common stock set forth in the McLeodUSA registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

     . The consolidated financial statements of Splitrock Services, Inc. and subsidiary appearing on pages F-1 through F-16 of the Registration Statement on Form S-4 (Registration No. 333-48248) filed October 19, 2000

CapRock SEC Filings (File No. 0-24581)

     . Annual Report on Form 10-K for its fiscal year ended December 31, 1999, filed on March 30, 2000

     . Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000 filed on May 15, 2000 and August 14, 2000, respectively

     .    Current Reports on Form 8-K filed on April 20, 2000, July 10, 2000
          (two), August 3, 2000, August 16, 2000 and October 10, 2000

     . All documents filed with the SEC by CapRock under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting are considered to be a part of this proxy statement/prospectus, effective the date such documents are filed

     . The description of CapRock common stock set forth in the CapRock registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on July 6, 1998, including any amendment or report filed with the SEC for the purpose of updating such description

     In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

     You can obtain any of the documents listed above from the SEC, through the SEC's Internet Web site at the address described above, or directly from McLeodUSA or CapRock, by requesting them in writing or by telephone at the following addresses:

         McLeodUSA Incorporated                  CapRock Communications Corp.
        McLeodUSA Technology Park                  15601 Dallas Parkway,
     6400 C Street SW, P.O. Box 3177                     Suite 700
       Cedar Rapids, IA 52406-3177                    Dallas, TX 75001
          Attn: General Counsel                 Attn: Chief Financial Officer
        Telephone (319) 790-7775                  Telephone (972) 982-9550

     These documents are available from McLeodUSA and CapRock without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. If you request any documents, McLeodUSA or CapRock will mail them to you by first class mail, or another equally prompt means, within two business days after your request is received. In order to ensure delivery of the documents in advance of the special meeting, any request should be made at least five business days prior to the date of the special meeting.

     This document is a prospectus of McLeodUSA and a proxy statement of CapRock for the special meeting. McLeodUSA has supplied all information contained in, or considered a part of, this proxy statement/prospectus relating to McLeodUSA, and CapRock has supplied all information contained in, or considered a part of, this proxy statement/prospectus relating to CapRock.

     Neither McLeodUSA nor CapRock has authorized anyone to give any information or make any representation about the merger or McLeodUSA or CapRock that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that McLeodUSA or CapRock has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                          Dated as of October 2, 2000,

                                  By and Among

                            MCLEODUSA INCORPORATED,

                            CACTUS ACQUISITION CORP.

                                      And

                          CAPROCK COMMUNICATIONS CORP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE I

                                   The Merger

 Section 1.01. The Merger...............................................   A-1
 Section 1.02. Closing..................................................   A-1
 Section 1.03. Effective Time...........................................   A-2
 Section 1.04. Effects of the Merger....................................   A-2
 Section 1.05. Articles of Incorporation and By-laws....................   A-2
 Section 1.06. Board of Directors of the Surviving Corporation..........   A-2

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

 Section 2.01. Effect on Capital Stock...................................  A-2
           (a) Capital Stock of Sub.....................................   A-2
           (b) Cancelation of Treasury Stock and Parent-Owned Stock.....   A-2
           (c) Conversion of Company Common Stock.......................   A-3
           (d) Anti-Dilution Provisions.................................   A-3
           (e) Options..................................................   A-3

 Section 2.02. Exchange of Certificates..................................  A-3
           (a) Exchange Agent...........................................   A-3
           (b) Exchange Procedure.......................................   A-3
           (c) Distributions with Respect to Unsurrendered
               Certificates.............................................   A-4
           (d) No Further Ownership Rights in Company Common Stock......   A-4
           (e) No Fractional Shares.....................................   A-4
           (f) Termination of Merger Consideration Obligation; No
               Liability................................................   A-4
           (g) Lost Certificates........................................   A-5
           (h) Withholding Rights.......................................   A-5

                                  ARTICLE III

                         Representations and Warranties

 Section 3.01. Representations and Warranties of the Company.............  A-5
           (a) Organization, Standing and Power.........................   A-5
           (b) Subsidiaries.............................................   A-6
           (c) Capital Structure........................................   A-6
           (d) Authority; Noncontravention..............................   A-7
           (e) SEC Documents; Undisclosed Liabilities...................   A-8
           (f) Information Supplied.....................................   A-9
           (g) Absence of Certain Changes or Events.....................   A-9
           (h) Litigation...............................................  A-10
           (i) Compliance with Applicable Laws..........................  A-10
           (j) Contracts................................................  A-11
           (k) Absence of Changes in Benefit Plans......................  A-11
           (l) ERISA Compliance.........................................  A-11

                                                                            Page
                                                                            ----
           (m) Taxes......................................................  A-13
           (n) Voting Requirements........................................  A-14
           (o) State Takeover Statutes....................................  A-14
           (p) Brokers....................................................  A-14
           (q) Opinion of Financial Advisor...............................  A-14
           (r) Intellectual Property......................................  A-14

 Section 3.02. Representations and Warranties of Parent and Sub............ A-15
           (a) Organization, Standing and Power...........................  A-15
           (b) Capital Structure..........................................  A-15
           (c) Authority; Noncontravention................................  A-17
           (d) SEC Documents; Undisclosed Liabilities.....................  A-18
           (e) Information Supplied.......................................  A-18
           (f) No Material Adverse Change.................................  A-19
           (g) Litigation.................................................  A-19
           (h) Contracts..................................................  A-19
           (i) Voting Requirements........................................  A-19
           (j) State Takeover Statutes....................................  A-19
           (k) Brokers....................................................  A-19
           (l) Capitalization of Sub; No Prior Activities of Sub..........  A-19
           (m) Taxes......................................................  A-19

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

 Section 4.01. Conduct of Business......................................... A-19
           (a) Conduct of Business by the Company.........................  A-19
           (b) Other Actions..............................................  A-21
           (c) Certain Tax Matters........................................  A-22
           (d) Advice of Changes..........................................  A-22

 Section 4.02. No Solicitation............................................. A-22

                                   ARTICLE V

                             Additional Agreements

 Section 5.01. Preparation of the Form S-4 and the Proxy Statement........  A-24
 Section 5.02. Company Shareholders Meeting...............................  A-25
 Section 5.03. Access to Information; Confidentiality.....................  A-25
 Section 5.04. Commercially Reasonable Efforts............................  A-25
 Section 5.05. Company Stock Options......................................  A-26
 Section 5.06. Employee Benefit Plans; Existing Agreements................  A-26
 Section 5.07. Indemnification, Exculpation and Insurance.................  A-27
 Section 5.08. Fees and Expenses..........................................  A-27
 Section 5.09. Public Announcements.......................................  A-28
 Section 5.10. Affiliates.................................................  A-28
 Section 5.11. Nasdaq Quotation...........................................  A-28
 Section 5.12. Tax Treatment..............................................  A-28
 Section 5.13. Further Assurances.........................................  A-29
 Section 5.14. Transfer Taxes.............................................  A-29

                                                                            Page
                                                                            ----
 Section 5.15. Approvals..................................................  A-29
 Section 5.16. Consent of Noteholders.....................................  A-29
 Section 5.17. Notes Exchange Offer.......................................  A-30

                                   ARTICLE VI

                              Conditions Precedent

 Section 6.01. Conditions to Each Party's Obligation To Effect the Merger.. A-30
           (a) Shareholder Approval.......................................  A-30
           (b) HSR Act....................................................  A-30
           (c) Consents...................................................  A-30
           (d) No Restraints..............................................  A-30
           (e) Form S-4...................................................  A-30
           (f) Nasdaq Quotation...........................................  A-31

 Section 6.02. Conditions to Obligations of Parent and Sub................. A-31
           (a) Representations and Warranties.............................  A-31
           (b) Performance of Obligations of the Company..................  A-31
           (c) Consent Solicitation.......................................  A-31

 Section 6.03. Conditions to Obligations of the Company.................... A-31
           (a) Representations and Warranties.............................  A-31
           (b) Performance of Obligations of Parent and Sub...............  A-31
           (c) Tax Opinions...............................................  A-31
           (d) Financing Arrangements.....................................  A-31

 Section 6.04. Frustration of Closing Conditions........................... A-32

                                  ARTICLE VII

                       Termination, Amendment and Waiver

 Section 7.01. Termination................................................  A-32
 Section 7.02. Effect of Termination......................................  A-32
 Section 7.03. Amendment..................................................  A-33
 Section 7.04. Extension; Waiver..........................................  A-33

                                  ARTICLE VIII

                               General Provisions

 Section 8.01. Nonsurvival of Representations and Warranties..............  A-33
 Section 8.02. Notices....................................................  A-33
 Section 8.03. Definitions................................................  A-34
 Section 8.04. Interpretation.............................................  A-35
 Section 8.05. Counterparts...............................................  A-35
 Section 8.06. Entire Agreement; No Third-Party Beneficiaries.............  A-35
 Section 8.07. Governing Law..............................................  A-36
 Section 8.08. Assignment.................................................  A-36
 Section 8.09. Enforcement................................................  A-36

                                                                            Page
                                                                            ----

 Annex I   Index of Defined Terms.........................................   37
 Exhibit A Form of Affiliate Letter.......................................
 Exhibit B Form of Company Tax Representation Letter......................
 Exhibit C Form of Parent Tax Representation Letter.......................

   AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 2, 2000, among MCLEODUSA INCORPORATED, a Delaware corporation ("Parent"), CACTUS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CAPROCK COMMUNICATIONS CORP., a Texas corporation (the "Company").

   WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than any such shares directly owned by Parent, Sub or the Company, will be converted into the right to receive shares of Class A common stock, par value $0.01 per share, of Parent (the "Parent Class A Common Stock");

   WHEREAS for U.S. Federal income tax purposes, it is intended that (a) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, (b) Parent, Sub and the Company will each be a "party" to such reorganization within the meaning of Section 368(b) of the Code and (c) this Agreement is intended to constitute a "plan of reorganization" for U.S. Federal income tax purposes;

   WHEREAS pursuant to the aforementioned "plan of reorganization" the Company and Parent will undertake the actions described in Sections 5.16 and 5.17 of this Agreement;

   WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain shareholders of the Company are entering into a voting agreement, certain shareholders of the Company are entering into a voting agreement with Jere W. Thompson, Jr. and Parent and certain shareholders of the Company are entering into a voting and option agreement (collectively, the "Voting and Option Agreement") pursuant to which, among other things, such shareholders have agreed to vote to approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth therein; and

   WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Texas Business Corporation Act (the "TBCA"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL and the TBCA.

   Section 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by applicable law) waived on such second Business Day, then the Closing will take place on the first Business Day on which all such conditions shall have been satisfied or (to the extent permitted by applicable law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

   Section 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger, articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and the TBCA and filed with the Secretaries of State of the State of Delaware and the State of Texas. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger. The time the Merger becomes effective is referred to in this Agreement as the "Effective Time".

   Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Article 5.06 of the TBCA.

   Section 1.05. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, Article IV of such Articles of Incorporation shall be amended at the Effective Time as set forth below:

     (i) Article IV of such Articles of Incorporation shall be amended to read in its entirety as follows:

                                  "ARTICLE IV

                                    Shares

   The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of one cent ($.01) per share.".

     (b) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   Section 1.06. Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

  Effect of the Merger on the Capital Stock of the Constituent Corporations;
                           Exchange of Certificates

   Section 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Sub or Parent shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive 0.3876 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Class A Common Stock (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions in accordance with
  Section 2.02(c) and any cash in lieu of fractional shares of Parent Class A Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(e), in each case without interest.

     (d) Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Class A Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Class A Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

     (e) Options. The effect of the Merger on Company Stock Options is set forth in Section 5.05.

   Section 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Parent shall designate Wells Fargo, or another bank or trust company having (or whose parent has) net capital of not less than $1,000,000,000 and that is reasonably acceptable to Parent and the Company, to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and shall deposit with the Exchange Agent at the Effective Time, for the benefit of the holders of the Certificates, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing shares of Parent Class A Common Stock issuable pursuant to Section 2.01 upon surrender of the Certificates. Parent shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of Parent Class A Common Stock in accordance with Section 2.02(e).

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration with respect thereto. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent pursuant to such letter of transmittal, the holder of such Certificate shall be entitled to receive promptly in exchange therefor (x) a certificate or certificates representing the number of whole shares of Parent Class A Common Stock that such holder has the right to receive pursuant to the provisions of this
  Article II, (y) certain dividends or other distributions in respect of such Parent Class A Common Stock pursuant to Section 2.02(c) and (z) cash in lieu of any fractional share of Parent Class A Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Class A Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Class A Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and any cash in lieu of any fractional share of Parent Class A Common Stock in accordance with Section 2.02(e). No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate.

     (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to Parent Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Class A Common Stock that such holder has the right to receive upon surrender of such Certificate and no cash payment in lieu of any fractional share of Parent Class A Common Stock shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this
  Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the record holder of any certificate representing whole shares of Parent Class A Common Stock issued in exchange therefor, without interest,
  (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock and the amount of any cash in lieu of a fractional share of Parent Class A Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Class A Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Class A Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Class A Common Stock shall be issued upon the surrender for exchange of the Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

       (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class A Common Stock shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a share of Parent Class A Common Stock multiplied by the per share closing price of Parent Class A Common Stock on the Closing Date, as such price is quoted on The Nasdaq National Market ("Nasdaq"). For purposes of this Section 2.02(e), all fractional shares to which a single record holder of Company Common Stock would otherwise be entitled shall be aggregated and calculations shall be rounded to three decimal places.

     (f) Termination of Merger Consideration Obligation; No Liability. Any portion of the Merger Consideration which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Class A Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Parent Class A Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Class A Common Stock to which they are entitled pursuant to Section 2.02(e). None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of Parent Class A Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Class A Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

     (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such person of a bond in such reasonable amount as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of Parent Class A Common Stock, in each case pursuant to this Agreement.

     (h) Withholding Rights. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was paid by Parent, Sub or the Exchange Agent.

                                  ARTICLE III

                         Representations and Warranties

   Section 3.01. Representations and Warranties of the Company. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections to the extent a matter is disclosed in such a way as to make its relevance to such other Section or Subsection readily apparent) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or the Company Filed SEC Documents, the Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clauses (i) and (ii) above with respect to the Company) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a Material

  Adverse Effect on the Company. The Company has made available to Parent and its Representatives prior to the execution of this Agreement true and complete copies of its Articles of Incorporation and By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Company, in each case as amended to the date of this Agreement. The Company has made available to Parent and its Representatives true and complete copies of the minutes of all meetings of the shareholders of the Company, the Board of Directors of the Company and each committee of the Board of Directors of the Company.

     (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Subsidiaries of the Company as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not beneficially own directly or indirectly any capital stock or other equity or voting interest in any person.

     (c) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on September 30, 2000, (i) 38,729,536 shares of Company Common Stock (excluding shares held by the Company as treasury shares, but including 65,000 shares of restricted stock which the Company has requested that the Company's transfer agent issue, but which have not been issued as of the date hereof) were issued and outstanding, (ii) 30,314 shares of Company Common Stock were held by the Company as treasury shares, (iii) 400,000 shares of Company Common Stock were reserved for issuance under the 1998 Director Stock Option Plan and 7,745,907 shares of Company Common Stock were reserved for issuance under the 1998 Equity Incentive Plan, which amount is calculated pursuant to the 1998 Equity Incentive Plan and is equal to 20% of the shares of Company Common Stock issued and outstanding on October 1, 2000 (subject to adjustment as provided in the 1998 Equity Incentive Plan), provided, however, that in no event will more than 50,000,000 shares of Company Common Stock be reserved for issuance under the 1998 Equity Incentive Plan; of which 6,843,946 shares of Company Common Stock were subject to outstanding Company Stock Options (including 340,570 shares of Company Common Stock that are subject to Company Stock Options originally granted under the CapRock Telecommunications Nonqualified Stock Option Plan, the CapRock Services Employee Incentive Stock Option Plan, the CapRock Services 1997 Stock Option Plan and the CapRock Services 1997 Director Stock Option Plan and which were assumed by the Company) and (iv) no shares of Company Preferred Stock were issued and outstanding or were held by the Company as treasury shares. The Company has delivered to Parent a true and complete list, as of the close of business on September 30, 2000, of all outstanding Company Stock Options, the number of shares of Company Common Stock subject to each such Company Stock Option, the grant dates and exercise prices of each such Company Stock Option, the vesting schedule of each Company Stock Option and the names of the holders thereof. Except as set forth above, as of the close of business on September 30, 2000, no shares of capital stock of, or other equity or voting interests in, the Company or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from September 30, 2000, to the date of this Agreement, (x) there have been no issuances by the Company or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and
  (y) there have been no issuances by the Company or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. There are no outstanding stock appreciation rights, performance units or rights (other than the Company Stock Options) to receive shares of Company Common Stock on a deferred basis or otherwise linked to the price of Company Common Stock granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote, except for any Company Stock Options issued after the date hereof in accordance with Section 4.01. Except as set forth above or as otherwise contemplated herein, there are no Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, the issued and outstanding Subject Shares (as such term is defined in the Voting and Option Agreement) represent at least a majority of the shares of Company Common Stock on an outstanding basis. There are not outstanding contractual obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which the Company is a party with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

     (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject to the receipt of the consent of the holders of the Notes referred to in
  Section 5.16 and, in the case of the consummation of the Merger, to receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby,
  (ii) declaring that it is in the best interests of the Company's shareholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that this Agreement be submitted to a vote at a meeting of the Company's shareholders and (iv) recommending that the Company's shareholders approve this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Voting and Option Agreement and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Articles of Incorporation or the By-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, debenture, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise, certificate, license or similar authorization, whether oral or written (each, including all amendments thereto, a "Contract"), applicable to the Company or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Voting and Option Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Voting and Option Agreement and the transactions contemplated by this Agreement or the Voting and Option Agreement; (3) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Texas and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) filings with and approvals of any state public service commissions ("PUCs") or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; (6) filings with and approvals of the Federal Aviation Administration (the "FAA") as required by applicable statutes, laws, rules, ordinances and regulations; (7) filings with and approvals of foreign antitrust or communications regulatory authorities; and (8) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

     (e) SEC Documents; Undisclosed Liabilities. The Company (or its public predecessor) has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "Company SEC Documents"). No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

     (f) Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Class A Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Form S-4 based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4, as the case may be.

     (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since December 31, 1999, the Company and its Subsidiaries have conducted their businesses only in the usual and ordinary course consistent with past practice, and since such date there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of the Company's or any of its Subsidiaries capital stock or any other equity interests or securities, except for dividends or other distributions declared, set aside or paid by a wholly owned Subsidiary of the Company to its parent, (iii) any purchase, redemption or other acquisition of any shares of capital stock or any other equity interests or securities of the Company (other than in connection with the cashless exercises of Company Stock Options) or any of its Subsidiaries or any rights, warrants, calls or options to acquire such shares or other equity interests or securities, (iv) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity interests or securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity interests or securities of the Company or any of its Subsidiaries, (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits or any granting of any type of compensation or benefits to an employee not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any agreement or Company Benefit Plan in effect on December 31, 1999 and specifically identified on the Company Disclosure Schedule, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of any right to receive any severance or termination pay, or increases therein, other than in the ordinary course of business consistent with past practice and consistent with the Company's current severance plans in effect on the date hereof as specifically described in Section 3.01(g) of the Company Disclosure Schedule, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of,
  (I) any employment (other
  than at-will), deferred compensation, consulting, severance, termination or indemnification agreement or any other agreement, plan or policy with or involving any current or former director, officer, employee or consultant (collectively, the "Company Benefit Agreements") or (II) any Company Benefit Plan, or (D) any amendment to, or modification of, any Company Stock Option, (vi) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock based or stock related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or any awards made thereunder) except as required to comply with any applicable law or any Company Benefit Agreement or Company Benefit Plan existing on December 31, 1999 or as described on the list delivered pursuant to the third sentence of Section 3.01(c), (vii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company,
  (viii) except insofar as may have been required by a change in GAAP or applicable law, any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, (ix) any material tax election or any settlement or compromise of any material tax liability or refund or (x) any revaluation by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries.

     (h) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (i) Compliance with Applicable Laws. (i) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations, certificates and approvals of all Governmental Entities which are required for them to own, lease or operate their assets and to carry on their businesses (the "Company Permits") except where the failure to hold such Company Permits individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all respects with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except for the Company Permits with the FCC and any PUCs, the Merger, in and of itself, would not cause the revocation or cancelation of any Company Permit, except for any cancelation or revocation that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, Section 3.01(i) of the Company Disclosure Schedule sets forth a true and complete list of all Company Permits obtained from the FCC and any state PUC.

       (ii) Except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance in all respects with all applicable Environmental Laws, and the Company and its Subsidiaries have, and are in compliance in all respects with, all permits required under any applicable Environmental Law for the conduct of their respective businesses except where the failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written communication which is still in effect from any Governmental Entity or person that alleges that the Company or any of its Subsidiaries is in violation of, or subject to liability under, any Environmental Law, that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has released, generated, treated, stored, disposed of or transported Hazardous Materials, or arranged for any such activities, in a manner that individually or in the aggregate could reasonably be expected to result in a material liability of the Company.

   "Environmental Laws" means all Federal, state and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgements and orders, in each case relating to pollution, protection of the environment, natural resources or human health and safety.

   "Hazardous Materials" means (i) any petroleum or petroleum byproducts, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and (ii) any chemical, material, substance or waste that is regulated pursuant to any Environmental Law.

     (j) Contracts. Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Since December 31, 1999 and prior to the date hereof, none of the Company or its Subsidiaries has entered into any Contract with any Affiliate of the Company that would have been required to be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, had the Company been a party to such Contract as of December 31, 1999. Neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries, is conducted (or of Parent following the Effective Time).

     (k) Absence of Changes in Benefit Plans. Since December 31, 1999, there has not been any adoption or material amendment of any bonus, pension, savings, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, stock appreciation, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) providing compensation or benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan, or any material change in the manner in which contributions to the Company Benefit Plan are made or the basis on which such contributions are determined.

     (l) ERISA Compliance. (i) Section 3.01(l) of the Company Disclosure Schedule sets forth a true and complete list of all the Company Benefit Plans. With respect to the Company Benefit Plans, no liability has been incurred and to the Knowledge of the Company there exists no condition or circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

       (ii) Each Company Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Company Benefit Plan that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

       (iii) All Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 91-66 or 93-39), to the effect that such Company Benefit Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that individually or in the aggregate could reasonably be expected to adversely affect its qualification. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, there is no pending or, to the Knowledge of the Company, threatened litigation relating to the Company Benefit Plans.

       (iv) Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company, any of its Subsidiaries or any person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b),
    (c), (m) or (o) of the Code, has maintained, contributed to or been obligated to contribute to any Company Benefit Plan that is subject to Title IV of ERISA with respect to which the Company or any Commonly Controlled Entity has unfunded liabilities based upon the assumptions utilized in the most recent audited financial statements of the Company included in the Company Filed SEC Documents under any Company Benefit Plan subject to ERISA. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any officer of the Company or any of its Subsidiaries or any of the Company Benefit Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
    Code), other than those exempt transactions in respect of which the prohibitions of Section 4975(c) of the Code do not apply by reason of
    Section 4975(d) of the Code, or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA, except for any such tax, penalty or liability that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, all contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Filed SEC Documents.

       (v) Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, each Company Benefit Plan that is a welfare benefit plan, to the extent applicable, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

       (vi) The Company and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries and as of the date of this Agreement no such collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective directors, officers, employees or representatives has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no action, charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

       (vii) (A) Except for the vesting of Company Stock Options (other than those granted pursuant to Section 4.01(a)(ii)) and restricted shares of Company Common Stock granted under the Company's 1998 Equity Incentive Plan as required pursuant to the terms thereof upon consummation of the Merger or the exercise of the option under the Voting and Option Agreement, no employee of the Company or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan or Company Benefit Agreement as a result of the transactions contemplated by this Agreement or the Voting and Option Agreement, (B) no amount payable, or economic benefit provided, by the Company or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code and (C) no person is entitled to receive any additional payment from the Company or its Subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax under Section 4999 of the Code is imposed on such person.

     (m) Taxes. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all taxes shown as due on such returns and reports, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax items) for all taxable periods and portions thereof accrued through the date of such financial statements.

       (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries or any Company Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company. All material assessments for taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid. The Federal income tax returns of the Company and its Subsidiaries consolidated in such returns have been examined by the Internal Revenue Service or have closed by virtue of the applicable statute of limitations for all years through 1994. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

       (iii) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

       (iv) There are no material Liens for taxes (other than for taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

       (v) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code.

       (vi) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

       (vii) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise, use and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause
    (x) or (y) and (2) the "Company Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which the Company (or any Subsidiary of the Company) is or has ever been a member.

     (n) Voting Requirements. The affirmative vote at the Company Shareholder Meeting or any adjournment or postponement thereof of the holders of a majority of the voting power of all outstanding shares of Company Common Stock in favor of approving this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement. No other approval of the shareholders of the Company is required with respect to this Agreement or the transactions contemplated hereby.

     (o) State Takeover Statutes. The Company has elected in its Articles of Incorporation not to be governed by Part Thirteen of the TBCA. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement or the Voting and Option Agreement.

     (p) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, Inc., the fees, commissions and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting and Option Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

     (q) Opinion of Financial Advisor. The Company has received the opinion of Salomon Smith Barney, Inc., dated the date of this Agreement and in customary form, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the shareholders of the Company (other than Parent and its Affiliates), a signed copy of which has been or promptly will be delivered to Parent.

     (r) Intellectual Property. (i) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights, technology, know-how and other proprietary intellectual property rights and computer programs (collectively, the "Intellectual Property Rights") used in the business of the Company and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

       (ii) Neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other person except for any such interference, infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To the Company's Knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of the Company or any of its Subsidiaries except for any such interference, infringement, misappropriation or other conflict that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

       (iii) As the business of the Company and its Subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by Parent, to the Company's Knowledge, Parent's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights of any other person.

   Section 3.02. Representations and Warranties of Parent and Sub. Except as expressly set forth on the disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates and such other Sections or Subsections to the extent a matter is disclosed in such a way as to make its relevance to such other Section or Subsection readily apparent) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") or the Parent Filed SEC Documents, Parent represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Each of Parent and its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has the requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than (except in the case of clauses (i) and (ii) above with respect to Parent) where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent. Parent has made available to the Company and its Representatives prior to the execution of this Agreement true and complete copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, in each case as amended to the date of this Agreement.

     (b) Capital Structure. (i) The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Class A Common Stock, 22,000,000 shares of Class B common stock, par value $0.01 per share (the "Parent Class B Common Stock"), 2,000,000 shares of serial preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), of which 1,150,000 shares have been designated as 6.75% Series A Cumulative Convertible Preferred Stock (the "Parent Series A Preferred Stock"), 275,000 shares have been designated as Series B Cumulative Convertible Preferred Stock (the "Parent Series B Preferred Stock") and 125,000 shares have been designated as Series C Convertible Preferred Stock (the "Parent Series C Preferred Stock"), and 10,000,000 shares of Class II preferred stock, par value $0.001 per share (the "Parent Class II Preferred Stock"). As of the close of business on August 31, 2000, (i) 583,802,894 shares of Parent Class A Common Stock were issued and outstanding, (ii) no shares of Parent Class A Common Stock were held by Parent as treasury shares, (iii) 29,659,181 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series A Preferred Stock, (iv) 56,506,847 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series B Preferred Stock, (v) 25,684,930 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the Parent Series C Preferred Stock, (vi) 307,448 shares of Parent Class A Common Stock were reserved for issuance in connection with the acquisition by Parent of Dakota Telecommunications Group, Inc. on March 5, 1999 (the "Dakota Acquisition Stock"), (vii) 240,000 shares of Parent Class A Common Stock were reserved for issuance pursuant to stock option agreements entered into in connection with the acquisition by Parent of the assets of Noverr Publishing, Inc. on June 16, 1999 (the "Noverr Options"),
  (viii) 1,473,216 shares of Parent Class A Common Stock were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Parent and QST Enterprises, Inc. (the "QST Options"), (ix) 59,358 shares of Parent Class A Common Stock were reserved for issuance pursuant to Stock Option Agreements dated December 29, 1998, between Parent and certain stockholders of Inlet, Inc. (the "Inlet Options"), (x) 229,029 shares of Parent Class A Common Stock were reserved for issuance in connection with the Stock Option Agreement dated January 28, 1998, between Parent and Diamond Partners Incorporated (the "Diamond Partners Options"), (xi) up to 267,826,074 shares of Parent Class A Common Stock were reserved for issuance pursuant to the 1992, 1993 and 1995 Incentive Stock Option Plans, the 1996 Employee Stock Option Plan, the Directors' Stock Option Plan and other stock option grants (such plans and arrangements, collectively, the "Parent Stock Plans"), of which 130,233,437 shares were subject to outstanding stock options or other rights to purchase or receive shares of Parent Class A Common Stock (such stock options or other rights, together with the Noverr Options, the QST Options, the Inlet Options and the Diamond Partners Options, the "Parent Stock Options"), (xii) 3,691,797 shares of Parent Class A Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan (the "Parent ESPP"), (xiii) 4,696,856 shares of Parent Class A Common Stock were reserved for issuance pursuant to the 401(k) Profit Sharing Plan (the "Parent 401(k)"), (xiv) no shares of Parent Class B Common Stock were issued and outstanding or were held by Parent as treasury shares, (xv) 7,804,128 shares of Parent Class B Common Stock were reserved for issuance pursuant to the grant of options to a significant non-employee stockholder (the "Parent Class B Options"), (xvi) 7,804,128 shares of Parent Class A Common Stock were reserved for issuance upon the conversion of the shares of Parent Class B Common Stock issued upon the exercise of the Parent Class B Options, (xvii) 1,149,580 shares of Parent Series A Preferred Stock were issued and outstanding, (xviii) 275,000 shares of Parent Series B Preferred Stock were issued and outstanding, (xix) 125,000 shares of Parent Series C Preferred Stock were issued and outstanding, (xx) no shares of Parent Series A Preferred Stock, Parent Series B Preferred Stock or Parent Series C Preferred Stock were held by Parent as treasury shares and (xxi) no shares of Parent Class II Preferred Stock were issued and outstanding or were held by Parent as treasury shares. Except as set forth above, as of the close of business on August 31, 2000, no shares of capital stock of, or other equity or voting interests in, Parent or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from August 31, 2000, to the date of this Agreement, (x) there have been no issuances by Parent or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, Parent other than issuances of shares of Parent Class A Common Stock pursuant to the exercise of Parent Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement or the issuance of the Dakota Acquisition Stock and (y) except for issuances of Parent Stock Options to employees in the ordinary course of business, there have been no issuances by Parent or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Parent, other than rights that may have arisen under the Parent ESPP or the Parent 401(k). As of the date of this Agreement, there are no outstanding stock appreciation rights, performance units or rights (other than the Parent Stock Options, the Parent Class B Options and any rights that may have arisen under the Parent ESPP or the Parent 401(k) or in respect of the Dakota Acquisition Stock) to receive shares of Parent Class A Common Stock or Parent Class B Common Stock on a deferred basis or otherwise linked to the price of Parent Class A Common Stock granted under the Parent Stock Plans or otherwise. All outstanding shares of capital stock of Parent are, and all shares that may be issued pursuant to the Parent Stock Plans, the Parent ESPP, the Parent 401(k) or the Parent Class B Options or in connection with any acquisition described above for which shares have been reserved will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries, and, except as set forth above, no securities or other instruments or obligations of Parent or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Parent, in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent or any of its Subsidiaries may vote, except for any Parent Stock Options issued after the date hereof. Except as set forth above or as otherwise contemplated herein, as of the date of this Agreement, there are no Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, there are not outstanding contractual obligations of Parent or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries or (II) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries. As of the date of this Agreement, there are no irrevocable proxies and no voting agreements to which Parent is a party with respect to any shares of the capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries.

       (ii) Section 3.02(b)(ii) of the Parent Disclosure Schedule sets forth a true and complete list of each of Parent's Subsidiaries as of the date hereof. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of any Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, Parent does not beneficially own directly or indirectly any material capital stock of, or other material equity or voting interest in, any person.

     (c) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, as applicable, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. The Board of Directors of Parent, at a meeting duly called and held at which all directors of Parent were present, duly and unanimously adopted resolutions approving and declaring advisable this Agreement, the Voting and Option Agreement, the Merger and other transactions contemplated hereby or thereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Voting and Option Agreement and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Amended or Restated Certificate of Incorporation or the Amended and Restated By-laws of Parent or the comparable organizational documents of any of its Subsidiaries, (B) any Contract applicable to Parent or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties, operations or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement or the Voting and Option Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of

  (A) the Proxy Statement and the Form S-4, and (B) such reports under
  Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement, the Voting and Option Agreement and the transactions contemplated by this Agreement or the Voting and Option Agreement; (3) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of Texas and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) filings with and approvals of the FCC as required under the Communications Act, and the rules and regulations promulgated thereunder; (5) such filings with and approvals of Nasdaq to permit the shares of Parent Class A Common Stock that are to be issued in connection with the Merger to be quoted on Nasdaq;
  (6) filings with and approvals of any state PUCs or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; (7) filings with and approvals of the FAA as required by applicable statutes, laws, rules, ordinances and regulations; (8) filings with and approvals of any foreign antitrust or communications regulatory authorities; and (9) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

     (d) SEC Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, "Parent SEC Documents"). No Subsidiary of Parent is required to file any report, schedule, form, statement or other document with the SEC. As of their respective dates, Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the related notes) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent.

     (e) Information Supplied. None of the information supplied or to be supplied by Parent or any of its Subsidiaries specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy

  Statement or the Form S-4 based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement or the Form S-4, as the case may be.

     (f) No Material Adverse Change. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Documents"), since December 31, 1999, Parent and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, and since such date there has not been any Material Adverse Change in Parent.

     (g) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries that has had, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (h) Contracts. Neither Parent nor any of its Subsidiaries is in violation or breach of or in default under (nor does there exist any condition that upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 1999 and prior to the date hereof, none of Parent or its Subsidiaries has entered into any Contract with any Affiliate of Parent that would have been required to be filed as an exhibit to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, had Parent been a party to such Contract as of December 31, 1999.

     (i) Voting Requirements. No approval of the stockholders of Parent is required with respect to this Agreement or the transactions contemplated hereby.

     (j) State Takeover Statutes. Except as provided in Section 3.01(o), to the Knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement or the Voting and Option Agreement.

     (k) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees, commissions and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the Voting and Option Agreement based upon arrangements made by or on behalf of Parent.

     (l) Capitalization of Sub; No Prior Activities of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and held of record by Parent.

     (m) Taxes. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   Section 4.01. Conduct of Business. (a) Conduct of Business by the
Company. Except as set forth in Section 4.01(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement or as consented to in writing by Parent (which consent shall not be unreasonably withheld), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course and comply with all applicable laws, rules and regulations and use its commercially reasonable efforts to preserve their assets and technology and their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule, as otherwise expressly permitted by this Agreement or as consented to in writing by Parent (which consent shall not be unreasonably withheld), the Company shall not, and shall not permit any of its Subsidiaries to:

     (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock or other equity or voting interests or securities, except for dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or other equity or voting interests or securities or, other than as allowed in clause (ii) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any other equity or voting interests or securities, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other equity or voting interests or securities of the Company or any of its Subsidiaries or any rights, warrants, calls or options to acquire any such shares or other equity or voting interests or securities other than any purchase of Company Common Stock held for more than six months in connection with a cashless exercise of Company Stock Options;

     (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or securities or any securities convertible into, or exchangeable for, or any rights, warrants, calls or options to acquire, any such shares, equity or voting interests or securities or convertible securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock, other than (x) the issuance of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding as of the date hereof in accordance with their terms on the date hereof, (y) grants of Company Stock Options to existing employees (including executive officers) in amounts, to individuals and on terms as agreed by the Company and Parent or (z) grants of Company Stock Options to new employees who are not executive officers in the ordinary course of business, to the extent that the aggregate number of shares of Company Common Stock issuable under such grants (whether or not vested), does not exceed 350,000 in any calendar quarter on terms consistent with past practice (except that Company Stock Options granted pursuant to this clause
  (z) shall vest in equal annual amounts over a four-year period from the date of grant), except, in the case of clauses (y) and (z), that the vesting of such Company Stock Options shall not accelerate upon the consummation of the Merger;

     (iii) amend the Company's Articles of Incorporation or By-laws or the comparable organizational documents of any of its Subsidiaries;

     (iv) directly or indirectly acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

     (v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (A) sales or licenses of services in the ordinary course of business consistent with past practice or (B) sales of any properties or assets of a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company;

     (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or rights, warrants, calls or options to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than
  (x) short-term
  borrowings incurred in the ordinary course of business consistent with past practice, (y) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries and (z) in connection with the Financing Arrangements, (B) make any loans, advances or capital contributions to, or investments in, any other person, other than employee advances in the ordinary course of business consistent with past practice, or (C) repay, redeem, repurchase or otherwise retire, or otherwise make any payment in respect of, any indebtedness for borrowed money or any debt securities, or any rights, warrants, calls or options to acquire any debt securities, other than as required by their terms as in effect on the date of this Agreement;

     (vii) make any capital expenditure or expenditures, other than cash payments for capital expenditures (excluding capitalized selling, general and administrative costs and capitalized interest) in amounts not to exceed in the aggregate $100,000,000 for the calendar quarter ending December 31, 2000 and $80,000,000 for the calendar quarter ending March 31, 2001;

     (viii) (x) pay, discharge, satisfy or settle any material claims (including claims of shareholders), liabilities, obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, satisfaction or settlement, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability reflected or reserved against in the most recent consolidated financial statements (or the related notes) of the Company included in the Company Filed SEC Documents (for amounts not in excess of the amount reflected on, or reserved against in, such financial statements) or incurred since the date of such financial statements or (y) waive the material benefits of, or agree to modify in any material manner, or terminate or fail to enforce, or consent to any material matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

     (ix) except as may be required to comply with applicable law, enter into, adopt, amend in any material respect or terminate any Company Benefit Plan, collective bargaining agreement or other union agreement or Company Benefit Agreement, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan, or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

     (x) (A) except for normal increases in cash compensation in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries or increases required by applicable law, increase the compensation, bonus or other benefits of any current or former director, officer, employee or consultant or pay any benefit or amount not required by a Company Benefit Agreement or Company Benefit Plan as in effect on the date of this Agreement to any such person, (B) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement or Company Benefit Plan or (C) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Agreement or Company Benefit Plan other than the consummation of the Merger or the exercise of the option under the Voting and Option Agreement which will accelerate the vesting of Company Stock Options (other than those Company Stock Options granted pursuant to Section 4.01(a)(ii)) and restricted shares of Company Common Stock granted under the Company's 1998 Equity Incentive Plan as required pursuant to the terms thereof; or

     (xi) authorize, commit or agree to take, any of the foregoing actions.

   The Company designates Leo Cyr and Parent designates Blake Fisher as their designees for operational issues between the date of this Agreement and the Effective Time, in each case until a replacement is designated by the Company or Parent.

     (b) Other Actions. Except as required by applicable law or as expressly permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, knowingly take any action that could reasonably be expected to, result in
  (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     (c) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file all material tax returns ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extension); (ii) timely pay all material taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material tax and not settle or compromise any such Action without Parent's consent; (v) not make any material tax election without Parent's consent and (vi) cause any and all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements and practices with respect to taxes to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound (other than any such agreements, arrangements or obligations solely among the Company and any of its Subsidiaries) to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder.

     (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
  (iii) any change or event that has had, or that could reasonably be expected to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

   Section 4.02. No Solicitation. (a) From and after the date of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of the directors, officers or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries (collectively, the "Representatives") to, directly or indirectly through another person, (i) solicit, initiate or encourage, or take any other action designed to, or which reasonably could be expected to, facilitate, any inquiries or the making of any proposal that constitutes a Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Company Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Company Superior Proposal, and which Company Takeover Proposal was unsolicited after the date hereof and did not otherwise result from a breach of this Section 4.02, the Company may, to the extent its Board of Directors determines in good faith (after consultation with outside counsel) that it is appropriate to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, and after giving Parent notice of such Company Takeover Proposal and determination of necessity, (x) furnish information with respect to the Company and its Subsidiaries to the person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement, provided, that all such information is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal.

   The term "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of a business that constitutes 20% or more of the revenues, net income, EBITDA or the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the Company Common Stock or the capital stock of, or any other equity or voting interests in, any Subsidiary of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Company Common Stock or the capital stock of, or any other equity or voting interests in, any Subsidiary of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 20% or more of the Company or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Voting and Option Agreement.

   The term "Company Superior Proposal" means any bona fide, binding written offer not solicited by or on behalf of the Company or any of its Subsidiaries made by any person that if consummated would result in such person (or its shareholders) owning, directly or indirectly, more than 50% of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms that the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation), taking into account the person making the offer, the legal, financial, regulatory and other aspects of the offer deemed appropriate by the Board of Directors of the Company and any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise, to be reasonably likely to obtain any required approvals on a timely basis and to be more favorable to the Company's shareholders from a financial point of view than the Merger.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree to resolve to) (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the recommendation or declaration of advisability by such Board of Directors or such committee thereof of this Agreement or the Merger or (B) recommend, or propose to recommend, the approval or adoption of any Company Takeover Proposal (any action described in this clause (i) being referred to herein as a "Company Adverse Recommendation Change"),
  (ii) adopt or approve, or propose publicly to adopt or approve, any Company Takeover Proposal or withdraw, or propose to withdraw, its approval of this Agreement or the Merger, or (iii) approve or recommend, or propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "Acquisition Agreement") constituting or related to, or that is intended to or is reasonably likely to lead to, any Company Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)). Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may, in response to a Company Superior Proposal that was unsolicited after the date hereof and that did not otherwise result from a breach of this Section 4.02, make a Company Adverse Recommendation Change to the extent such Board of Directors determines in good faith (after consultation with outside counsel) that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after the third Business Day following Parent's receipt of written notice (a "Notice of Company Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Company Superior Proposal and intends to make a Company Adverse Recommendation Change and specifying the terms and conditions of such Company Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Company Superior Proposal shall require a new Notice of Company Superior Proposal and new three Business Day period).

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or of any inquiry the Company reasonably believes could lead to a Company Takeover Proposal, the terms and conditions of such request, Company Takeover Proposal or inquiry and the identity of the person making such request, Company Takeover Proposal or inquiry. The Company will keep Parent informed on a prompt basis of the status and details (including amendments or changes or proposed amendments or changes) of any such request, Company Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, in no event shall the Company nor its Board of Directors nor any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

                                   ARTICLE V

                             Additional Agreements

   Section 5.01. Preparation of the Form S-4 and the Proxy Statement. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. The Company will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Class A Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by Parent, or the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to the Company copies of all correspondence and filings with the SEC with respect to the Form S-4. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to Parent copies of all correspondence and filings with the SEC with respect to the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Parent and the shareholders of the Company. For purposes of Sections 3.01(f), 3.02(e) and 5.01, information concerning or related to Parent, Sub or any of Parent's other Subsidiaries will be deemed to have been provided by Parent, and information concerning or related to the Company, its Subsidiaries or the Company Shareholders Meeting will be deemed to have been provided by the Company.

   Section 5.02. Company Shareholders Meeting. The Company (i) shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval and (ii) except as provided in Section 4.02(b), shall, through its Board of Directors, recommend to its shareholders the approval of this Agreement. The Company agrees that its obligations pursuant to clause (i) of the first sentence of this Section 5.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal, and such obligations shall not be affected by any action that the Company takes under Section 4.02(b).

   Section 5.03. Access to Information; Confidentiality. Subject to the existing confidentiality agreements between Parent and the Company (collectively, the "Confidentiality Agreement"), upon reasonable notice, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the other party and to the Representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party all other information concerning its business, properties and personnel as such other party may reasonably request. Neither Parent nor the Company shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. Parent and the Company shall use their respective commercially reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 5.03 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of the Company and Parent will hold, and will direct its Representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

   Section 5.04. Commercially Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Voting and Option Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable,
(ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement and the Voting and Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Voting and Option Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries if the Board of Directors of Parent determines that so doing would materially impair the benefits intended to be obtained by Parent in the Merger. Without limiting the generality of the foregoing, the Company and Parent shall each cooperate with the other in the defense of any litigation against Parent or the Company and/or its directors relating to the transactions contemplated by this Agreement or the Voting and Option Agreement.

     (b) In connection with and without limiting the foregoing, the Company and its Board of Directors and Parent and its Board of Directors shall use their respective commercially reasonable efforts to (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Voting and Option Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting and Option Agreement and (2) if any state takeover statute or similar statute or, rule or regulation becomes applicable to this Agreement, the Voting and Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Voting and Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or the Voting and Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting and Option Agreement and otherwise to minimize the effect of such statute, rule or regulation on this Agreement, the Voting and Option Agreement, the Merger and the other transactions contemplated by this Agreement or the Voting and Option Agreement.

   Section 5.05. Company Stock Options. (a) At or as soon as practicable after the Effective Time, the Company and Parent will take such steps as are necessary to implement the arrangements provided in Section 5.05 of the Company Disclosure Schedule.

     (b) The arrangements referenced in paragraph (a) above with respect to any Company Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with
  Section 424(a) of the Code.

     (c) At or prior to the Effective Time, Parent shall take all action necessary to authorize and reserve for issuance a sufficient number of shares of Parent Class A Common Stock issuable in respect of the Company Stock Options adjusted as described in paragraph (a) above. As soon as reasonably practicable following the Effective Time, Parent shall cause a number of shares of Parent Class A Common Stock equal to the number of shares issuable in respect of the Company Stock Options adjusted as described in paragraph (a) above to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or another appropriate form). Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) for so long as any such options may remain outstanding.

   Section 5.06. Employee Benefit Plans; Existing Agreements. (a) During the six-month period following the Effective Time (the "Transition Period"), Parent shall cause the Surviving Corporation (i) to maintain the Company Benefit Plans (other than equity-based arrangements) in effect on the date of this Agreement or (ii) to replace all or any of the Company Benefit Plans with employee benefit plans and programs maintained for similarly situated employees of Parent, provided that the aggregate level of benefits (other than equity-based arrangements) shall be substantially comparable to the aggregate level of benefits provided by the Company Benefit Plans in effect on the date of this Agreement.

     (b) To the extent that any plan of Parent or any of its Affiliates (a "Parent Plan") becomes applicable to any employee or former employee of the Company or its Subsidiaries, Parent shall grant, or cause to be granted, to such employees or former employees credit for their service with the Company and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Parent Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its Subsidiaries).

     (c) Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement), the Company Benefit Agreements disclosed on the Company Disclosure Schedule.

     (d) Subject to compliance by Parent with its obligations under Sections 5.06(a), (b) and (c), nothing contained in this Section 5.06 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual employee of the Company or its Subsidiaries or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Company Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

   Section 5.07. Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers, employees or agents of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other similar agreements of the Company as in effect on the date hereof shall be assumed by the Surviving Corporation in A-the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its Subsidiaries, and Parent shall, and shall cause the Surviving Corporation to (including, if necessary, by providing the Surviving Corporation with sufficient funding), honor all such indemnification provisions.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
  Section 5.07.

     (c) For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to (including, if necessary, by providing the Surviving Corporation with sufficient funding), maintain in effect and honor the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof, provided that Parent may substitute therefor policies no less favorable in any material respect to such insured persons; provided however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 200% of the amount of the aggregate premiums paid by the Company in 2000 on an annualized basis for such purpose (which 2000 annualized premiums are hereby represented and warranted to be $131,250), provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

     (d) The provisions of this Section 5.07 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   Section 5.08. Fees and Expenses. (a) Except as provided in this Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement, the Voting and Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the

Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (ii) the filing fees for the premerger notification and report forms under the HSR Act.

     (b) In the event that (A) a Company Takeover Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or (ii) or by Parent pursuant to
  Section 7.01(e) and (C) within 12 months after such termination, the Company or any of its Subsidiaries enters into an Acquisition Agreement with respect to, or consummates, any Company Takeover Proposal (solely for purposes of this Section 5.08(b)(i)(C), the term "Company Takeover Proposal" shall have the meaning set forth in Section 4.02 except that references to 20% therein shall be deemed to be references to 30%), then the Company shall pay Parent a fee equal to $7.85 million (the "Termination Fee"), payable by wire transfer of same day funds to an account designed by Parent in the case of a payment as a result of any event referred to in
  Section 5.08(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fee set forth in this Section 5.08(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

   Section 5.09. Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger or the Voting and Option Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Voting and Option Agreement shall be in the form previously agreed to by the parties.

   Section 5.10. Affiliates. The Company shall deliver to Parent at least 30 calendar days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for approval by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person, and each other person who becomes such an "affiliate", to deliver to Parent as of the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

   Section 5.11. Nasdaq Quotation. Parent shall use its commercially reasonable efforts to cause the shares of Parent Class A Common Stock issuable in the Merger (and the shares of Parent Class A Common Stock issuable upon exercise of Company Stock Options adjusted as described in Section 5.05(a)) to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date of this Agreement.

   Section 5.12. Tax Treatment. Each of Parent and the Company shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take or fail to take any actions if such actions or such failure to take any actions could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Section 6.03(c), including the execution of the letters of representation referred to therein.

   Section 5.13. Further Assurances. The Company shall take, or shall cause to be taken, any action required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible, as a result of the Merger or the transactions contemplated by this Agreement or the Voting and Option Agreement.

   Section 5.14. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.

   Section 5.15. Approvals. The Board of Directors or Compensation Committee of the Company and Parent shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Parent Class A Common Stock and Parent Stock Options, if any, including approving the right to surrender options as set forth in the Company Stock Plans to be exempt from the provisions of Section 16(b) of the Exchange Act.

   Section 5.16. Consent of Noteholders. (a) As soon as practicable following the date of this Agreement, the Company (i) shall prepare and commence a consent solicitation, on terms acceptable to Parent in its sole discretion (the "Consent Solicitation"), with respect to (A) all holders of the outstanding 12% Senior Notes due 2008 of the Company (the "12% Notes") and (B) all holders of the outstanding 11 1/2% Senior Notes due 2009 of the Company (the "11 1/2% Notes" and, together with the 12% Notes, the "Notes") and (ii) in order that the consummation of the Merger and the other transactions contemplated by this Agreement shall not violate the Indentures, and shall not require a "change of control" offer to be made to the holders of the Notes (the "Merger Amendments"), shall use commercially reasonable efforts to (A) amend the Indenture dated as of July 16, 1998 (the "12% Indenture"), among the Company, CapRock Telecommunications Corp., CapRock Fiber Network, Ltd., IWL Communications, Incorporated, and the Chase Manhattan Trust Company, National Association, relating to the 12% Notes and the Indenture dated as of May 18, 1999 (the "11 1/2% Indenture" and, together with the 12% Indenture, the "Indentures"), between the Company and Chase Manhattan Trust Company, National Association, relating to the 11 1/2% Notes or (B) obtain appropriate waivers from the holders of each of the 12% Notes and the 11 1/2% Notes under their respective Indentures.

     (b) As part of the Consent Solicitation, the Company shall also use commercially reasonable efforts to amend the Indentures to eliminate substantially all the restrictive covenants contained therein, including
  Section 7.04 and Articles 8 and 10 (other than Sections 10.01, 10.02, 10.03, 10.08, 10.09, 10.12, 10.17 and 10.21) of the 12% Indenture and
  Section 7.04 and Articles 8 and 10 (other than Sections 10.01, 10.02, 10.03, 10.08, 10.09 and 10.12) of the 11 1/2% Indenture (or in each case as agreed by Parent and the Company) on terms acceptable to Parent in its sole discretion (the "Covenant Amendments" and, together with the Merger Amendments, the "Amendments").

     (c) Promptly upon receipt of the Requisite Consent with respect to the Consent Solicitation, the Company shall, and shall use its commercially reasonable efforts to cause the indenture trustees under the Indentures to, execute supplemental indentures incorporating the Amendments. The Merger Amendments shall be effective immediately upon execution by the Company and the indenture trustees following receipt of the Requisite Consent. The Covenant Amendments shall be effective upon the later of (i) the Effective Time and (ii) 20 Business Days following commencement by Parent of the Notes Exchange Offer as set forth in Section 5.17.

     (d) The Company and Parent shall cooperate with each other with respect to the Consent Solicitation and the preparation, form and content of the solicitation materials to be distributed to the holders of the Notes.

     (e) "Requisite Consent" means the written consent of the holders of at least a majority of the aggregate principal amount of the outstanding 12% Notes as to any amendment or waiver in respect of the 12% Indenture and the holders of at least a majority of the aggregate principal amount of the outstanding 11 1/2% Notes as to any amendment or waiver in respect of the 11 1/2% Indenture.

   Section 5.17. Notes Exchange Offer. (a) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Exchange Offer Statement") in order to effect an exchange offer (the "Notes Exchange Offer") to acquire all of the outstanding 12% Notes and 11 1/2% Notes in exchange for notes of Parent (the "Parent Notes") having the same interest rate, payment, maturity and redemption terms as the Notes and otherwise with terms that are substantially identical to those of the 8 1/2% Senior Notes Due 2009 of Parent (the "Exchange Consideration"), all as more fully set forth in the Exchange Offer Statement. Parent shall use commercially reasonable efforts to have the Exchange Offer Statement declared effective, to commence the Notes Exchange Offer and to mail such Exchange Offer Statement to the holders of the Notes as promptly as practicable.

     (b) The Exchange Offer Statement will set forth the terms and conditions with respect to the Notes Exchange Offer; provided that without limiting the foregoing, Parent's obligation to consummate the Exchange Offer shall be conditioned on receipt of the Requisite Consent and execution of the Amendments related thereto and on consummation of the Merger.

     (c) Parent and the Company shall cooperate with each other with respect to the Exchange Offer and the preparation, form and content of the Exchange Offer Statement to be distributed to the holders of the Notes.

                                   ARTICLE VI

                              Conditions Precedent

   Section 6.01. Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) Consents. Each party shall have received reasonably satisfactory evidence that Parent or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required in connection with this Agreement and the transactions contemplated by this Agreement and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be.

     (d) No Restraints. No judgment, order, decree, injunction, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity, (i) preventing, or seeking to prevent, the consummation of the Merger or (ii) which otherwise could reasonably be expected to have a Material Adverse Effect on the Company or Parent, as the case may be.

     (e) Form S-4. The Form S-4 shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the

  SEC and not concluded or withdrawn. Parent shall have received all other federal or state securities permits and other authorizations necessary to issue Parent Class A Common Stock in exchange for Company Common Stock and to consummate the Merger.

     (f) Nasdaq Quotation. The shares of Parent Class A Common Stock issuable to the Company's shareholders in the Merger (and the shares of Parent Class A Common Stock issuable upon exercise of Company Stock Options adjusted as described in Section 5.05(a)) as contemplated by this Agreement shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

   Section 6.02. Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Parent shall have received a certificate signed by the chief executive officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed by the chief executive officer of the Company to such effect.

     (c) Consent Solicitation. The Company shall have obtained the Requisite Consent with respect to the Consent Solicitation in form and substance satisfactory to Parent in its sole discretion and the indenture trustees shall have executed the Amendments in connection therewith.

   Section 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated herein are further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth herein that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The Company shall have received a certificate signed by the chief executive officer of Parent to such effect.

     (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed by the chief executive officer of Parent to such effect.

     (c) Tax Opinions. The Company shall have received from Munsch Hardt Kopf & Harr, P.C., counsel to the Company, on the date on which the Form S-4 is filed with the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and to the effect that: (i) the Merger will qualify for U.S. Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Company and Parent will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of representation letters from each of the Company and Parent in substantially the same form as Exhibits B and C, respectively.

     (d) Financing Arrangements. The financing arrangements dated as of the date hereof, among Parent, the Company and the lenders party thereto (the "Financing Arrangements") shall be in full force and effect as of the Closing Date, and Parent shall have performed all of its material payment obligations thereunder from the date of its effectiveness through and including the Closing Date and shall not be in default thereunder as of the Closing Date.

   Section 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Voting and Option Agreement, as required by and subject to Section 5.04.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

   Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder
Approval:

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company:

       (i) if the Merger shall not have been consummated by March 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

       (ii) if the Company Shareholder Approval shall not have been obtained at a Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

       (iii) if any Restraint having any of the effects set forth in
    Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used its commercially reasonable efforts to prevent the entry of and to remove such Restraint;

     (c) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
  Section 6.02(a) or (b), and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice from Parent;

     (d) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
  Section 6.03(a) or (b), and (B) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice from the Company;

     (e) by Parent, in the event a Company Adverse Recommendation Change shall have occurred;

     (f) by the Company, if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Financing Arrangements, which breach or failure to perform has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice from the Company; or

     (g) by Parent, if the condition described in Section 6.02(c) shall not be satisfied within 30 days following the date of this Agreement.

   Section 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of

Section 3.01(p), Section 3.02(k), the last sentence of Section 5.03, Section 5.08, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, including
Section 4.02.

   Section 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               General Provisions

   Section 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   Section 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to Parent or Sub, to

         McLeodUSA Incorporated
         McLeodUSA Technology Park
         6400 C Street SW
         P.O. Box 3177
         Cedar Rapids, IA 52406-3177

         Telecopy No.: Separately supplied

         Attention: Randall Rings, Esq.
         Vice President, General Counsel and Secretary


         with a copy to:

         Cravath, Swaine & Moore
         Worldwide Plaza
         825 Eighth Avenue
         New York, NY 10019

         Telecopy No.: Separately supplied

         Attention: Robert I. Townsend, III, Esq.;

         and

       (b) if to the Company, to

         CapRock Communications Corp.
         15601 Dallas Parkway, Suite 700
         Dallas, TX 75248

         Telecopy No.: Separately supplied

         Attention: Leo J. Cyr
         President and Chief Operating
         Officer

         with a copy to:

         Munsch Hardt Kopf & Harr, P.C.

         4000 Fountain Place
         1445 Ross Avenue
         Dallas, TX 75202
         Telecopy No.: Separately supplied

         Attention: Mike Hainsfurther, Esq.

   Section 8.03. Definitions. For purposes of this Agreement:

     (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

     (c) "Company Stock Option" means any option to purchase Company Common Stock granted under the Company Stock Plans, including options assumed by the Company;

     (d) "Company Stock Plans" means the 1998 Equity Incentive Plan and the 1998 Director Stock Option Plan of the Company, the CapRock Telecommunications Nonqualified Stock Option Plan, the CapRock Services Employee Incentive Stock Option Plan, the CapRock Services 1997 Stock Option Plan and the CapRock Services 1997 Director Stock Option Plan;

     (e) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case after due inquiry;

     (f) "Liens" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind, other than: (i) taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company or Parent, as the case may be, shall, if appropriate under GAAP, have set aside in its financial statements and on its books and records adequate reserves; and (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

     (g) "Material Adverse Change" or "Material Adverse Effect" means any change, effect or event that, individually or when taken together with all other such changes, effects or events, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of a person and its Subsidiaries, taken as a whole, other than (i) adverse effects caused by changes in the economy generally or in securities markets generally or in such person's industry (and those of its Subsidiaries) in general and not specifically relating to such entity; (ii) the loss of personnel or suppliers or the delay or cancellation of orders for the person's services or similar occurrences which are the direct and proximate result of the announcement of this Agreement and the transactions contemplated hereby; (iii) events set forth in Section 8.03(g) of the Company Disclosure Schedule; or (iv) litigation brought by or threatened against such person or any member of its Board of Directors based upon this Agreement and the transactions contemplated hereby;

     (h) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

     (i) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

   Section 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to an Article, Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

   Section 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Voting and Option Agreement, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

   Section 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof (except to the extent that the provisions of the TBCA shall be mandatorily applicable to the Merger).

   Section 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          MCLEODUSA INCORPORATED,

                                                 /s/ Blake O. Fisher, Jr.
                                          By: _________________________________
                                            Name:
                                            Title:

                                          CACTUS ACQUISITION CORP.,

                                                 /s/ Blake O. Fisher, Jr.
                                          By: _________________________________
                                            Name:
                                            Title:

                                          CAPROCK COMMUNICATIONS CORP.,

                                                 /s/ Jere W. Thompson, Jr.
                                          By: _________________________________
                                            Name:
                                            Title:

                                    ANNEX I
                            TO THE MERGER AGREEMENT

                             Index of Defined Terms

Term                                                                       Page
----                                                                       ----
Accounting Rules..........................................................  A-8
Actions................................................................... A-22
Acquisition Agreement..................................................... A-23
Affiliate................................................................. A-34
Agreement.................................................................  A-1
Amendments................................................................ A-29
Business Day.............................................................. A-34
Certificate of Merger.....................................................  A-2
Certificate...............................................................  A-3
Closing...................................................................  A-1
Closing Date..............................................................  A-2
Code......................................................................  A-1
Commonly Controlled Entity................................................ A-12
Communications Act........................................................  A-8
Company...................................................................  A-1
Company Adverse Recommendation Change..................................... A-23
Company Benefit Agreements................................................ A-10
Company Benefit Plans..................................................... A-11
Company Common Stock......................................................  A-1
Company Consolidated Group................................................ A-14
Company Disclosure Schedule...............................................  A-5
Company Filed SEC Documents...............................................  A-9
Company Permits........................................................... A-10
Company Preferred Stock...................................................  A-6
Company SEC Documents.....................................................  A-8
Company Shareholder Approval.............................................. A-14
Company Shareholders Meeting.............................................. A-25
Company Stock Option...................................................... A-34
Company Stock Plans....................................................... A-34
Company Superior Proposal................................................. A-23
Company Takeover Proposal................................................. A-23
Confidentiality Agreement................................................. A-25
Consent Solicitation...................................................... A-29
Contract..................................................................  A-8
Covenant Amendments....................................................... A-29
Dakota Acquisition Stock.................................................. A-15
DGCL......................................................................  A-1
Diamond Partners Options.................................................. A-16
Effective Time............................................................  A-2
11 1/2% Indenture......................................................... A-29
11 1/2% Notes............................................................. A-29
Environmental Laws........................................................ A-11
ERISA..................................................................... A-11
Exchange Act..............................................................  A-8
Exchange Agent............................................................  A-3
Exchange Consideration.................................................... A-30

Term                                                                       Page
----                                                                       ----
Exchange Offer Statement.................................................. A-30
Exchange Ratio............................................................  A-3
FAA.......................................................................  A-8
FCC.......................................................................  A-8
Financing Arrangements.................................................... A-31
Form S-4..................................................................  A-9
GAAP......................................................................  A-9
Governmental Entity.......................................................  A-8
Hazardous Materials....................................................... A-11
HSR Act...................................................................  A-8
Indentures................................................................ A-29
Inlet Options............................................................. A-16
Intellectual Property Rights.............................................. A-14
Knowledge................................................................. A-34
Liens..................................................................... A-34
Material Adverse Change................................................... A-35
Material Adverse Effect................................................... A-35
Merger....................................................................  A-1
Merger Amendments......................................................... A-29
Merger Consideration......................................................  A-3
Nasdaq....................................................................  A-4
Notes..................................................................... A-29
Notes Exchange Offer...................................................... A-30
Notice of Company Superior Proposal....................................... A-23
Noverr Options............................................................ A-15
Parachute Gross-Up Payment................................................ A-13
Parent....................................................................  A-1
Parent Class A Common Stock...............................................  A-1
Parent Class B Common Stock............................................... A-15
Parent Class B Options.................................................... A-16
Parent Class II Preferred Stock........................................... A-15
Parent Disclosure Schedule................................................ A-15
Parent ESPP............................................................... A-16
Parent Filed SEC Documents................................................ A-19
Parent Notes.............................................................. A-30
Parent Plan............................................................... A-26
Parent Preferred Stock.................................................... A-15
Parent SEC Documents...................................................... A-18
Parent Series A Preferred Stock........................................... A-15
Parent Series B Preferred Stock........................................... A-15
Parent Series C Preferred Stock........................................... A-15
Parent Stock Options...................................................... A-16
Parent Stock Plans........................................................ A-16
Parent 401(k)............................................................. A-16
Post-Signing Returns...................................................... A-22
Proxy Statement...........................................................  A-8
PUC(s)....................................................................  A-8
QST Options............................................................... A-15
Representatives........................................................... A-22
Requisite Consent......................................................... A-30

Term                                                                        Page
----                                                                        ----
Restraints................................................................. A-30
SEC........................................................................  A-8
Securities Act.............................................................  A-8
Sub........................................................................  A-1
Subsidiary................................................................. A-35
Surviving Corporation......................................................  A-1
Taxes...................................................................... A-14
TBCA.......................................................................  A-1
Termination Fee............................................................ A-28
Transition Period.......................................................... A-26
12% Indenture.............................................................. A-29
12% Notes.................................................................. A-29
Voting and Option Agreement................................................  A-1

                                                                      APPENDIX B

                          VOTING AND OPTION AGREEMENT

   VOTING AND OPTION AGREEMENT dated as of October 2, 2000 (this "Agreement"), among MCLEODUSA INCORPORATED, a Delaware corporation ("Parent"), and the parties listed on Schedule A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

   WHEREAS Parent, Cactus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CapRock Communications Corp., a Texas corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS each Shareholder owns (of record or beneficially) the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule A hereto (such shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the Shareholders after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares");

   WHEREAS each Shareholder has agreed to grant Parent an irrevocable option to purchase such Shareholder's Subject Shares; and

   WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Shareholder enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

   Section 1. Grant of Option. Each Shareholder hereby grants Parent an irrevocable option (the "Option") to purchase such Shareholder's Subject Shares on the terms and subject to the conditions set forth below:

     (a) Exercise. At any time or from time to time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, Parent (or a wholly owned subsidiary of Parent designated by Parent) may exercise the Option, in whole or in part, if on or after the date hereof:

       (i) any corporation, partnership, individual, trust, unincorporated association, or other entity or person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Parent or any of its affiliates (as defined in the Exchange Act) (a "Third Party"), shall have:

         (A) commenced or announced an intention to commence a bona fide tender offer or exchange offer for any shares of Company Common Stock, the consummation of which would result in beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) by such Third Party (together with all such Third Party's affiliates and associates (as such term is defined in the Exchange Act)) of 20% or more of the then voting equity of the Company (either on a primary or a fully diluted basis);

         (B) filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), reflecting an intent to acquire the Company or any assets or securities of the Company; or

         (C) solicited proxies in a solicitation subject to the proxy rules under the Exchange Act, executed any written consent or become a participant in any solicitation (as such terms are defined in Regulation 14A under the Exchange Act), in each case with respect to the Company Common Stock; or

       (ii) the events described in Section 7.01(b)(ii) or (e) of the Merger Agreement or any other event that would require the Company to pay Parent the Termination Fee set forth in Section 5.08 of the Merger Agreement occurs (but without the necessity of Parent having terminated the Merger Agreement) or, upon a material breach by such Shareholder of the covenants in Section 3 of this Agreement.

   Each of the events described in clauses (i) and (ii) hereof shall be referred to herein as a "Trigger Event." Such Shareholder shall notify Parent promptly in writing of the occurrence of any Trigger Event; provided, however, such notice shall not be a condition to the right of Parent to exercise the Option.

     (b) Exercise Procedure. In the event Parent wishes to exercise the Option, Parent shall deliver to such Shareholder a written notice (an "Exercise Notice") specifying the total number of such Shareholder's Subject Shares it wishes to purchase. Provided that the conditions set forth in paragraph (g) hereof to such Shareholder's obligation to sell its Subject Shares to Parent hereunder have been satisfied or waived, Parent shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price (as defined below), immediately be deemed to be the holder of record of such Subject Shares purchasable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Subject Shares shall not theretofore have been delivered to Parent. Each closing of a purchase of such Subject Shares (a "Closing") shall occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two
  (2) business days prior to the date of the Closing.

     (c) Termination of the Option. The Option shall terminate upon the earliest of: (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement for reasons other than those described in clause (iii) below; and (iii) nine (9) months following the termination of the Merger Agreement pursuant to Section 7.01(b)(ii) or (e) thereof. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. New York City Time, on the tenth (10th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Subject Shares with respect to which Parent had exercised the Option prior to such termination.

     (d) Exercise Price. The purchase price per share of Company Common Stock purchased pursuant to the Option (the "Exercise Price") shall be (i) an amount in cash equal to the product of (x) the Exchange Ratio multiplied by (y) the average closing price of Parent Class A Common Stock for the five (5) trading days preceding the date the Option is exercised (the "Cash Exercise Price") or (ii) a number of shares of Parent Class A Common Stock equal to the Exchange Ratio (the "Stock Exercise Price"); provided, however, that the aggregate Cash Exercise Price paid to such Shareholder when aggregated with all other cash purchases of Company Common Stock including cash in lieu of fractional shares by Parent shall be limited to that amount of cash that would permit any subsequent acquisition of the Company by Parent that occurs to qualify as a tax free reorganization under the provisions of Section 368(a) of the Code.

     (e) Additional Consideration. Notwithstanding the terms of this Section 1 or any other provision in this Agreement, in the event that (i) Parent exercises in whole or in part the Option granted in this Agreement and (ii) the Company thereafter consummates an Alternative Transaction (as defined in Section 4(b) below) within twelve months of the exercise of the Option, Parent shall pay any Shareholder from whom it purchased Subject Shares in connection with the exercise of the Option an amount of additional consideration equal to 50% of the difference between the applicable aggregate Exercise Price previously paid by Parent to such Shareholder and the aggregate amount received by Parent in the Alternative Transaction for such Subject Shares. The form of such additional consideration shall be in the sole discretion of Parent and may be cash, additional shares of Parent Class A Common Stock or the form of consideration received by Parent in the Alternative Transaction; provided, however, that Parent shall not be permitted to pay such additional consideration in the form of Parent Class A Common Stock if a Material Adverse Change shall have occurred with respect to Parent.

     (f) Pro Rata Exercise. In the event Parent determines to exercise the Option in whole or in part, Parent hereby covenants and agrees that it will purchase the aggregate number of shares of Company Common Stock being sought pro rata from the Shareholders who have entered into this Agreement.

     (g) Conditions to Closing. The obligation of such Shareholder to sell such Shareholder's Subject Shares to Parent hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act applicable to the sale of such Subject Shares by Shareholder and the acquisition of such Subject Shares by Parent hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local governmental authority or instrumentality, if any, required in connection with the sale of such Subject Shares by such Shareholder and the acquisition of such Subject Shares by Parent hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect.

     (h) Closing. At any Closing,

       (i) such Shareholder shall deliver to Parent a certificate or certificates evidencing such Subject Shares being purchased, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer, with the signature of such Shareholder thereon guaranteed, and with all applicable taxes paid or provided for;

       (ii) Parent shall deliver to such Shareholder (A) by wire transfer of immediately available funds to the account or accounts specified in writing by such Shareholder the aggregate Cash Exercise Price for the Subject Shares so designated and being purchased for cash, and (B) one or more certificates representing shares of Parent Class A Common Stock equal to the aggregate Stock Exercise Price for the Subject Shares so designated and being purchased by delivery of Parent Class A Common Stock; and

       (iii) at which Parent is exercising the Option in part, Parent shall present and surrender this Agreement to such Shareholder, and such Shareholder shall deliver to Parent an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of such Subject Shares purchasable hereunder.

   Section 2. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants to Parent as follows:

     (a) Organization; Authority; Execution and Delivery; Enforceability. Such Shareholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, if applicable, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby and compliance by such Shareholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Shareholder and no other corporate, company, partnership or other proceedings on the part of such Shareholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Shareholder, (ii) any Contract to which such Shareholder is a party or any of the properties or assets of such Shareholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Shareholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of any Shareholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or the compliance by such Shareholder with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Shareholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

     (b) The Subject Shares. (i) Such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens except as set forth on Schedule A. As of the date hereof, other than as set forth on Schedule A hereto, such Shareholder does not own (of record or beneficially) any shares of capital stock of the Company, and no Shareholder owns (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Except as set forth on Schedule A, such Shareholder has the sole right to Transfer (as defined in Section 4(c)) and direct the voting of the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of such Subject Shares, except as set forth in Sections 1, 4 and 5 of this Agreement.

       (ii) In the event Parent exercises its Option pursuant to Section 1, upon delivery of the Subject Shares covered thereby and payment of the aggregate Exercise Price therefor as contemplated in Section 1, Parent will receive good and valid title to such Subject Shares free and clear of any Liens.

     (c) Investment Representations of Each Shareholder. Each Shareholder represents, warrants, and covenants to Parent as follows:

       (i) such Shareholder understands that any issuance of Parent Class A Common Stock to such Shareholder pursuant to this Agreement (the "Restricted Securities") is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that no registration statement relating to the issuance of the Restricted Securities has been or will be filed with the SEC or any state securities commission;

       (ii) such Shareholder intends to acquire the Restricted Securities solely for its own account, for investment purposes only and not with a view to the resale or distribution other than pursuant to an effective resale registration statement;

       (iii) such Shareholder agrees not to sell (other than pursuant to an effective resale registration statement), transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Restricted Securities and/or any option, right or other interest with respect to the Restricted Securities that such Shareholder may acquire, unless: (A) counsel representing such Shareholder, which counsel is reasonably satisfactory to Parent and Parent's legal counsel, shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and Parent's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition, and (B) all transferees (and other subsequent transferees) who receive the Restricted Securities agree to be bound by the investment and other restrictions to which such Shareholder was subject;

       (iv) such Shareholder is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, has the capacity to protect such Shareholder's interests in connection with this Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Restricted Securities and in protecting such Shareholder's interests in connection with the investment and, in such Shareholder's judgment, has obtained sufficient information from Parent to evaluate the merits and risks of an investment in the Restricted Securities;

       (v) such Shareholder acknowledges that (A) it has conducted its own investigation and review of the business and affairs of Parent, (B) it has not relied on any representations or warranties of Parent concerning the business and affairs of Parent or an investment in the Subject Shares, (C) it has had the opportunity to ask questions of and receive information and answers from Parent concerning the terms and conditions of this Agreement, the Restricted Securities and other matters pertaining to an investment in the Restricted Securities, and
    (D) it has been given the opportunity to verify the information provided to it in order for such Shareholder to evaluate the merits and risks of an investment in the Restricted Securities, and all such questions have been answered and all such information has been provided to the full satisfaction of such Shareholder;

       (vi) such Shareholder further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by such Shareholder in this Agreement are made with the intent that they be relied upon by Parent in determining the suitability of such Shareholder as an investor in the Restricted Securities; and

       (vii) such Shareholder undertakes to notify Parent immediately of any change in any representation, warranty or other information relating to such Shareholder set forth herein.

   Section 3. Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as follows:

     (a) Organization; Authority; Execution and Delivery;
  Enforceability. Parent (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby and compliance by Parent with the provisions hereof have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Shareholder, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of
  (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of Parent, (ii) any Contract to which Parent is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     (b) Investment Representations of Parent. Parent represents, warrants, and covenants to the Shareholder as follows (except as contemplated by this Agreement and the Merger Agreement and the transactions contemplated thereby):

       (i) Parent does not now have, and as of any Closing will not have, any present plan or intention to sell, transfer, exchange, pledge or otherwise dispose of, or to effect any other transaction which would result in a reduction in the risk of ownership of, the Subject Shares;

       (ii) Parent understands that any sale of the Subject Shares hereunder is intended to be exempt from registration, and that no registration statement relating to the sale of the Subject Shares in connection with this Agreement has been or will be filed with the SEC or any state securities commission;

       (iii) Parent intends to acquire the Subject Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof;

       (iv) Parent agrees not to sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Subject Shares and/or any option, right or other interest with respect to the Subject Shares that Parent may acquire, unless: (A) counsel representing Parent, which counsel is reasonably satisfactory to the Company and the Company's legal counsel, shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and the Company's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition, and (B) all transferees (and other subsequent transferees) who receive the Subject Shares agree to be bound by the investment and other restrictions to which Parent was subject;

       (v) Parent is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, has the capacity to protect such Parent's interests in connection with this Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Subject Shares and in protecting Parent's interests in connection with the investment and, in Parent's judgment, has obtained sufficient information from the Company to evaluate the merits and risks of an investment in the Subject Shares;

       (vi) Parent acknowledges that (A) it has conducted its own investigation and review of the business and affairs of the Company,
    (B) it has not relied on any representations or warranties of the Company concerning the business and affairs of the Company or an investment in the Subject Shares, (C) it has had the opportunity to ask questions of and receive information and answers from the Company concerning the terms and conditions of this Agreement, the Subject Shares and other matters pertaining to an investment in the Subject Shares, and (D) it has been given the opportunity to verify the information provided to it in order for Parent to evaluate the merits and risks of an investment in the Subject Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of Parent;

       (vii) Parent further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by Parent in this Agreement are made with the intent that they be relied upon by such Shareholder and the Company in determining the suitability of Parent as an investor in the Subject Shares; and

       (viii) Parent undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Parent set forth herein.

   Section 4. Covenants of Each Shareholder. Each Shareholder covenants and agrees as follows:

     (a) At any meeting of the shareholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares of such Shareholder (owned of record or beneficially) in favor of, and shall consent in writing to (or cause to be consented in writing to), the approval of the Merger Agreement and the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

     (b) At any meeting of the shareholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares of such Shareholder (owned of record or beneficially) against, and shall not consent in writing to (and shall cause not to be consented in writing to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Company Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its shareholders (or any of them) would constitute a Company Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to deprive Parent of any material portion of the benefits anticipated by Parent to be received from the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

     (c) Other than pursuant to this Agreement, such Shareholder shall not
  (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares of such Shareholder or any interest therein, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares of such Shareholder, to or with any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares of such Shareholder, and shall not commit or agree to take any of the foregoing actions. Such Shareholder shall not, nor shall such Shareholder permit any entity under such Shareholder's control to, deposit any Subject Shares of such Shareholder in a voting trust.

     (d) Such Shareholder shall not, nor shall such Shareholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or partner of such Shareholder or any of its Subsidiaries or any Representative of such Shareholder or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action designed to facilitate, any Alternative Transaction or Frustrating Transaction, (ii) enter into any agreement with respect to any Alternative Transaction or Frustrating Transaction or (iii) except to the extent the Company shall have previously done so in accordance with Section 4.02(a) of the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Alternative Transaction or Frustrating Transaction.

     (e) Such Shareholder shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

     (f) Such Shareholder shall not, nor shall such Shareholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or partner of such Shareholder or any of its Subsidiaries or any Representative of such Shareholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the voting agreement dated the date hereof among Parent and certain shareholders of the Company (the "Voting Agreement"), the Merger or any of the other transactions contemplated by the Merger Agreement, the Voting Agreement or this Agreement, without the prior written consent of Parent, except as may be required by applicable law.

     (g) Notwithstanding anything to the contrary contained herein, nothing in this Section 4 shall prohibit any Shareholder from, in his capacity as an officer and/or director of the Company, taking any actions, on behalf of the Company, that the Company is permitted to take under Section 4.02 of the Merger Agreement.

   Section 5. Grant of Proxy; Appointment of Proxy. (a) Each Shareholder hereby agrees to, promptly upon Parent's request, grant to, and appoint, Parent and persons designated by the board of directors of Parent, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any office of Parent held by such individual, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all such Shareholder's Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares, (i) in favor of the approval of the Merger Agreement and the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement and
(ii) against any Alternative Transaction or any Frustrating Transaction.

     (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

     (c) Each Shareholder hereby affirms that the agreement to grant a proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement and that such agreement is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that any such proxy will be coupled with an interest and may under no circumstances be revoked unless and until this Agreement is terminated in accordance with Section 9 of this Agreement. Each Shareholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Each such proxy shall be executed in accordance with the provisions of Article 2.29 of the TBCA.

   Section 6. Further Assurances. Each Shareholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of proxies set forth in Section 5.

   Section 7. Certain Events. (a) Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and such Shareholder further agrees to take all actions necessary to effectuate the foregoing. Each Shareholder agrees that each certificate representing the Subject Shares of such Shareholder shall be inscribed with the legend required by Section 7(b). In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares listed on Schedule A hereto opposite the name of each Shareholder shall be adjusted appropriately. In the event of any change in the Company Common Stock or Parent Class A Common Stock by reason of stock dividends, stock splits, mergers (other than the Mergers), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 1(d) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by any Shareholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto opposite the name of such Shareholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Shareholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

     (b) Each Shareholder shall cause the certificated Subject Shares held by him to have a legend placed conspicuously on such certificate to the following effect:

     The shares of common stock evidenced by this certificate are subject to a Voting and Option Agreement dated October 2, 2000, entered into by the record owner of such shares and McLeodUSA Incorporated.

   For all uncertificated Subject Shares, each Shareholder shall request that the Company send notice of such voting agreement as required by Article 2.19(D) of the TBCA. Each Shareholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

   Section 8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its direct or indirect wholly owned Subsidiaries, provided that no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 8 shall be void. Subject to the preceding sentences of this
Section 8, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

   Section 9. Termination. Except as set forth below, this Agreement shall terminate at the time when the Option would otherwise expire under Section 1(c); provided, however, that the provisions of Sections 4(a), 4(b), 4(d), 4(e) and 5 shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement pursuant to this Section 9, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this Section 9 all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

   Section 10. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

     (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Merger Agreement (including the documents and instruments referred to herein) (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) are not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 5) any rights or remedies.

     (f) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws (except to the extent that the provisions of the TBCA shall be mandatorily applicable to this Agreement).

     (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   Section 11. Enforcement. The parties agree that irreparable damage would occur and that the parties will not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

   Section 12. Agent for Service of Process. Each Shareholder hereby appoints the Company, with offices on the date hereof as provided for in Section 8.02 of the Merger Agreement, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 11. Each Shareholder agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each Shareholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such Shareholder.

   Section 13. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

   IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Shareholder has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                          MCLEODUSA INCORPORATED,

                                                 /s/ Blake O. Fisher, Jr.
                                          By: _________________________________
                                          Name:
                                          Title:

                                          SHAREHOLDERS:

                                             /s/ Jere W. Thompson

                                          -------------------------------------
                                          Jere W. Thompson

                                          WILLIAMSBURG CORPORATION,

                                          By: /s/ Jere W. Thompson ____________
                                          Name:Jere W. Thompson
                                          Title:President

                                             /s/ Margaret D. Thompson

                                          -------------------------------------
                                          Margaret D. Thompson

                                             /s/ Jere W. Thompson, Jr.

                                          -------------------------------------
                                          Jere W. Thompson, Jr.

                                          GREENWAY HOLDINGS, LTD.,

                                          By: /s/ Jere W. Thompson, Jr. _______
                                          Name:Jere W. Thompson, Jr.
                                          Title:President

                                          CAPROCK SYSTEMS INC.,

                                          By: /s/ Jere W. Thompson, Jr. _______
                                          Name:Jere W. Thompson, Jr.
                                          Title:President

                                          SHAREHOLDERS:

                                             /s/ Mark Langdale

                                          -------------------------------------
                                          Mark Langdale

                                             /s/ Mark Langdale

                                          -------------------------------------
                                          Mark Langdale, as trustee for
                                          Mark Langdale 1999 Trust
                                          u/a/d April 12, 1999

                                             /s/ Mark Langdale

                                          -------------------------------------
                                          Mark Langdale, as trustee for
                                          Patricia Langdale 1999 Trust
                                          u/a/d April 12, 1999

                                          SHAREHOLDERS:

                                          CAPROCK INVESTORS,

                                          By: /s/ Jere W. Thompson, Jr. _______
                                          Name: Jere W. Thompson, Jr.
                                          Title: Managing Joint Venturer

                                          SHAREHOLDERS:

                                             /s/ Timothy W. Rogers

                                          -------------------------------------
                                          Timothy W. Rogers

                                                                      APPENDIX C

                                VOTING AGREEMENT

   VOTING AGREEMENT dated as of October 2, 2000 (this "Agreement"), among MCLEODUSA INCORPORATED, a Delaware corporation ("Parent"), and the parties listed on Schedule A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

   WHEREAS Parent, Cactus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CapRock Communications Corp., a Texas corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for, among other things, the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS each Shareholder owns (of record or beneficially) the number of shares of Company Common Stock set forth opposite such Shareholder's name on Schedule A hereto (such shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the Shareholders after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the "Subject Shares"); and

   WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Shareholder enter into this Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

   Section 1. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants to Parent as follows:

     (a) Organization; Authority; Execution and Delivery;
  Enforceability. Such Shareholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, if applicable, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby and compliance by such Shareholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of such Shareholder and no other corporate, company, partnership or other proceedings on the part of such Shareholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, is enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Shareholder, (ii) any Contract to which such Shareholder is a party or any of the properties or assets of such Shareholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to such Shareholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of any Shareholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or the compliance by such Shareholder with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of such Shareholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

     (b) The Subject Shares. Such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens except as set forth on Schedule A. As of the date hereof, other than as set forth on Schedule A hereto, such Shareholder does not own (of record or beneficially) any shares of capital stock of the Company, and no Shareholder owns (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Except as set forth on Schedule A, such Shareholder has the sole right to Transfer (as defined in Section 3(c)) and direct the voting of the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of such Subject Shares, except as set forth in Sections 3 and 4 of this Agreement.

   Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as follows: Parent (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby and compliance by Parent with the provisions hereof have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Shareholder, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of Parent, (ii) any Contract to which Parent is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
(B) judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with the provisions hereof, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

   Section 3. Covenants of Each Shareholder. Each Shareholder covenants and agrees as follows:

     (a) At any meeting of the shareholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares of such Shareholder (owned of record or beneficially) in favor of, and shall consent in writing to (or cause to be consented in writing to), the approval of the Merger Agreement and the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

     (b) At any meeting of the shareholders of the Company, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Shareholder shall vote (or cause to be voted) all the Subject Shares of such Shareholder (owned of record or beneficially) against, and shall not consent in writing to (and shall cause not to be consented in writing to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Company Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its shareholders (or any of them) would constitute a Company Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to deprive Parent of any material portion of the benefits anticipated by Parent to be received from the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions").

     (c) Other than pursuant to this Agreement, such Shareholder shall not
  (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares of such Shareholder or any interest therein, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares of such Shareholder, to or with any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares of such Shareholder, and shall not commit or agree to take any of the foregoing actions. Such Shareholder shall not, nor shall such Shareholder permit any entity under such Shareholder's control to, deposit any Subject Shares of such Shareholder in a voting trust.

     (d) Such Shareholder shall not, nor shall such Shareholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or partner of such Shareholder or any of its Subsidiaries or any Representative of such Shareholder or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action designed to facilitate, any Alternative Transaction or Frustrating Transaction, (ii) enter into any agreement with respect to any Alternative Transaction or Frustrating Transaction or (iii) except to the extent the Company shall have previously done so in accordance with Section 4.02(a) of the Merger Agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Alternative Transaction or Frustrating Transaction.

     (e) Such Shareholder shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

     (f) Such Shareholder shall not, nor shall such Shareholder permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or partner of such Shareholder or any of its Subsidiaries or any Representative of such Shareholder or any of its Subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the voting and option agreement dated the date hereof among Parent and certain shareholders of the Company (the "Voting and Option Agreement"), the Merger or any of the other transactions contemplated by the Merger Agreement, the Voting and Option Agreement or this Agreement, without the prior written consent of Parent, except as may be required by applicable law.

     (g) Notwithstanding anything to the contrary contained herein, nothing in this Section 3 shall prohibit any Shareholder from, in his capacity as an officer and/or director of the Company, taking any actions, on behalf of the Company, that the Company is permitted to take under Section 4.02 of the Merger Agreement.

   Section 4. Grant of Proxy; Appointment of Proxy. (a) Each Shareholder hereby agrees to, promptly upon Parent's request, grant to, and appoint, Parent and persons designated by the board of directors of Parent, in their respective capacities as designees of Parent, and any individual who shall hereafter succeed to any office of Parent held by such individual, and each of them individually, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all such Shareholder's Subject Shares (owned of record or beneficially), or grant a consent or approval in respect of such Subject Shares, (i) in favor of the approval of the Merger Agreement and the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement and
(ii) against any Alternative Transaction or any Frustrating Transaction.

     (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

     (c) Each Shareholder hereby affirms that the agreement to grant a proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement and that such agreement is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that any such proxy will be coupled with an interest and may under no circumstances be revoked unless and until this Agreement is terminated in accordance with Section 8 of this Agreement. Each Shareholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof. Each such proxy shall be executed in accordance with the provisions of Article 2.29 of the TBCA.

   Section 5. Further Assurances. Each Shareholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of proxies set forth in Section 4.

   Section 6. Certain Events. (a) Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and such Shareholder further agrees to take all actions necessary to effectuate the foregoing. Each Shareholder agrees that each certificate representing the Subject Shares of such Shareholder shall be inscribed with the legend required by Section 6(b). In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares listed on Schedule A hereto opposite the name of each Shareholder shall be adjusted appropriately. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by any Shareholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto opposite the name of such Shareholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by any Shareholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

     (b) Each Shareholder shall cause the certificated Subject Shares held by him to have a legend placed conspicuously on such certificate to the following effect:

       The shares of common stock evidenced by this certificate are subject to a Voting Agreement dated October 2, 2000 entered into by the record owner of such shares and McLeodUSA Incorporated.

   For all uncertificated Subject Shares each Shareholder shall request that the Company send notice of such voting agreement as required by Article 2.19(D) of the TBCA. Each Shareholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

   Section 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of its direct or indirect wholly owned Subsidiaries, provided that no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this
Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

   Section 8. Termination. Except as set forth below, this Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement pursuant to this Section 8, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this
Section 8 all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

   Section 9. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

     (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Shareholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

     (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Merger Agreement (including the documents and instruments referred to herein) (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) are not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

     (f) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws (except to the extent that the provisions of the TBCA shall be mandatorily applicable to this Agreement).

     (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   Section 10. Enforcement. The parties agree that irreparable damage would occur and that the parties will not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

   Section 11. Agent for Service of Process. Each Shareholder hereby appoints the Company, with offices on the date hereof as provided for in Section 8.02 of the Merger Agreement, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 10. Each Shareholder agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Each Shareholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon such Shareholder.

   Section 12. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

   IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Shareholder has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                          MCLEODUSA INCORPORATED,

                                                 /s/ Blake O. Fisher, Jr.
                                          By: _________________________________
                                            Name:
                                            Title:

                                          SHAREHOLDERS:

                                             /s/ Timothy M. Terrell
                                          -------------------------------

                                          Timothy M. Terrell

                                                                      APPENDIX D

[Salomon Smith Barney Letterhead]

October 2, 2000

The Board of Directors
CapRock Communications Corp.
15601 Dallas Parkway, Suite 700
Dallas, Texas 75248

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of CapRock Communications Corp. ("CapRock") of the Exchange Ratio (defined below) set forth in the Agreement and Plan of Merger, dated as of October 2, 2000 (the "Merger Agreement"), among McLeodUSA Incorporated ("McLeodUSA"), Cactus Acquisition Corp., a wholly owned subsidiary of McLeodUSA ("Sub"), and CapRock. As more fully described in the Merger Agreement, Sub will be merged with and into CapRock (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of CapRock ("CapRock Common Stock") (other than shares owned by CapRock, Sub or McLeodUSA) will be converted into the right to receive 0.3876 of a share (the "Exchange Ratio") of the Class A common stock, par value $0.01 per share, of McLeodUSA (the "McLeodUSA Common Stock").

   In arriving at our opinion, we reviewed drafts of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of CapRock and certain senior officers and other representatives and advisors of McLeodUSA concerning the businesses, operations and prospects of CapRock and McLeodUSA, respectively. We examined certain publicly available business and financial information relating to CapRock and McLeodUSA as well as certain financial forecasts and other information and data for CapRock and McLeodUSA which were provided to or otherwise discussed with us by the managements of CapRock and McLeodUSA, respectively, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of CapRock Common Stock and McLeodUSA Common Stock; the historical and projected earnings and other operating data of CapRock and McLeodUSA; and the capitalization and financial condition of CapRock and McLeodUSA. In this regard, we have also considered, in light of the capital resources available to CapRock, CapRock's current cash requirements for working capital, including for short-term obligations to suppliers, and its other near-term liquidity needs. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of CapRock and McLeodUSA. We also evaluated the pro forma financial impact of the Merger on McLeodUSA. In connection with our engagement, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of all or a part of CapRock or in providing financing to CapRock. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of CapRock and McLeodUSA that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of CapRock and McLeodUSA as to the future financial performance of CapRock and McLeodUSA, respectively, and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Merger Agreement and the other agreements entered into in connection therewith, and will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory or third party approvals for the Merger, no limitations, restrictions or conditions will be imposed that would have an adverse effect on CapRock or McLeodUSA or the contemplated benefits to CapRock of the Merger. Our opinion, as set forth herein, relates to the relative values of CapRock and McLeodUSA. We are not expressing any opinion as to what the value of McLeodUSA Common Stock actually will be when issued pursuant to the Merger or the price at which McLeodUSA Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CapRock or McLeodUSA or of the solvency of either entity, nor have we made any physical inspection of the properties or assets of CapRock or McLeodUSA. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for CapRock or the effect of any other transaction in which CapRock might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Salomon Smith Barney Inc. has acted as financial advisor to CapRock in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We have in the past provided investment banking services to CapRock and McLeodUSA, respectively, unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of CapRock and McLeodUSA for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain other business relationships with CapRock, McLeodUSA and their respective affiliates.

   Our advisory services and the opinion expressed herein are provided solely for the information of the Board of Directors of CapRock in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of CapRock Common Stock (other than McLeodUSA and its affiliates).


                                          Very truly yours,

                                          /s/ Salomon Smith Barney Inc.

                                          SALOMON SMITH BARNEY INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for
(1) any breach of the director's duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits


    Exhibit
    -------                              Exhibit Description
    Number                               -------------------
    ------

      2.1 Agreement and Plan of Merger by and among McLeodUSA, Cactus Acquisition Corp. and Caprock Communications Corp., dated as of October 2, 2000 (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).

      3.1 Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-3112 (the "Initial Form S-1") and incorporated herein by reference).

      3.2 Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the "November 1996 Form S-1"), and incorporated herein by reference).

      3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).

      3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on May 15, 2000 (the "May 2000 Form 10-Q"), and incorporated herein by reference).

      3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on August 14, 2000 (the "August 2000 Form 10-Q"), and incorporated herein by reference).

      3.6 Certificate of Change of Registered Agent and Registered Office of McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-K") and incorporated herein by reference).

      3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit
                 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

      3.8 Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration Statement on Form S-4, File No. 333-95941, filed with the SEC on February 1, 2000 (the "February 2000 Form S-4"), and incorporated herein by reference).

      3.9 Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February 2000 Form S-4 and incorporated herein by reference).

      4.1        Form of Class A Common Stock Certificate of McLeodUSA (filed as
                 Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).

      4.2 Indenture dated March 4, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Discount Notes Due 2007 of McLeodUSA (filed as
                 Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

      4.3 Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).

      4.4 Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA, (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

      4.5 Investor Agreement dated as of April 1, 1996 among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).

      4.6 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod (filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

      4.7 Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

      4.8 Indenture dated as of July 21, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA (filed as
                 Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

      4.9 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

     4.10 Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard
                 A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule 1 thereto (filed as Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).

     4.11 Amendment No. 1 to Stockholders' Agreement dated as of September 19, 1997 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark
                 E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on November 14, 1997 and incorporated herein by reference).

     4.12 Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

     4.13 Indenture dated as of March 16, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA (filed as
                 Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-52793 (the "May 1998 Form S-4"), and incorporated herein by reference).

     4.14 Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.13).

     4.15 Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

     4.16 Indenture dated as of October 30, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA (filed as
                 Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-69621 (the "December 1998 Form S-4"), and incorporated herein by reference).

     4.17 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.16).

     4.18 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (filed as Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

     4.19 Indenture dated as of February 22, 1999 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA (filed as
                 Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

     4.20 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.19).

     4.21        Form of 6.75% Series A preferred stock certificate (filed as
                 Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

     4.22        Form of Series B preferred stock certificate (filed as Exhibit
                 4.22 to the February 2000 Form S-4 and incorporated herein by reference).

     4.23        Form of Series C preferred stock certificate (filed as Exhibit
                 4.23 to the February 2000 Form S-4 and incorporated herein by reference).

     4.24 Second Amended and Restated November 1998 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.24 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 30, 2000 (the "1999 Form 10-K") and incorporated herein by reference).

     4.25 Second Amended and Restated January 1999 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.25 to the 1999 Form 10-K and incorporated herein by reference).

     4.26 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit
                 4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.27 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.27 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.28 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.29 Amendment No. 1 to Third Amended and Restated November 1998 Stockholders' Agreement, dated as of July 7, 2000 (filed as
                 Exhibit 4.29 to the Registration Statement on Form S-4, File No. 333-48248, filed with the SEC on October 19, 2000 (the "October 2000 Form S-4") and incorporated herein by reference).

     4.30 Amendment No. 1 to Third Amended and Restated January 1999 Stockholders' Agreement, dated as of July 7, 2000 (filed as
                 Exhibit 4.30 to the October 2000 Form S-4 and incorporated herein by reference).

     4.31 Amended and Restated Stockholders' Agreement dated as of August 10, 2000, by and among McLeodUSA Incorporated, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.31 to the October 2000 Form S-4 and incorporated herein by reference).

     4.32 Warrant Agreement dated as of July 29, 1998 by and between Harris Trust Company of New York (formerly Bank of Montreal Trust Company) and Splitrock Services, Inc. (filed as Exhibit
                 10.12 to the Registration Statement on Form S-4 of Splitrock Services, Inc., File No. 333-61293, filed with the SEC on August 12, 1998 and incorporated herein by reference).

     4.33 Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on July 16, 1999 and incorporated herein by reference).

     4.34 First Supplemental Warrant Agreement by and between Splitrock Services, Inc. and Harris Trust Company of New York, dated as of February 24, 2000 (filed as Exhibit 4.11 to Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on March 13, 2000 and incorporated herein by reference).

     4.35 Second Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc. and Harris Trust Company of New York, dated as of March 30, 2000 (filed as
                 Exhibit 4.37 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.36 Third Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris Trust Company of New York, dated as of March 30, 2000 (filed as
                 Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.37 Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

     4.38 Form of Promissory Note under the Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as Exhibit 4.40 to the August 2000 Form 10-Q and incorporated herein by reference).

     4.39 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 12% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.43 to the October 2000 Form S-4 and incorporated herein by reference).

     4.40 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 11 1/2% Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.44 to the October 2000 Form S-4 and incorporated herein by reference).

     *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

     *8.1 Opinion of Munsch Hardt Kopf & Harr, P.C. regarding tax matters.

     23.1        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

    *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.

    *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.

     23.4        Consent of Munsch Hardt Kopf & Harr, P.C. (included in Exhibit
                 8.1).

    *23.5        Consent of KPMG LLP regarding CapRock Communications Corp.

    *23.6        Consent of Salomon Smith Barney Inc.

     24.1        Power of attorney (included on signature page).

    *99.1 Form of Proxy for Special Meeting of Stockholders of CapRock Communications Corp.

     99.2 Voting and Option Agreement between McLeodUSA and various stockholders of CapRock Communications Corp. (included as Appendix B to the proxy statement/prospectus included in this Registration Statement).

     99.3 Voting Agreement between McLeodUSA and a stockholder of CapRock Communications Corp. (included as Appendix C to the proxy statement/prospectus included in this Registration Statement).

    *99.4 Voting Agreement between Jere W. Thompson, Jr. and various stockholders of CapRock Communications Corp.


__________________
* Filed herewith.

(b) Financial Statement Schedules.

     The following financial statement schedule was filed with the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-20763), filed with the SEC on March 30, 2000, and is incorporated herein by reference:

          Schedule II--Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.


Item 22.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

  The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 20/th/ day of October, 2000.

                                    McLEODUSA INCORPORATED


                                    By:  /s/ Clark E. McLeod
                                         -------------------
                                         Clark E. McLeod
                                         Chairman and Chief
                                         Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod and Stephen C. Gray, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 20/th/ day of October, 2000.


Signature                                Title
---------                                ------


/s/ Clark E. McLeod                      Chairman, Chief Executive Officer and
---------------------------
                                         Director
Clark E. McLeod                          (Principal Executive Officer)



___________________________              Vice Chairman and Director
Richard A. Lumpkin



/s/ Stephen C. Gray                      President, Chief Operating Officer and
------------------------------
Stephen C. Gray                          Director

/s/ Roy A. Wilkens                        Chief Technology Officer, President
---------------------------------
Roy A. Wilkens                            and Chief Executive Officer of Network
                                          and Data Services operations, and
                                          Director



/s/ J. Lyle Patrick                       Group Vice President--Finance and
---------------------------------         Accounting and Chief Financial and
J. Lyle Patrick
                                          Accounting Officer (Principal
                                          Financial Officer and Principal
                                          Accounting Officer)



/s/ Anne K. Bingaman                      Director
---------------------------------
Anne K. Bingaman



/s/ Erskine B. Bowles                     Director
---------------------------------
Erskine B. Bowles



/s/ Peter H.O. Claudy                     Director
---------------------------------
Peter H.O. Claudy



/s/ Thomas M. Collins                     Director
---------------------------------
Thomas M. Collins



/s/ Robert J. Currey                      Director
---------------------------------
Robert J. Currey



/s/ Theodore J. Forstmann                 Director
---------------------------------
Theodore J. Forstmann



/s/ Daniel R. Hesse                       Director
---------------------------------
Daniel R. Hesse



/s/ James E. Hoffman                      Director
---------------------------------
James E. Hoffman



_________________________________         Director
Paul D. Rhines

                               INDEX TO EXHIBITS

Exhibit
-------                                 Exhibit Description
Number                                  -------------------
------

  2.1 Agreement and Plan of Merger by and among McLeodUSA, Cactus Acquisition Corp. and Caprock Communications Corp., dated as of October 2, 2000 (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).

  3.1 Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-3112 (the "Initial Form S-1") and incorporated herein by reference).

  3.2 Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the "November 1996 Form S-1"), and incorporated herein by reference).

  3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).

  3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on May 15, 2000 (the "May 2000 Form 10-Q"), and incorporated herein by reference).

  3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on August 14, 2000 (the "August 2000 Form 10-Q"), and incorporated herein by reference).

  3.6 Certificate of Change of Registered Agent and Registered Office of McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-K") and incorporated herein by reference).

  3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit
               3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

  3.8 Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration Statement on Form S-4, File No. 333-95941, filed with the SEC on February 1, 2000 (the "February 2000 Form S-4"), and incorporated herein by reference).

  3.9 Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February 2000 Form S-4 and incorporated herein by reference).

  4.1          Form of Class A Common Stock Certificate of McLeodUSA (filed as
               Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).

     4.2 Indenture dated March 4, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Discount Notes Due 2007 of McLeodUSA (filed as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

     4.3 Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).

     4.4 Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA, (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

     4.5 Investor Agreement dated as of April 1, 1996 among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).

     4.6 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod (filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

     4.7 Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

     4.8 Indenture dated as of July 21, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

     4.9 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

     4.10 Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule 1 thereto (filed as Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).

     4.11 Amendment No. 1 to Stockholders' Agreement dated as of September 19, 1997 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary
               E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in
               Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on November 14, 1997 and incorporated herein by reference).

     4.12 Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

     4.13 Indenture dated as of March 16, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA (filed as
                 Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-52793 (the "May 1998 Form S-4"), and incorporated herein by reference).

     4.14 Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.13).

     4.15 Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

     4.16 Indenture dated as of October 30, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA (filed as
                 Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-69621 (the "December 1998 Form S-4"), and incorporated herein by reference).

     4.17 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.16).

     4.18 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (filed as Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

     4.19 Indenture dated as of February 22, 1999 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA (filed as
                 Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

     4.20 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.19).

     4.21        Form of 6.75% Series A preferred stock certificate (filed as
                 Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

     4.22        Form of Series B preferred stock certificate (filed as Exhibit
                 4.22 to the February 2000 Form S-4 and incorporated herein by reference).

     4.23        Form of Series C preferred stock certificate (filed as Exhibit
                 4.23 to the February 2000 Form S-4 and incorporated herein by reference).

     4.24 Second Amended and Restated November 1998 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.24 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 30, 2000 (the "1999 Form 10-K") and incorporated herein by reference).

     4.25 Second Amended and Restated January 1999 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.25 to the 1999 Form 10-K and incorporated herein by reference).

     4.26 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit
                 4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.27 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.27 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.28 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.29 Amendment No. 1 to Third Amended and Restated November 1998 Stockholders' Agreement, dated as of July 7, 2000 (filed as
                 Exhibit 4.29 to the Registration Statement on Form S-4, File No. 333-48248, filed with the SEC on October 19, 2000 (the "October 2000 Form S-4") and incorporated herein by reference).

     4.30 Amendment No. 1 to Third Amended and Restated January 1999 Stockholders' Agreement, dated as of July 7, 2000 (filed as
                 Exhibit 4.30 to the October 2000 Form S-4 and incorporated herein by reference).

     4.31 Amended and Restated Stockholders' Agreement dated as of August 10, 2000, by and among McLeodUSA Incorporated, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.31 to the October 2000 Form S-4 and incorporated herein by reference).

     4.32 Warrant Agreement dated as of July 29, 1998 by and between Harris Trust Company of New York (formerly Bank of Montreal Trust Company) and Splitrock Services, Inc. (filed as Exhibit
                 10.12 to the Registration Statement on Form S-4 of Splitrock Services, Inc., File No. 333-61293, filed with the SEC on August 12, 1998 and incorporated herein by reference).

     4.33 Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on July 16, 1999 and incorporated herein by reference).

     4.34 First Supplemental Warrant Agreement by and between Splitrock Services, Inc. and Harris Trust Company of New York, dated as of February 24, 2000 (filed as Exhibit 4.11 to Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on March 13, 2000 and incorporated herein by reference).

     4.35 Second Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc. and Harris Trust Company of New York, dated as of March 30, 2000 (filed as
                 Exhibit 4.37 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.36 Third Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris Trust Company of New York, dated as of March 30, 2000 (filed as
                 Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

     4.37 Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

     4.38 Form of Promissory Note under the Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as Exhibit 4.40 to the August 2000 Form 10-Q and incorporated herein by reference).

     4.39 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 12% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.43 to the October 2000 Form S-4 and incorporated herein by reference).

     4.40 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 11 1/2% Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.44 to the October 2000 Form S-4 and incorporated herein by reference).

     *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

     *8.1 Opinion of Munsch Hardt Kopf & Harr, P.C. regarding tax matters.

     23.1        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

     *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.

     *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.

     23.4        Consent of Munsch Hardt Kopf & Harr, P.C. (included in Exhibit
                 8.1).

     *23.5       Consent of KPMG LLP regarding CapRock Communications Corp.

     *23.6       Consent of Salomon Smith Barney Inc.

     24.1        Power of attorney (included on signature page).

     *99.1 Form of Proxy for Special Meeting of Stockholders of CapRock Communications Corp.

     99.2 Voting and Option Agreement between McLeodUSA and various stockholders of CapRock Communications Corp. (included as Appendix B to the proxy statement/prospectus included in this Registration Statement).

     99.3 Voting Agreement between McLeodUSA and a stockholder of CapRock Communications Corp. (included as Appendix C to the proxy statement/prospectus included in this Registration Statement).

     *99.4 Voting Agreement between Jere W. Thompson, Jr. and various stockholders of CapRock Communications Corp.

__________________
*Filed herewith.